NATIONAL-OILWELL, INC. FORM 10-Q FILED NOVEMBER 12, 2002
                                                                    EXHIBIT 10.2

                                CREDIT AGREEMENT

                            DATED AS OF JULY 30, 2002

                                      AMONG

                             NATIONAL-OILWELL, L.P.,
                                AS U.S. BORROWER,

          NATIONAL-OILWELL CANADA LTD. AND DRECO ENERGY SERVICES LTD.,
                             AS CANADIAN BORROWERS,

                     NATIONAL OILWELL NORWAY HOLDINGS, A.S.,
                             AS NORWEGIAN BORROWER,

                  WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION,
               AS U.S. ADMINISTRATIVE AGENT AND AS A U.S. LENDER,

                            THE BANK OF NOVA SCOTIA,

      AS CANADIAN ADMINISTRATIVE AGENT, AS A U.S. LENDER AND AS A CANADIAN
                                     LENDER,

                               DEN NORSKE BANK ASA

          AS NORWEGIAN ADMINISTRATIVE AGENT, AS A U.S. LENDER AND AS A
                                NORWEGIAN LENDER,

                       THE OTHER LENDERS NOW OR HEREAFTER
                                 PARTIES HERETO

                              COMERICA BANK-TEXAS,
                  AS A DOCUMENTATION AGENT AND AS A U.S. LENDER
                              THE BANK OF NEW YORK,
                  AS A DOCUMENTATION AGENT AND AS A U.S. LENDER
                                       AND
                  WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION,
                      AS LEAD ARRANGER AND SOLE BOOK RUNNER

                       (US$135,000,000 U.S. LOAN FACILITY,

                      US$20,000,000 CANADIAN LOAN FACILITY

                                       AND

                     US$20,000,000 NORWEGIAN LOAN FACILITY)

                                       32
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
ARTICLE I         Definitions..................................................................................   1
         Section 1.1  Certain Defined Terms....................................................................   1
         Section 1.2  Miscellaneous............................................................................  26
         Section 1.3  Computation of Time Periods..............................................................  26
         Section 1.4  Accounting Terms; Changes in GAAP........................................................  26
         Section 1.5  References to Agreements and Laws........................................................  26

ARTICLE II        Commitments; Loans; BA's and Letters of Credit...............................................  26
         Section 2.1  Loans and BA's...........................................................................  26
         Section 2.2  U.S. Swing Line Borrowings...............................................................  29
         Section 2.3  Letters of Credit........................................................................  30
         Section 2.4  Certain Provisions Relating to Bankers' Acceptances......................................  37
         Section 2.5  Terminations, Reductions or Reallocations of Commitments.................................  40
         Section 2.6  Utilization Fees.........................................................................  42
         Section 2.7  Facility Fees............................................................................  42
         Section 2.8  Several Obligations......................................................................  43
         Section 2.9  Evidence of Debt.........................................................................  43
         Section 2.10  Use of Proceeds.........................................................................  45
         Section 2.11  Currency Fluctuations...................................................................  45
         Section 2.12  Increase of Commitment..................................................................  46
         Section 2.13  Extension of Maturity Date..............................................................  47

ARTICLE III       Borrowings, Prepayments and Interest Options.................................................  48
         Section 3.1  Borrowings...............................................................................  48
         Section 3.2  Prepayments..............................................................................  49
         Section 3.3  Interest; Etc............................................................................  50

ARTICLE IV        Payments; Pro Rata Treatment; Computations, Etc..............................................  55
         Section 4.1  Payments; Tax Forms......................................................................  55
         Section 4.2  Pro Rata Treatment.......................................................................  58
         Section 4.3  Certain Actions, Notices, Etc............................................................  58
         Section 4.4  Non-Receipt of Funds by Any Administrative Agent.........................................  59
         Section 4.5  Sharing of Payments, Etc.................................................................  59
         Section 4.6  Replacement of Lenders...................................................................  60

ARTICLE V         Conditions Precedent.........................................................................  60
         Section 5.1  Initial Loans, Letters of Credit and Bankers' Acceptances................................  60
         Section 5.2  All Loans, Letters of Credit and Bankers' Acceptances....................................  62

ARTICLE VI        Representations and Warranties...............................................................  62
         Section 6.1  Organization.............................................................................  63
         Section 6.2  Financial Statements.....................................................................  63
         Section 6.3  Enforceable Obligations; Authorization...................................................  63
         Section 6.4  Other Debt...............................................................................  64
         Section 6.5  Litigation...............................................................................  64

                                       (i)

         Section 6.6  Taxes....................................................................................  64
         Section 6.7  Regulations T, U and X...................................................................  64
         Section 6.8  Subsidiaries.............................................................................  64
         Section 6.9  No Untrue or Misleading Statements.......................................................  64
         Section 6.10  ERISA...................................................................................  64
         Section 6.11  Investment Company Act..................................................................  65
         Section 6.12  Public Utility Holding Company Act......................................................  65
         Section 6.13  Compliance..............................................................................  65
         Section 6.14  Environmental Matters...................................................................  65

ARTICLE VII       Affirmative Covenants........................................................................  65
         Section 7.1  Section 7.1 Taxes, Existence, Regulations, Property, Etc.................................  66
         Section 7.2  Financial Statements and Information.....................................................  66
         Section 7.3  Inspection...............................................................................  67
         Section 7.4  Further Assurances.......................................................................  67
         Section 7.5  Books and Records........................................................................  67
         Section 7.6  Insurance................................................................................  67
         Section 7.7  Notice of Certain Matters................................................................  67
         Section 7.8  Capital Adequacy.........................................................................  68
         Section 7.9  ERISA Information and Compliance.........................................................  68
         Section 7.10  Conduct of Business.....................................................................  69
         Section 7.11  Use of Proceeds.........................................................................  69
         Section 7.12  Pari Passu..............................................................................  70

ARTICLE VIII      Negative Covenants...........................................................................  70
         Section 8.1  Borrowed Money Indebtedness..............................................................  70
         Section 8.2  Liens....................................................................................  71
         Section 8.3  Contingent Liabilities...................................................................  71
         Section 8.4  Mergers, Consolidations and Dispositions of Assets.......................................  72
         Section 8.5  Redemption, Dividends and Distributions..................................................  72
         Section 8.6  Transactions with Related Parties........................................................  72
         Section 8.7  Loans and Investments....................................................................  73
         Section 8.8  Organizational Documents, etc............................................................  73
         Section 8.9  Unfunded Liabilities.....................................................................  73
         Section 8.10  Subordinated Indebtedness...............................................................  73
         Section 8.11  No Burdensome Agreements; Prohibitions of Liens
                  or Subsidiary Dividends......................................................................  73
         Section 8.12  Other Agreements........................................................................  73
         Section 8.13  Nature of Business......................................................................  73
         Section 8.14  Capital Expenditures....................................................................  73
         Section 8.15  Maximum Leverage Ratio..................................................................  74
         Section 8.16  Minimum Interest Charge Coverage Ratio..................................................  74

ARTICLE IX        Defaults.....................................................................................  74
         Section 9.1  Events of Default........................................................................  74
         Section 9.2  Right of Setoff..........................................................................  76

                                       (ii)

         Section 9.3  Collateral Account.......................................................................  77
         Section 9.4  Preservation of Security for Unmatured Obligations.......................................  78
         Section 9.5  Currency Conversion After Maturity.......................................................  78
         Section 9.6  Remedies Cumulative......................................................................  78

ARTICLE X         Administrative Agents........................................................................  79
         Section 10.1  Appointment, Powers and Immunities......................................................  79
         Section 10.2  Reliance................................................................................  80
         Section 10.3  Defaults................................................................................  81
         Section 10.4  Material Written Notices................................................................  81
         Section 10.5  Rights as a Lender......................................................................  81
         Section 10.6  Indemnification.........................................................................  81
         Section 10.7  Non-Reliance on Administrative Agents and Other Lenders.................................  82
         Section 10.8  Failure to Act..........................................................................  82
         Section 10.9  Resignation or Removal of Administrative Agent..........................................  82
         Section 10.10  No Partnership.........................................................................  84

ARTICLE XI        Miscellaneous................................................................................  84
         Section 11.1  Waiver..................................................................................  84
         Section 11.2  Notices.................................................................................  84
         Section 11.3  Expenses, Etc...........................................................................  85
         Section 11.4  Indemnification.........................................................................  85
         Section 11.5  Amendments, Etc.........................................................................  86
         Section 11.6  Successors and Assigns..................................................................  87
         Section 11.7  Limitation of Interest..................................................................  89
         Section 11.8  Survival................................................................................  90
         Section 11.9  Captions................................................................................  90
         Section 11.10  Counterparts...........................................................................  90
         Section 11.11  Venue; Governing Law...................................................................  90
         Section 11.12  Severability...........................................................................  91
         Section 11.13  Interest Act (Canada)..................................................................  92
         Section 11.14  Judgment Currency......................................................................  92
         Section 11.15  Conflicts Between This Agreement and the Other Loan Documents..........................  92
         Section 11.16  Limitation on Charges; Substitute Lenders; Non-Discrimination..........................  92
         Section 11.17  Multiple Persons Comprising Canadian Borrower..........................................  93
         Section 11.18  Confidentiality........................................................................  93
         Section 11.19  Waiver of Right to Trial by Jury.......................................................  94

                                       (iii)

EXHIBITS

A-1 -- Request for Extension of Credit (U.S. Borrower)

A-2 -- Request for Extension of Credit (Canadian Borrowers)

A-3 -- Request for Extension of Credit (Norwegian Borrower)

B -- Rate Designation Notice

C -- Canadian Note

D -- U.S. Note

E -- Norwegian Note

F -- U.S. Swing Line Note

G -- Assignment and Acceptance

H -- Compliance Certificate

I -- Bankers' Acceptance Notice

J -- Canadian Dollar Note

K -- Existing Borrowed Money Indebtedness

L -- Norwegian Krone Note

M -- Form of Commitment Increase (Increasing Lender)

N -- Form of Commitment Increase (Additional Lender)

O -- Outstanding U.S., Canadian and Norwegian Letters of Credit

SCHEDULES

Schedule 6.8  Subsidiaries

                                       (i)

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT (this "Agreement") is made and entered into as of July 30, 2002 (the "Effective Date"), by and among NATIONAL-OILWELL, L.P., a Delaware limited partnership ("U.S. Borrower"); NATIONAL-OILWELL CANADA LTD., an Alberta corporation ("NOCL" or a "Canadian Borrower"); DRECO ENERGY SERVICES LTD., an Alberta corporation ("DESL" or a "Canadian Borrower" and, collectively with NOCL, "Canadian Borrowers"); NATIONAL OILWELL NORWAY HOLDINGS, A.S., a Norwegian corporation ("Norwegian Borrower"), each of the lenders which is or may from time to time become a party hereto (individually, a "Lender" and, collectively, the "Lenders", which terms shall include U.S. Lenders, Canadian Lenders and Norwegian Lenders); WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION ("Wells Fargo"), a national banking association, as administrative agent for the U.S. Lenders (in such capacity, together with its successors in such capacity, the "U.S. Administrative Agent"), THE BANK OF NOVA SCOTIA, as administrative agent for the Canadian Lenders (in such capacity, together with its successors in such capacity, the "Canadian Administrative Agent"), DEN NORSKE BANK ASA, as administrative agent for the Norwegian Lenders (in such capacity, together with its successors in such capacity, the "Norwegian Administrative Agent"), THE BANK OF NEW YORK, as a Documentation Agent and a U.S. Lender and COMERICA BANK-TEXAS, as a Documentation Agent and a U.S. Lender.

         The parties hereto agree as follows:

DEFINITIONS

CERTAIN DEFINED TERMS.

         Unless a particular term, word or phrase is otherwise defined or the context otherwise requires, capitalized terms, words and phrases used herein or in the Loan Documents (as hereinafter defined) have the following meanings (all definitions that are defined in this Agreement in the singular have the same meanings when used in the plural and vice versa):

         "Acceptance Fee" means the fee payable in Canadian Dollars to each Canadian Lender in respect of the Bankers' Acceptances accepted by such Canadian Lender computed in accordance with Section 2.4(c).

         "Accounts" has the meaning assigned to it in the Uniform Commercial Code enacted in the State of Texas in force on the Effective Date.

         "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Parent or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger, consolidation or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of related transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding ownership interests of a partnership or limited liability company.

         "Additional Interest" means the aggregate of all amounts accrued or paid pursuant to the Notes or any of the other Loan Documents (other than interest on the Notes at the Stated Rate and any Acceptance Fee) which, under applicable laws, are or may be deemed to constitute interest on the indebtedness evidenced by the Notes or the other Obligations.

         "Additional Lender" has the meaning set forth in Section 2.12.

         "Adjusted EBITDA" means, with reference to any period, without duplication, Consolidated EBITDA for such period plus the EBITDA associated with any entity or assets acquired in an Acquisition, as determined in accordance with the financial performance of such acquired entity or assets for such period.

         "Administrative Agents" means U.S. Administrative Agent, Canadian Administrative Agent, and Norwegian Administrative Agent, collectively.

         "Affiliate" means any Person controlling, controlled by or under common control with any other Person. For purposes of this definition, "control" (including "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.

         "Aggregate Commitments" means the sum of the U.S. Commitment, Canadian Commitment and Norwegian Commitment.

         "Agreement" means this Credit Agreement, as it may from time to time be amended, modified, restated or supplemented.

         "Annual Financial Statements" means the annual financial statements of the Parent.

         "Applicable BA Discount Rate" means, as applicable to a Bankers' Acceptance being purchased by any Canadian Lender on any day, the percentage discount rate (expressed to two decimal places and rounded upward, if necessary, to the nearest 1/100th of 1%) quoted by the Canadian Administrative Agent as that at which the Canadian Administrative Agent would, in accordance with normal practice, at or about 12:00 noon (Calgary, Alberta time), on such day, be prepared to purchase Bankers' Acceptances in an amount and having a maturity date comparable to the amount and maturity date of such Bankers' Acceptances.

         "Applicable Canadian Pension Legislation" means, at any time, any pension legislation then applicable to Canadian Borrowers, including the Pension Benefits Act (Ontario), including all regulations made thereunder, and all rules, regulations, rulings and interpretations made or issued by any Governmental Authority having or asserting jurisdiction in respect thereof.

         "Applications" means all applications and agreements for Letters of Credit, or similar instruments or agreements, in the relevant Issuing Bank's customary form (modified, to the extent necessary to avoid being inconsistent with this Agreement), now or hereafter executed by any Person in connection with any Letter of Credit now or hereafter issued or to be issued under the terms hereof at the request of any Person.

         "Assignment and Acceptance" has the meaning ascribed to such term in
Section 11.6 hereof.

         "Availability Period" means, for each Lender, the period from and including the Effective Date to the Termination Date.

         "BA Discount Proceeds" means, in respect of any Bankers' Acceptance being purchased by a Canadian Lender on any day under Section 2.4, an amount (rounded to the nearest whole Canadian cent, and with one-half of one Canadian cent being rounded up) calculated on such day by multiplying:

The face amount of such Bankers' Acceptance; by

THE QUOTIENT EQUAL TO ONE DIVIDED BY THE SUM OF ONE PLUS THE PRODUCT OF: the Applicable BA Discount Rate (expressed as a decimal) applicable to such Bankers' Acceptance; and a fraction, the numerator of which is the number of days remaining in the term of such Bankers' Acceptance and the denominator of which is 365; with such quotient being rounded up or down to the nearest fifth decimal place and ..000005 being rounded up.
         "Bankers' Acceptance" or "BA" means a bill of exchange denominated in Canadian Dollars drawn by a Canadian Borrower on and accepted by a Canadian Lender pursuant to Section 2.4 hereof.

         "Bankers' Acceptance Liabilities" means, at any time and in respect of any Bankers' Acceptance, the face amount thereof if still outstanding and unpaid or, following maturity and payment thereof, the aggregate unpaid amount of all Reimbursement Obligations at that time due and payable in respect of the payment of such Bankers' Acceptance upon maturity. Bankers' Acceptance Notice has the meaning specified in Section 2.4(a).

         "Bankruptcy Code" means (i) the United States Bankruptcy Code, (ii) the Bankruptcy and Insolvency Act (Canada), (iii) the Companies' Creditors Arrangement Act (Canada), as the same may be amended and together with any successor statutes and (iv) Norwegian Bankruptcy Code.

         "Base Rate" means, for any Lender and for any day, a rate per annum equal to the lesser of (a) the greater of (1) the applicable Prime Rate for that day and (2) the Federal Funds Rate for that day plus 1/2 of 1% or (b) the Ceiling Rate. If for any reason any applicable Administrative Agent shall have determined (which determination shall be conclusive and binding, absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, the Base Rate shall, until the circumstances giving rise to such inability no longer exist, be the lesser of (a) the applicable Prime Rate from time to time in effect or (b) the Ceiling Rate.

         "Base Rate Borrowing" means that portion of the principal balance of the Loans at any time bearing interest at the Base Rate.

         "Borrowed Money Indebtedness" means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than obligations excluded in clause (iv) of this definition), (iv) all obligations of such Person issued or assumed as the deferred purchase price of Property or services (excluding trade accounts payable in the ordinary course of business and deferred payments for services to employees and former employees incurred in the ordinary course of such Person's business), (v) all capital lease obligations of such Person, (vi) all obligations of others secured by any Lien on Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (vii) all contingent obligations (excluding reimbursement obligations in respect of amounts actually drawn under letters of credit or due and payable in respect of matured bankers' acceptances) of such Person in respect of outstanding letters of credit issued for the account of such Person or bankers' acceptances drawn by such Person, (viii) all financial guarantees of such Person, and (ix) Interest Rate Risk Indebtedness of such Person.

         "Borrowers" means U.S. Borrower, Canadian Borrowers and Norwegian Borrower, collectively.

         "Business Day" means (i) any day other than a day on which commercial banks are authorized or required to close in San Francisco, California, (ii) if the applicable Business Day relates to any Canadian Commitment or Canadian Obligation, any day which is a "Business Day" described in clause (i) of this definition but which is not a day on which commercial banks are authorized to close in Calgary, Alberta, and (iii) if the applicable Business Day relates to any Norwegian Commitment or Norwegian Obligation, any day which is a "Business Day" described in (i) of this definition but which is not a day on which commercial banks are authorized to close in Oslo, Norway.

         "Calculation Date" means the last Business Day of each month.

         "Canadian Administrative Agent" has the meaning assigned to it in the introductory paragraph of this Agreement.

         "Canadian Borrower" has the meaning assigned to it in the introductory paragraph of this Agreement.

         "Canadian Borrowers" has the meaning assigned to it in the introductory paragraph of this Agreement.

         "Canadian Commitment" means, as to any Canadian Lender, the amount, if any, set forth opposite such Canadian Lender's name on the signature pages hereof under the caption "Canadian Commitment", or otherwise provided for in an Assignment and Acceptance Agreement (as the same may be increased or reduced from time to time pursuant to Section 2.5, 2.12, 11.6(b) or 11.16 hereof).

         "Canadian Dollar Notes" means the Notes of Canadian Borrowers evidencing the Canadian Loans denominated in Canadian Dollars, in the form of Exhibit J hereto.

         "Canadian Dollars" or "C$" means lawful money of Canada.

         "Canadian Lender" means each lender signatory hereto with (i) prior to the Termination Date, a Canadian Commitment and (ii) on and after the Termination Date, any outstanding Canadian Obligations.

         "Canadian Letter of Credit" has the meaning assigned to such term in
Section 2.3 hereof.

         "Canadian Loan" means a Loan made pursuant to Section 2.1(b) hereof.

         "Canadian Notes" means the Notes of Canadian Borrowers evidencing the Canadian Loans denominated in Dollars, in the form of Exhibit C hereto.

         "Canadian Obligations" means, as at any date of determination thereof, the sum of the following (determined without duplication and, if in Canadian Dollars, converted to Dollars at the Exchange Rate on the most recent Reset
Date): (i) the aggregate principal amount of Canadian Loans outstanding hereunder on such date, plus (ii) the aggregate amount of the Bankers' Acceptance Liabilities outstanding on such date, plus (iii) the aggregate amount of Letter of Credit Liabilities outstanding on such date relating to Canadian Letters of Credit.

         "Canadian Prime Loans" means Loans made pursuant to Section 2.1(b) hereof which are denominated in Canadian Dollars.

         "Canadian Prime Rate" means, on any day, as to Loans denominated in Canadian Dollars made to either or both of Canadian Borrowers, the lesser of (1) the Ceiling Rate or (2) the greater of (a) the annual rate of interest announced from time to time by the Canadian Administrative Agent as its prime rate then in effect at its Principal Office, being the reference rate used by the Canadian Administrative Agent for determining interest rates on commercial loans denominated in Canadian Dollars to borrowers in Canada, and (b) an annual rate of interest equal to the sum of (i) the CDOR Rate and (ii) 1.00% per annum. The Canadian Prime Rate is a reference rate and does not necessarily represent the lowest or best rate or a favored rate, and Wells Fargo, the Canadian Administrative Agent, each Administrative Agent and each Lender disclaims any statement, representation or warranty to the contrary. Wells Fargo, the Canadian Administrative Agent, any Administrative Agent or any Lender may make commercial loans or other loans at rates of interest at, above or below the Canadian Prime Rate.

         "Capital Expenditures" means, with respect to any Person for any period, expenditures in respect of fixed or capital assets by such Person, including capital lease obligations payable during such period (to the extent not already included), which would be reflected as additions to Property, plant or equipment on a balance sheet of such Person and its consolidated Subsidiaries, if any, prepared in accordance with GAAP; but excluding expenditures during such period for the repair or replacement of any fixed or capital asset which was destroyed or damaged, in whole or in part, to the extent financed by the proceeds of an insurance policy maintained by such Person. Capital Expenditures shall not include Permitted Investments or the assets owned by any Person acquired by way of a Permitted Investment or assets comprising substantially all of an entire business which is acquired by the applicable Person.

         "CDOR Rate" means, on any day, an annual rate of interest equal to the average 30 day rate applicable to Canadian bankers' acceptances appearing on the "Reuters Screen CDOR Page" (as defined in the International Swap Dealer Association, Inc. (1991 ISDA) definitions, as modified and amended from time to time) as of 12:00 noon (Calgary, Alberta time) on such day, or if such day is not a Business Day, then on the immediately preceding Business Day; provided, however, if such rate does not appear on the Reuters Screen CDOR Page as contemplated, then the CDOR Rate on any day shall be calculated as the arithmetic mean of the 30 day rates applicable to Canadian bankers' acceptances quoted by the Canadian Lenders which are listed in Schedule I to the Bank Act (Canada) as of 12:00 noon (Calgary, Alberta time) on such day, or if such day is not a Business Day, then on the immediately preceding Business Day.

         "Ceiling Rate" means, for any Lender and on any day, the maximum nonusurious rate of interest, if any, permitted to such Lender for that day by applicable law, including without limitation any federal law or state law that legally permits a higher interest rate than other state, provincial or other local law, stated as a rate per annum. To the extent that the interest rate laws of the State of Texas are applicable to any Lender, the applicable interest rate ceiling is the indicated (weekly) ceiling determined in accordance with Chapter 303 of the Texas Finance Code, as amended, and, to the extent that with respect to any Lender, any Obligation under this Agreement, any Note or any other Loan Document is deemed an open end account as such term is defined in Chapter 302 of the Texas Finance Code, as amended, the U.S. Administrative Agent retains the right to modify the interest rate of such Lender in accordance with applicable law. Without notice to Borrowers or any other Person, the Ceiling Rate of an applicable Lender shall automatically fluctuate upward and downward as and in the amount by which such maximum nonusurious rate of interest permitted by applicable law fluctuates.

         "Change of Control" means a change resulting when any Unrelated Person or any Unrelated Persons (other than any Person that Beneficially Owns at least 10% of the aggregate voting power of all classes of Voting Stock of the Parent as of the date hereof) acting together which would constitute a Group together with any Affiliates or Related Persons thereof (in each case also constituting Unrelated Persons) shall at any time either (i) Beneficially Own more than 50% of the aggregate voting power of all classes of Voting Stock of Parent or (ii) succeed in having sufficient of its or their nominees elected to the Board of Directors of Parent such that such nominees, when added to any existing directors remaining on the Board of Directors of Parent after such election who is an Affiliate or Related Person of such Person or Group, shall constitute a majority of the Board of Directors of Parent. As used herein (a) "Beneficially Own" means "beneficially own" as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, or any successor provision thereto; provided, however, that, for purposes of this definition, a Person shall not be deemed to Beneficially Own securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates until such tendered securities are accepted for purchase or exchange; (b) "Group" means a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended; (c) "Unrelated Person" means at any time any Person other than Parent or any Subsidiary of Parent and other than any trust for any employee benefit plan of Parent or any Subsidiary of Parent; (d) "Related Person" of any Person shall mean any other Person owning (1) 5% or more of the outstanding common stock of such Person or (2) 5% or more of the Voting Stock of such Person; and (e) "Voting Stock" of any Person shall mean capital stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

         "Code" means the Internal Revenue Code of 1986, as amended, as now or hereafter in effect, together with all regulations, rulings and interpretations thereof or thereunder by the Internal Revenue Service.

         "Commercial Letter of Credit" means a commercial letter of credit as that term is commonly referred to in the banking industry.

         "Commitment" means, with respect to each Lender the commitment of such Lender to make a U.S. Loan, Canadian Loan, or Norwegian Loan as the case may be, and to acquire participations in Letters of Credit and Bankers' Acceptances, as applicable, as such commitment may be adjusted pursuant to Sections 2.5 and
2.12. The initial amount of each Lender's Commitment is set forth next to such Lender's name on its respective signature page.

         "Commitment Increase" has the meaning set forth in Section 2.12 of this Agreement.

         "Commitment Percentage" means, as to any Lender, the percentage equivalent of a fraction the numerator of which is the amount of such Lender's U.S. Commitment, Canadian Commitment or Norwegian Commitment, as the case may be, and the denominator of which is the aggregate amount of U.S. Commitment, Canadian Commitment or Norwegian Commitment, as the case may be, of all Lenders, as of the Effective Date (subject to adjustment in accordance with (i) reallocations pursuant to Section 2.5(c) hereof, (ii) Commitment Increases pursuant to Section 2.12 hereof, (iii) the removal or replacement of a Lender pursuant to Section 4.6, or (iv) an assignment pursuant to Section 11.6(b)).

         "Compliance Certificate" means a certificate of the Parent substantially in the form of the attached Exhibit H.

         "Consenting Lenders" has the meaning set forth in Section 2.13(b).

         "Consolidated" refers to the consolidation of the accounts of the Parent and its Subsidiaries in accordance with GAAP, including, when used in reference to the Parent, principles of consolidation consistent with those applied in the preparation of the Financial Statements.

         "Consolidated EBITDA" means, with reference to any period the EBITDA of the Parent and its Subsidiaries calculated on a consolidated basis for such period, determined in accordance with GAAP.

         "Consolidated Net Worth" means at any time, preferred stock and the consolidated stockholders' equity (including paid-in capital and retained earnings) of Parent and its Subsidiaries calculated on a consolidated basis as of such time (excluding treasury stock), determined in accordance with GAAP.

         "Consolidated Total Capitalization" means the sum of, without duplication, (i) Consolidated Total Funded Debt and (ii) Consolidated Net Worth, determined in accordance with GAAP.

         "Consolidated Total Funded Debt" means Borrowed Money Indebtedness (exclusive of the categories of Borrowed Money Indebtedness, other than obligations in respect of Bankers' Acceptances, described in clauses (vii),
(viii) and (ix) of the definition of Borrowed Money Indebtedness set forth in this Section 1.1) of Parent and its Subsidiaries (on a consolidated basis) as of such date, determined in accordance with GAAP.

         "Consolidated Total Interest Expense" means, with reference to any period, the Interest Expense of the Parent and its Subsidiaries calculated on a consolidated basis for such period.

         "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Borrower, are treated as a single employer under Section 414 of the Code or under Applicable Canadian Pension Legislation.

         "Corporation" means any corporation, limited liability company, partnership, joint venture, joint stock association, business trust and other business entity.

         "Cover" or "Cover for Letter of Credit Liabilities or any Bankers' Acceptance Liabilities" means payment to U.S. Administrative Agent, Canadian Administrative Agent or Norwegian Administrative Agent, as the case may be, immediately available funds, to be held by U.S. Administrative Agent, Canadian Administrative Agent or Norwegian Administrative Agent, as the case may be, in a collateral account maintained by U.S. Administrative Agent, Canadian Administrative Agent or Norwegian Administrative Agent, as the case may be, at its Principal Office and collaterally assigned to U.S. Administrative Agent, Canadian Administrative Agent or Norwegian Administrative Agent, as the case may be, as security for the applicable Obligations using documentation reasonably satisfactory to U.S. Administrative Agent, Canadian Administrative Agent or Norwegian Administrative Agent, as the case may be, in the amount required by any applicable provision hereof. Such amount shall be retained by U.S. Administrative Agent, Canadian Administrative Agent or Norwegian Administrative Agent, as the case may be, in such collateral account until such time as the applicable Letter of Credit shall have expired and the Reimbursement Obligations, if any, with respect thereto shall have been fully satisfied or the applicable Bankers' Acceptance shall have matured and the related Bankers' Acceptance Liabilities shall have been fully satisfied; provided, however, that at such time if a Default or Event of Default has occurred and is continuing, U.S. Administrative Agent, Canadian Administrative Agent or Norwegian Administrative Agent, as the case may be, shall not be required to release such amount in such collateral account from the time of such collateral assignment until such Default or Event of Default shall have been cured or waived.

         "DBNA" means the Depository Bills and Notes Act (Canada).

         "DESL" has the meaning assigned to it in the introductory paragraph of this Agreement.

         "Default" means an Event of Default or an event which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Default Rate" means, on any day, a rate per annum equal to the lesser of (i) the Ceiling Rate for that day or (ii) the applicable Base Rate, Canadian Prime Rate or Norwegian Prime Rate, as the case may be, plus two percent (2%).

         "Documentation Agents" means The Bank of New York and Comerica Bank-Texas.

         "Dollars, U.S. Dollars, US$ and $" means lawful money of the United States of America.

         "EBITDA" means without duplication, for any period the consolidated net earnings (excluding any extraordinary gains or losses) plus, to the extent deducted in calculating such consolidated net earnings, depreciation, amortization, other non-cash items, Interest Expense, and federal, state and provincial income tax expense and minus, to the extent added in calculating such consolidated net earnings, any non-cash items, in each case, for Parent and its Subsidiaries (on a consolidated basis).

         "Effective Date" has the meaning assigned to it in the introductory paragraph of this Agreement.

         "Environmental Claim" means any third party (including Governmental Authorities and employees) action, lawsuit, claim or proceeding (including claims or proceedings at common law or under the Occupational Safety and Health Act or similar laws relating to safety of employees) which seeks to impose liability for (i) noise; (ii) pollution, contamination, protection or clean-up of the air, surface water, ground water or land; (iii) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation; (iv) exposure to Hazardous Substances; (v) the safety or health of employees or (vi) the manufacture, processing, distribution in commerce, use, discharge or storage of Hazardous Substances. An "Environmental Claim" includes, but is not limited to, a common law action, as well as a proceeding to issue, modify or terminate an Environmental Permit to the extent that such a proceeding attempts to redress violations of an applicable permit, license, or regulation as alleged by any Governmental Authority.

         "Environmental Liabilities" includes all liabilities arising from any Environmental Claim, Environmental Permit or Requirements of Environmental Law under any theory of recovery, at law or in equity, and whether based on negligence, strict liability or otherwise, including but not limited to remedial, removal, response, abatement, investigative, monitoring, personal injury and damage to Property or injuries to persons, and any other related costs, expenses, losses, damages, penalties, fines, liabilities and obligations, and all costs and expenses necessary to cause the issuance, reissuance or renewal of any Environmental Permit including reasonable attorneys' fees and court costs.

         "Environmental Permit" means any permit, license, approval or other authorization under any applicable Legal Requirement relating to pollution or protection of health or the environment, including laws, regulations or other requirements relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous substances or toxic materials or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or Hazardous Substances.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules, regulations, rulings and interpretations adopted by the U.S. Department of Labor thereunder and, as the context may require, Applicable Canadian Pension Legislation.

         "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Eurodollar Rate" means for any Lender and for any day during an Interest Period for a LIBOR Borrowing a rate per annum equal to the lesser of
(a) the sum of (1) LIBOR with respect to such Interest Period plus (2) the applicable Margin Percentage from time to time in effect and (b) the Ceiling Rate.

         "Eurodollar Reserve Requirement" means, on any day, that percentage (expressed as a decimal fraction and rounded, if necessary, to the next highest one ten thousandth [.0001]) which is in effect on such day for determining all reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves) applicable to "Eurocurrency liabilities," as currently defined in Regulation D. Each determination of the Eurodollar Reserve Requirement by any Administrative Agent shall be conclusive and binding, absent manifest error, and may be computed using any reasonable averaging and attribution method.

         "Eurokrone Rate" means for any day during an Interest Period for a NIBOR Borrowing a rate per annum equal to the lesser of (a) the sum of (1) NIBOR with respect to such Interest Period plus (2) the applicable Margin Percentage from time to time in effect and (b) the Ceiling Rate.

         "Event of Default" has the meaning assigned to it in Section 9 hereof.

         "Exchange Rate" means, on any day, (a) (i) with respect to Canadian Dollars in relation to Dollars, the spot rate as quoted by the Bank of Canada as its noon spot rate at which Dollars are offered on such day for Canadian Dollars, and (ii) with respect to Dollars in relation to Canadian Dollars, the spot rate as quoted by the Bank of Canada as its noon spot rate at which Canadian Dollars are offered on such day for Dollars and (b) (i) with respect to Dollars in relation to Norwegian Krone, the spot rate as quoted by the Central Bank of Norway (Norges Bank) as its noon spot rate at which Norwegian Krone are offered on such day for Dollars and (ii) with respect to Norwegian Krone in relation to Dollars, the spot rate as quoted by the Central Bank of Norway (Norges Bank) as its noon spot rate at which Dollars are offered on such day for Norwegian Krone.

         "Existing Canadian Letters of Credit" means the issued and undrawn letters of credit existing on the date of this Agreement issued by The Bank of Nova Scotia under the Existing Credit Facility on behalf of Canadian Borrowers and listed on Exhibit O attached hereto.

         "Existing Credit Facility" has the meaning set forth in Section 5.1(k).

         "Existing Norwegian Letters of Credit" means the issued and undrawn letters of credit issued by Den norske Bank ASA on behalf of Norwegian Borrower existing on the date of this Agreement and listed on Exhibit O attached hereto.

         "Existing U.S. Letters of Credit" means the issued and undrawn letters of credit issued by The Chase Manhattan Bank (n/k/a JPMorgan Chase Bank) on behalf of U.S. Borrower existing on the date of this Agreement and listed on Exhibit O attached hereto.

         "Extension Maturity Date" means the date, if any, to which the Maturity Date or any subsequent Extension Maturity Date has been extended pursuant to
Section 2.13.

         "Facility Fees" means the fees specified in Section 2.7.

         "Federal Funds Rate" means, for any day, a fluctuating interest rate per annum equal for such day to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any such day which is a Business Day, the average of the quotations for such day on such transactions received by U.S. Administrative Agent from three Federal funds brokers of recognized standing selected by U.S. Administrative Agent in its sole and absolute discretion.

         "Foreign Commitment" means a Canadian Commitment or Norwegian Commitment, or both.

         "Foreign Subsidiaries" means Subsidiaries that are organized under the laws of a jurisdiction other than the United States of America, any State of the United States or any political subdivision thereof.

         "Funding Loss" means, with respect to (a) any Borrower's payment of principal of a LIBOR Borrowing or NIBOR Borrowing, on a day other than the last day of the applicable Interest Period; (b) any Borrower's failure to borrow a LIBOR Borrowing or NIBOR Borrowing, or to borrow funds by way of Bankers' Acceptances on the date specified by such Borrower; (c) any Borrower's failure to make any prepayment of the Loans (other than Base Rate Borrowings and Canadian Prime Loans) on the date specified by such Borrower, or (d) any cessation of a Eurodollar Rate or Eurokrone Rate, as the case may be, to apply to the Loans or any part thereof pursuant to Section 3.3, in each case whether voluntary or involuntary, any loss, expense, penalty, premium or liability actually incurred by any Lender (including but not limited to any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain a Loan), but excluding loss of anticipated profits.

         "GAAP" means, as to a particular Person, such United States accounting practice as, in the opinion of independent certified public accountants of recognized national standing regularly retained by such Person, conforms at the time to generally accepted accounting principles, consistently applied for all periods after the Effective Date so as to present fairly the financial condition, and results of operations and cash flows, of such Person. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board, all reports and financial statements required hereunder may be prepared in accordance with such change so long as the applicable Person provides to the Lenders such disclosures of the impact of such change as the Lenders may reasonably require. No such change in any accounting principle or practice shall, in itself, cause a Default or Event of Default hereunder (but Borrowers, Administrative Agents and Lenders shall negotiate in good faith to replace any financial covenants hereunder to the extent such financial covenants are affected by such change in accounting principle or practice).

         "Governmental Authority" means any governmental authority of the United States of America, Canada, Norway, any State of the United States, any Province of Canada, or of any other foreign jurisdiction and any political subdivision of any of the foregoing, and any central bank, agency, department, commission, board, bureau, court or other tribunal having or asserting jurisdiction over any Administrative Agent, any Lender, any Obligor or their respective Property.

         "Guaranties" means, collectively, (i) the Guaranty dated concurrently herewith executed by Parent, as Guarantor, in favor of U.S. Administrative Agent, for the benefit of U.S. Lenders, (ii) the Guaranty dated concurrently herewith executed by Parent, as Guarantor, in favor of Canadian Administrative Agent, for the benefit of Canadian Lenders, and (iii) the Guaranty dated concurrently herewith executed by Parent, as Guarantor, in favor of Norwegian Administrative Agent, for the benefit of Norwegian Lenders.

         "Guarantor" means the Parent.

         "Hazardous Substance" means petroleum products, and any hazardous or toxic waste or substance defined or regulated as such from time to time by any law, rule, regulation or order described in the definition of "Requirements of Environmental Law".

         "Increasing Lender" has the meaning set forth in Section 2.12.

         "Index Debt" means senior, unsecured, long-term Borrowed Money Indebtedness of the Parent that is not guaranteed by any other Person or subject to any other credit enhancement.

         "Information" has the meaning set forth in Section 11.18.

         "Interest Coverage Ratio" means, as of any day, the ratio of (a) Consolidated EBITDA for the 12 months ending on such day less Capital Expenditures during such period to (b) Consolidated Total Interest Expense for such period.

         "Interest Expense" means for any period, interest expense, whether expensed or capitalized, paid, accrued or scheduled to be paid or accrued during such period, determined in accordance with GAAP, without duplication.

         "Interest Options" means the Base Rate, each Eurodollar Rate, as to the Canadian Dollar Notes only, the Canadian Prime Rate, and as to the Norwegian Krone Notes only, NIBOR and "Interest Option" means any of them.

         "Interest Payment Dates" means (a) for Base Rate Borrowings, for Canadian Prime Loans and for Norwegian Prime Loans, September 30, 2002 and the last day of each March, June, September and December thereafter prior to the Maturity Date, and the Maturity Date; and (b) for LIBOR Borrowings and NIBOR Borrowings, the end of the applicable Interest Period (and if such Interest Period exceeds three months' duration, quarterly, commencing on the first quarterly anniversary of the first day of such Interest Period) and the Maturity Date.

         "Interest Period" means, for each LIBOR Borrowing or NIBOR Borrowing, as the case may be, a period commencing on the date such LIBOR Borrowing or NIBOR Borrowing, as the case may be, began and ending on the numerically corresponding day which is, subject to availability as set forth in Section 3.3(c)(iii), 1, 2, 3 or 6 months thereafter, as any Borrower shall elect in accordance herewith; provided, (1) unless the Lenders shall otherwise consent, no Interest Period with respect to a LIBOR Borrowing or NIBOR Borrowing, as the case may be, shall commence on a date earlier than three (3) Business Days after this Agreement shall have been fully executed; (2) any Interest Period with respect to a LIBOR Borrowing or NIBOR Borrowing, as the case may be, which would otherwise end on a day which is not a LIBOR Business Day or NIBOR Business Day, as the case may be, shall be extended to the next succeeding LIBOR Business Day or NIBOR Business Day, as the case may be, unless such LIBOR Business Day or NIBOR Business Day, as the case may be, falls in another calendar month, in which case such Interest Period shall end on the next preceding LIBOR Business Day or NIBOR Business Day, as the case may be; (3) any Interest Period with respect to a LIBOR Borrowing or NIBOR Borrowing, as the case may be, which begins on the last LIBOR Business Day or NIBOR Business Day, as the case may be, of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day or NIBOR Business Day, as the case may be, of the appropriate calendar month; and (4) no Interest Period for a Loan shall ever extend beyond the Maturity Date.

         "Interest Rate Risk Agreement" means an interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar arrangement entered into by U.S. Borrower for the purpose of reducing U.S. Borrower's exposure to interest rate fluctuations and not for speculative purposes, approved in writing by U.S. Administrative Agent (such approval not to be unreasonably withheld), as it may from time to time be amended, modified, restated or supplemented.

         "Interest Rate Risk Indebtedness" means all monetary obligations of U.S. Borrower provided for in any Interest Rate Risk Agreement.

         "Investment" means, as to any Person the purchase or other acquisition of any securities or indebtedness of, or the making of any loan, advance or capital contribution to, or the incurring of any liability (other than trade accounts payable arising in the ordinary course of business), contingently or otherwise, in respect of the indebtedness of, any other Person.

         "Issuer" means the applicable Issuing Bank (or, where applicable, each Issuing Bank) of a Letter of Credit under this Agreement.

         "Issuing Bank" means each of Wells Fargo and up to two additional Lenders acceptable to Wells Fargo, Borrower and such Lender with respect to the U.S. Letters of Credit, The Bank of Nova Scotia with respect to the Canadian Letters of Credit and Den norske Bank ASA with respect to the Norwegian Letters of Credit.

         "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

         "Legal Requirement" means any law, statute, ordinance, decree, requirement, order, judgment, rule, or regulation (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority, whether presently existing or arising in the future.

         "Lender" and "Lenders" have the meaning assigned to them in the introductory paragraph of this Agreement.

         "Letter of Credit Exposure" means, at any time, the sum of (a) the aggregate undrawn maximum face amount of each Letter of Credit at such time and
(b) the aggregate unpaid amount of all Reimbursement Obligations in respect of Letters of Credit at such time.

         "Letter of Credit Liabilities" means, at any time and in respect of any Letter of Credit, the sum of (i) the amount available for drawings under such Letter of Credit plus (ii) the aggregate unpaid amount of all Reimbursement Obligations at the time due and payable in respect of previous drawings made under such Letter of Credit. For the purpose of determining at any time the amount described in clause (i), in the case of any Letter of Credit payable in a currency other than Dollars or Canadian Dollars, such amount shall be converted by the U.S. Administrative Agent to Dollars by any reasonable method, and such converted amount shall be conclusive and binding, absent manifest error.

         "Letters of Credit" means the U.S. Letters of Credit, the Canadian Letters of Credit, and the Norwegian Letters of Credit.

         "Leverage Ratio" means, as of any date of calculation, the ratio of Consolidated Total Funded Debt outstanding on such date to Consolidated Total Capitalization outstanding on such date.

         "LIBOR" means, for each Interest Period for any LIBOR Borrowing, the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) equal to the average of the offered quotations appearing on Telerate Page 3750 (or if such Telerate Page shall not be available, any successor or similar service as may be selected by Administrative Agents and Borrowers) as of 11:00 a.m., Houston, Texas time (in respect of a LIBOR Borrowing relating to the U.S. Loans) or 12:00 noon, Calgary, Alberta time (in respect of a LIBOR Borrowing relating to the Canadian

Loans) (or, in either case, as soon thereafter as practicable) on the day two LIBOR Business Days prior to the first day of such Interest Period for deposits in Dollars having a term comparable to such Interest Period and in an amount comparable to the principal amount of the LIBOR Borrowing to which such Interest Period relates. If none of such Telerate Page 3750 nor any successor or similar service is available, then "LIBOR" shall mean, with respect to any Interest Period for any applicable LIBOR Borrowing, the rate of interest per annum, rounded upwards, if necessary, to the nearest 1/16th of 1%, quoted by U.S. Administrative Agent at or before 11:00 a.m., Houston, Texas time (in respect of a LIBOR Borrowing relating to the U.S. Loans) or 12:00 noon, Calgary, Alberta time (in respect of a LIBOR Borrowing relating to the Canadian Loans) (or, in either case, as soon thereafter as practicable), on the date two LIBOR Business Days before the first day of such Interest Period, to be the arithmetic average of the prevailing rates per annum at the time of determination and in accordance with the then existing practice in the applicable market, for the offering to U.S. Administrative Agent or Canadian Administrative Agent, as the case may be, by one or more prime banks selected by such Administrative Agent in its sole discretion, in the London interbank market, of deposits in Dollars for delivery on the first day of such Interest Period and having a maturity equal (or as nearly equal as may be) to the length of such Interest Period and in an amount equal (or as nearly equal as may be) to the LIBOR Borrowing to which such Interest Period relates. Each determination by any Administrative Agent of LIBOR shall be conclusive and binding, absent manifest error, and may be computed using any reasonable averaging and attribution method.

         "LIBOR Borrowing" means each portion of the principal balance of the Loans at any time bearing interest at a Eurodollar Rate.

         "LIBOR Business Day" means a Business Day on which transactions in Dollar deposits between lenders may be carried on in the London interbank market.

         "Lien" means any mortgage, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract, and whether or not consensual.

         "Loan Documents" means, collectively, this Agreement, the Notes, the Bankers' Acceptances, the Bankers' Acceptance Notices, the Guaranties, all Applications, all instruments, certificates and agreements now or hereafter executed or delivered by any Obligor to any Administrative Agent or any Lender pursuant to any of the foregoing or in connection with the Obligations or any commitment regarding the Obligations, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

         "Loans" means the loans provided for by Section 2.1(a), (b) and (d) and
Section 2.2 hereof.

         "Majority Lenders" means, at any time while the Commitments are outstanding, two or more Lenders having greater than 50% of the aggregate amount of Commitments, and at any other time, two or more Lenders having greater than 50% of the aggregate amount of Obligations outstanding.

         "Mandatory U.S. Borrowing" means a U.S. Swing Line Borrowing comprised of Base Rate Borrowings made to repay a U.S. Swing Line Borrowing which has not been repaid to U.S. Swing Line Lender on or before the date when due.

         "Margin Percentage" means, at any date with respect to any LIBOR Borrowing, NIBOR Borrowing, Facility Fees, Utilization Fees or letter of credit fees hereunder (except as otherwise provided below), the applicable per annum percentage set forth at the appropriate intersection in the table shown below based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt:

                                   Facility          LIBOR/NIBOR         Utilization
Category            Rating           Fee                Margin               Fee
--------            ------         --------          -----------         -----------
-------------------------------------------------------------------------------------
   5             = or >A-/A3        0.10%               0.40%               0.10%
-------------------------------------------------------------------------------------
   4               BBB+/Baa1        0.125%              0.50%               0.125%
-------------------------------------------------------------------------------------
   3                BBB/Baa2        0.15%               0.725%              0.125%
-------------------------------------------------------------------------------------
   2               BBB-/Baa3        0.20%               0.925%              0.25%
-------------------------------------------------------------------------------------
   1             < BBB-/Baa3        0.25%               1.25%               0.25%
-------------------------------------------------------------------------------------

         For purposes of the foregoing, (a) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 1; (b) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall fall within different Categories, the Margin Percentage shall be based on the higher of the two ratings unless one of the two ratings is two or more Categories lower than the other, in which case the Margin Percentage shall be determined by reference to the Category next above that of the lower of the two ratings; and (c) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced or published by the applicable rating agency or, in the absence of such announcement or publication, on the effective date of such rating. Each change in the Margin Percentage shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, each Borrower and the applicable Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Margin Percentage shall be determined by reference to the rating most recently in effect prior to such change or cessation. From the Effective Date until the first such ratings change, if any, the Margin Percentage shall be determined by reference to Category 4.

         "Material Adverse Effect" means a material adverse effect on the properties, business, operations, assets or condition (financial or otherwise) of Parent and its Subsidiaries, taken as a whole, or on the ability of the Obligors, taken as a whole, to perform their obligations under the Loan Documents.

         "Material Part" means, with respect to the Property of the Parent and its Subsidiaries, Property that represents more than 10% of the consolidated assets of the Parent and its Subsidiaries or Property that is responsible for more than 10% of the consolidated net sales or of the consolidated net income of Parent and its Subsidiaries, in each case, as would be shown in the consolidated financial statements of Parent and its Subsidiaries as at the beginning of the twelve month period ending with the month in which such determination is made (or if financial statements have not been delivered hereunder for that month which begins the twelve month period, then the financial statements delivered hereunder for the quarter ending immediately prior to that month).

         "Material Subsidiary" means (i) as of the date of this Agreement and until the first quarterly Compliance Certificate is provided hereunder by the Parent, each Subsidiary of Parent which owns assets the book value of which comprises ten percent (10%) or more of the book value of all of the assets of Parent and its Subsidiaries (on a consolidated basis) or has gross revenues for the immediately preceding fiscal year which comprises ten percent (10%) or more of the gross revenues of Parent and its Subsidiaries for such fiscal year (on a consolidated basis) as shown on Schedule 6.8 hereto, and (ii) beginning with the date the first quarterly Compliance Certificate is provided hereunder by the Parent, each Subsidiary of Parent (other than a Foreign Subsidiary) which owns assets the book value of which comprises ten percent (10%) or more of the book value of all of the assets of Parent and its Subsidiaries (on a consolidated basis) or has gross revenues for the immediately preceding fiscal year which comprises ten percent (10%) or more of the gross revenues of Parent and its Subsidiaries for such fiscal year (on a consolidated basis) as shown on the Compliance Certificate.

         "Maturity Date" means the later of (i) the Original Maturity Date or
(ii) the Extension Maturity Date.

         "Maximum Canadian Available Amount" means US$20,000,000. In connection with the application of any provision hereof using the term "Maximum Canadian Available Amount", any amounts denominated in Canadian Dollars shall be converted to Dollars using the then current Exchange Rate. The Maximum Canadian Available Amount is subject to change pursuant to Section 2.5(c) and Section
2.12 hereof.

         "Maximum Norwegian Amount" means US$20,000,000. In connection with the application of any provision hereof using the term "Maximum Norwegian Available Amount," any amounts denominated in Norwegian Krone shall be converted to Dollars using the then current Exchange Rate. The Maximum Norwegian Available Amount is subject to change pursuant to Section 2.5(c) and Section 2.12 hereto.

         "Maximum U.S. Available Amount" means US$135,000,000. The Maximum U.S. Available Amount is subject to change pursuant to Section 2.5(c) and Section
2.12 hereof.

         "Multiple Lender" means any Lender which has both a U.S. Commitment and Foreign Commitment or a Canadian Commitment and a Norwegian Commitment.

         "NIBOR" means, on any day, an annual rate of interest to be determined by reference to the Reuters screen picture NIBP at or about 12:00 noon Oslo time, two business days prior to the first day of the relevant interest period, rounded upwards if necessary to the next higher 1/16%.

         "NIBOR Borrowing" means each portion of the principal balance of the Loans at any time bearing interest at a Eurokrone Rate.

         "NIBOR Business Day" means a Business Day on which transactions in Norwegian Krone between lenders may be carried on in the Norwegian interbank market.

         "NOCL" has the meaning assigned to it in the introductory paragraph of this Agreement.

         "Non-Consenting Lenders" has the meaning set forth in Section 2.13.

         "Norwegian Administrative Agent" has the meaning assigned to it in the introductory paragraph of this Agreement.

         "Norwegian Borrower" has the meaning assigned to it in the introductory paragraph of this Agreement.

         "Norwegian Commitment" means, as to any Norwegian Lender, the amount, if any, set forth opposite such Norwegian Lender's name on the signature pages hereof under the caption "Norwegian Commitment", or otherwise provided for in an Assignment and Acceptance Agreement (as the same may be increased or reduced from time to time pursuant to Section 2.5, 2.12, 11.6(b) or 11.16 hereof).

         "Norwegian Krone" or "NOK" means lawful money of the Kingdom of Norway.

         "Norwegian Krone Notes" means the Notes of Norwegian Borrower evidencing the Norwegian Loans denominated in Norwegian Krone, in the form of Exhibit L hereto.

         "Norwegian Lender" means each lender signatory hereto with (i) prior to the Termination Date, a Norwegian Commitment and (ii) on and after the Termination Date, any outstanding Norwegian Obligations.

         "Norwegian Letter of Credit" has the meaning assigned to such term in
Section 2.3 hereof.

         "Norwegian Loan" means a Loan made pursuant to Section 2.1(d) hereof.

         "Norwegian Notes" means the Notes of Norwegian Borrower evidencing the Norwegian Loans denominated in Dollars, in the form of Exhibit E hereto.

         "Norwegian Obligations" means, as at any date of determination thereof, the sum of the following (determined without duplication): (i) the aggregate principal amount of Norwegian

Loans outstanding hereunder on such date, plus (ii) the aggregate amount of Letter of Credit Liabilities outstanding on such date relating to Norwegian Letters of Credit.

         "Norwegian Prime Loans" means Loans made pursuant to Section 2.1(d) hereof which are denominated in Norwegian Krone.

         "Norwegian Prime Rate" means, on any day, the prime rate of Den norske Bank ASA in effect for that day at its offices in Oslo, Norway. The Norwegian Prime Rate is a reference rate and does not necessarily represent the lowest or best rate or a favored rate, and Norwegian Administrative Agent disclaims any statement, representation or warranty to the contrary. Norwegian Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Norwegian Prime Rate.

         "Notes" has the meaning assigned to such term in Section 2.9 hereof.

         "Obligations" means, as at any date of determination thereof, the sum (without duplication) of the following: (i) the aggregate principal amount of Loans outstanding hereunder on such date, plus (ii) the aggregate amount of the outstanding Letter of Credit Liabilities on such date, plus (iii) the aggregate amount of outstanding Bankers' Acceptance Liabilities on such date, plus (iv) all other outstanding liabilities, obligations and indebtedness of any Obligor under any Loan Document on such date.

         "Obligors" means each Borrower and Parent.

         "Organizational Documents" means, with respect to a United States corporation, the certificate of incorporation, articles of incorporation and bylaws of such corporation; with respect to a partnership, the partnership agreement establishing such partnership; with respect to a trust, the instrument establishing such trust and with respect to any other Person, the agreements or instruments pursuant to which such Person was formed and by which such Person is governed; in each case including any and all modifications thereof as of the date of the Loan Document referring to such Organizational Document and any and all future modifications thereof.

         "Original Maturity Date" means July 30, 2005.

         "Parent" means National-Oilwell, Inc., a Delaware corporation.

         "Payor" has the meaning set forth in Section 4.4.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA and any pension commission or similar body constituted under any Applicable Canadian Pension Legislation.

         "Permitted Business" has the meaning set forth in Section 8.13.

         "Permitted Dividends" means (i) dividends or distributions by a Subsidiary of a Borrower to such Borrower or redemption by a Subsidiary of any of its stock held by any Borrower and (ii) so long as no Event of Default shall have occurred and be continuing (or would result therefrom), any other dividends or distributions.

         "Permitted Investments" means:(a) readily marketable securities issued or fully guaranteed by the full faith and credit of the United States of America, of Canada or of Norway with maturities of not more than one year; (b) commercial paper rated "Prime 2" or better by Moody's Investors Service, Inc. or "A-2" or better by Standard and Poor's Ratings Services or the equivalent thereof by Dominion Bond Rating Service Limited with maturities of not more than 180 days; (c) certificates of deposit or repurchase obligations issued by (i) any Lender or (ii) any U.S., Canadian or Norwegian domestic bank having capital and surplus (or net worth in the case of a non-bank Lender) of at least US$100,000,000 or by any other financial institution acceptable to the U.S. Administrative Agent, all of the foregoing not having a maturity of more than one year from the date of issuance thereof; (d) money market funds the assets of which consist primarily of investments included in clauses (a), (b) and (c) above; (e) loans made to Parent or U.S. Borrower and loans made by either Canadian Borrower to the other Canadian Borrower; (f) loans not exceeding US$20,000,000 (or its equivalent in the case of loans not in Dollars) in the aggregate at any one time outstanding to either Canadian Borrower (exclusive of loans permitted under clause (e) above); (g) loans not exceeding US$20,000,000 (or its equivalent in the case of loans not in Dollars) in the aggregate at any one time outstanding to Norwegian Borrower (exclusive of loans permitted under clause (e) above); (h) loans (exclusive of loans permitted under clause (e) above or clause (i) below) not exceeding US$20,000,000 in the aggregate at any one time outstanding to any Material Subsidiary, (i) loans (exclusive of loans permitted under clauses (e), (f), (g) or (h) above) made to Subsidiaries so long as the aggregate unpaid principal balance of all such loans does not exceed US$20,000,000 at any time outstanding (the loans described in clauses (e), (f), (g), (h) and (i) above shall be subject to Section 8.2 hereof) or (j) Investments in any Subsidiary of the Parent .

         "Permitted Liens" means each of the following: (a) artisans' or mechanics' Liens arising in the ordinary course of business, and Liens for taxes, but only to the extent that payment thereof shall not at the time be due or if due, the payment thereof is being diligently contested in good faith and adequate reserves computed in accordance with GAAP have been set aside therefor;
(b) Liens in effect on the Effective Date and disclosed to the Lenders in the financial statements delivered on or prior to the Effective Date pursuant to
Section 6.2 hereof or in a schedule hereto, provided that neither the Borrowed Money Indebtedness secured thereby nor the Property covered thereby shall increase after the Effective Date without the prior written consent of the Majority Lenders; (c) normal encumbrances and restrictions on title which do not secure Borrowed Money Indebtedness and which do not have a material adverse effect on the value or utility of the applicable Property; (d) Liens under the Loan Documents including, without limitation, Liens securing Interest Rate Risk Indebtedness owed to one or more of the U.S. Lenders (but not to any Person which is not, at such time, a U.S. Lender); (e) Liens incurred or deposits made in the ordinary course of business (1) in connection with workmen's compensation, unemployment insurance, social security and other like laws, or
(2) to secure insurance in the ordinary course of business, the performance of bids, tenders, contracts, leases, licenses, statutory obligations, surety, appeal and performance bonds and other similar obligations incurred in the ordinary course of business, not, in any of the cases specified in this clause
(2), incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property; (f) subject to Section 9.1(i), attachments, judgments and other similar Liens arising in connection with court proceedings, provided that the execution and enforcement of such Liens are effectively stayed and the claims secured thereby are being actively contested in good faith with adequate reserves made therefor in accordance with GAAP; (g) Liens imposed by law, such as, but not limited to, carriers', warehousemen's, mechanics', materialmen's and vendors' Liens, incurred in good faith in the ordinary course of business and securing obligations which are not yet due or which are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained in accordance with GAAP; (h) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, and restrictions on the use of Property, and which do not in any case singly or in the aggregate materially impair the present use or value of the Property subject to any such restriction or materially interfere with the ordinary conduct of the business of any Obligor; (i) Liens securing Borrowed Money Indebtedness to the extent permitted under Section 8.1 hereof and any Liens on Property acquired (or Property owned by any Person acquired) in Acquisitions permitted under Section 8.4 hereof; (j) capital leases and sale/leaseback transactions permitted under the other provisions of this Agreement, and (k) extensions, renewals and replacements of Liens referred to in clauses (a) through (j) of this definition; provided that any such extension, renewal or replacement Lien shall be limited to the Property or assets covered by the Lien extended, renewed or replaced and that the Borrowed Money Indebtedness secured by any such extension, renewal or replacement Lien shall be in an amount not greater than the amount of the Borrowed Money Indebtedness secured by the Lien extended, renewed or replaced.

         "Person" means any individual, Corporation, trust, unincorporated organization, Governmental Authority or any other form of entity.

         "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or any Applicable Canadian Pension Legislation and is either (a) maintained by any Borrower or any member of the Controlled Group for employees of any Borrower or any member of the Controlled Group or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which any Borrower or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

         "Present Maturity Date" has the meaning set forth in Section 2.13.

         "Prime Rate" means, on any day, (a) at any time the rate of interest most recently announced by Wells Fargo Bank, N.A. at its principal office in San Francisco, California as its prime rate, whether or not the Borrowers have notice thereof, with the understanding that the Prime Rate is one of Wells Fargo Bank, N.A.'s base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo Bank, N.A. may designate, which change in the Prime Rate shall be effective on the day the change is announced within Wells Fargo Bank, N.A. and (b) as to Loans denominated in Dollars made to a Canadian Borrower, the base rate for that day for Loans denominated in Dollars quoted by The Bank of Nova Scotia. The Prime Rate is, in each case, a reference rate and does not necessarily represent the lowest or best rate or a favored rate, and Wells Fargo Bank, N.A., The Bank of Nova Scotia, each Administrative Agent and each Lender disclaims any statement, representation or warranty to the contrary. Wells Fargo Bank, N.A., The Bank of Nova Scotia, any Administrative Agent or any Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

         "Principal Office" means (a) as to Obligations of U.S. Borrower, the principal office of U.S. Administrative Agent, presently located at 1000 Louisiana Street, Houston, Harris County, Texas 77002, (b) as to Obligations of Canadian Borrowers, the principal office of Canadian Administrative Agent, presently located at 240 Eighth Avenue Southwest, Calgary, Alberta T2P 2N7, Canada and (c) as to Obligations of Norwegian Borrower, the principal office of Norwegian Administrative Agent, presently located at 200 Park Avenue, New York City, New York 10166.

         "Proper Form" means in form and substance reasonably satisfactory to U.S. Administrative Agent, Canadian Administrative Agent and Norwegian Administrative Agent, as applicable.

         "Property" means any interest in any kind of property or assets, whether real, personal or mixed, tangible or intangible.

         "Quarterly Dates" means the last day of each March, June, September and December, provided that if any such date is not a Business Day, then the relevant Quarterly Date shall be the next succeeding Business Day.

         "Rate Designation Date" means that Business Day which is (a) in the case of Base Rate Borrowings by the U.S. Borrower, 11:00 a.m., Houston, Texas time, and, in the case of Base Rate Borrowings by a Canadian Borrower, 12:00 noon, Calgary, Alberta time, in each case on the date of such borrowing and (b) in the case of LIBOR Borrowings by the U.S. Borrower, 11:00 a.m., Houston, Texas time, and, in the case of LIBOR Borrowings by a Canadian Borrower, 12:00 noon, Calgary, Alberta time, in each case, on the date three LIBOR Business Days preceding the first day of any proposed Interest Period, and (c) in the case of NIBOR Borrowings by Norwegian Borrower 12:00 noon, Oslo, Norway time, in each case on the date four NIBOR Business Days preceding the first day of any proposed Interest Period.

         "Rate Designation Notice" means a written notice substantially in the form of Exhibit B.

         "Refunding Bankers' Acceptance" has the meaning specified in Section
2.4.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and includes any successor or other regulation relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulatory Change" means with respect to any Lender, any change on or after the date of this Agreement in any Legal Requirement (including, without limitation, Regulation D) or the adoption or making on or after such date of any interpretation, directive or request applying to a class of lenders including such Lender under any Legal Requirements (whether or not having the force of law) by any Governmental Authority.

         "Reimbursement Obligations" means, as at any date, (i) the obligations of any Borrower then outstanding in respect of Letters of Credit under this Agreement, to reimburse the applicable

Issuers for the amount paid by such Issuers in respect of any drawing under such Letters of Credit and (ii) the obligations of Canadian Borrowers then outstanding in respect of any Bankers' Acceptance paid by any Canadian Lender on maturity thereof. Except for Canadian Letters of Credit denominated in Canadian Dollars or Norwegian Letters of Credit denominated in Norwegian Krone, Reimbursement Obligations in respect of any Letter of Credit shall at all times be payable in Dollars notwithstanding any such Letter of Credit being payable in a currency other than Dollars.

         "Request for Extension of Credit" means a request for extension of credit duly executed by the chief executive officer, chief financial officer or treasurer of U.S. Borrower, a Canadian Borrower or Norwegian Borrower, as the case may be, or any other Person duly authorized by one of such officers, appropriately completed and substantially in the form of Exhibit A-1 (U.S. Borrower), Exhibit A-2 (Canadian Borrowers) or Exhibit A-3 (Norwegian Borrower) attached hereto, as the case may be.

         "Requirements of Environmental Law" means all requirements imposed by any law (including for example and without limitation The Resource Conservation and Recovery Act and The Comprehensive Environmental Response, Compensation, and Liability Act), rule, regulation, or order of any federal, state or local executive, legislative, judicial, regulatory or administrative agency, board or authority in effect at the applicable time which relate to (i) noise; (ii) pollution, contamination, protection or clean-up of the air, surface water, ground water or land; (iii) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation; (iv) exposure to Hazardous Substances; (v) the safety or health of employees or (vi) the manufacture, processing, distribution in commerce, use, discharge or storage of Hazardous Substances.

         "Reset Date" has the meaning specified in Section 2.11(a).

         "Responsible Officer" means the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, any Treasurer, any Assistant Treasurer, any Secretary, any Assistant Secretary or Manager of any Person.

         "Revolving Commitment" means, as to any Lender, the sum of the U.S. Commitment of such Lender, Canadian Commitment of such Lender and the Norwegian Commitment of such Lender.

         "Secretary's Certificate" means a certificate, in Proper Form, of the Secretary or an Assistant Secretary of a corporation as to (a) the resolutions of the Board of Directors of such corporation authorizing the execution, delivery and performance of the documents to be executed by such corporation;
(b) the incumbency and signature of the officer of such corporation executing such documents on behalf of such corporation, and (c) the Organizational Documents of such corporation.

         "Standby Letter of Credit" means a standby letter of credit as that term is commonly referred to within the banking industry.

         "Stated Rate" means for any Lender the effective weighted per annum rate of interest applicable to the Obligations; provided, that if on any day such rate shall exceed the Ceiling Rate for such Lender for that day, the Stated Rate for such Lender shall be fixed at the Ceiling Rate on that day and on each day thereafter until the total amount of interest accrued at the Stated Rate for such Lender on the unpaid principal balances of such Lender's Notes and such Lender's other Obligations plus the Additional Interest equals the total amount of interest which would have accrued if there had been no Ceiling Rate. If the Obligations mature (or are prepaid) before such equality is achieved, then, in addition to the unpaid principal and accrued interest then owing pursuant to the other provisions of the Loan Documents, the applicable Borrower promises to pay on demand to the order of the holder of the applicable Obligations interest in an amount equal to the excess (if any) of (a) the lesser of (i) the total interest which would have accrued on such Obligations if the Stated Rate had been defined as equal to the Ceiling Rate from time to time in effect and (ii) the total interest which would have accrued on such Obligations if the Stated Rate were not so prohibited from exceeding the Ceiling Rate, over (b) the total interest actually accrued on such Obligations to such maturity (or prepayment) date. Without notice to any Borrower or any other Person, the Stated Rate shall automatically fluctuate upward and downward in accordance with the provisions of this definition.

         "Subordinated Indebtedness" means all Borrowed Money Indebtedness of a Person which has been subordinated on terms and conditions satisfactory to the Majority Lenders, in their sole discretion, to all Borrowed Money Indebtedness of such Person to Lenders, whether now existing or hereafter incurred. Borrowed Money Indebtedness shall not be considered as "Subordinated Indebtedness" unless and until Administrative Agents shall have received copies of the documentation evidencing or relating to such Borrowed Money Indebtedness together with a subordination agreement, in Proper Form, duly executed by the holder or holders of such Borrowed Money Indebtedness and evidencing the terms and conditions of subordination required by the Majority Lenders.

         "Subsidiary" means, as to a particular parent Corporation, any Corporation of which more than 50% of the indicia of equity rights (whether outstanding capital stock, partnership or member interests or otherwise) is at the time directly or indirectly owned by, such parent Corporation.

         "Taxes" has the meaning ascribed to it in Section 4.1(d).

         "Termination Date" means the earliest of (a) the Maturity Date (or Extension Maturity Date, as the case may be), (b) the date specified by the U.S. Administrative Agent in accordance with Section 9.1 hereof or (c) such other date on which the aggregate commitments terminate as provided herein.

         "Total Canadian Exposure" means, at any time and without duplication, the sum of the aggregate principal amounts of the then outstanding Canadian Loans, then outstanding Bankers' Acceptance Liabilities and then outstanding Letter of Credit Liabilities in respect of Canadian Letters of Credit, in each case expressed in Dollars using, where applicable, the then current Exchange Rate.

         "Total Norwegian Exposure" means, at any time and without duplication, the sum of the aggregate principal amounts of the then outstanding Norwegian Loans, and then outstanding Letter of Credit Liabilities in respect of Norwegian Letters of Credit, in each case expressed in Dollars using, where applicable, the then current Exchange Rate.

         "Total Outstandings" means the aggregate outstanding amount of all Obligations, excluding those Obligations referred to in clause (iv) of the definition herein of Obligations.

         "Tranche" means, as applicable, U.S. Borrowings, Canadian Borrowings or Norwegian Borrowings.

         "Unfunded Liabilities" means, with respect to any Plan, at any time, the amount (if any) by which (a) the present value of all benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent actuarial valuation report for such Plan, but only to the extent that such excess represents a potential liability of any member of the Controlled Group to the PBGC or a Plan under Title IV of ERISA or under Applicable Canadian Pension Legislation. With respect to multi-employer Plans, the term "Unfunded Liabilities" shall also include contingent liability for withdrawal liability under Section 4201 of ERISA or under Applicable Canadian Pension Legislation to all multi-employer Plans to which any Borrower or any member of a Controlled Group for employees of any Borrower contributes in the event of complete withdrawal from such plans.

         "U.S. Administrative Agent" has the meaning assigned to it in the introductory paragraph of this Agreement.

         "U.S. Borrower" has the meaning assigned to it in the introductory paragraph of this Agreement.

         "U.S. Commitment" means, as to any U.S. Lender, the amount, if any, set forth opposite such U.S. Lender's name on the signature pages hereof under the caption "U.S. Commitment", or otherwise provided for in an Assignment and Acceptance Agreement (as the same may be increased or reduced from time to time pursuant to Section 2.5(c), 2.12, 11.6(b) or 11.16 hereof).

         "U.S. Lender" means each lender signatory hereto with (i) prior to the Termination Date, a U.S. Commitment and (ii) on and after the Termination Date, any outstanding U.S. Obligations.

         "U.S. Letter of Credit" has the meaning assigned to such term in
Section 2.3 hereof.

         "U.S. Loan" means a Loan made pursuant to Section 2.1(a) or 2.2 hereof.

         "U.S. Notes" means the Notes of U.S. Borrower evidencing the U.S. Loans made pursuant to Section 2.1(a) hereof, in the form of Exhibit D hereto.

         "U.S. Obligations" means, as at any date of determination thereof, the sum of the following (determined without duplication): (i) the aggregate principal amount of U.S. Loans outstanding hereunder on such date plus (ii) the aggregate amount of the Letter of Credit Liabilities outstanding on such date relating to U.S. Letters of Credit.

         "U.S. Swing Line Borrowing" has the meaning set forth in Section 2.2.

         "U.S. Swing Line Lender" means the U.S. Administrative Agent.

         "U.S. Swing Line Loan" means a Loan made pursuant to Section 2.2.

         "U.S. Swing Line Note" means a promissory note of the U.S. Borrower payable to the order of the U.S. Swing Line Lender in substantially the form of the attached Exhibit F, evidencing the Borrowed Money Indebtedness of the U.S. Borrower to the U.S. Swing Line Lender from U.S. Swing Line Borrowings owing to the U.S. Swing Line Lender.

         "Utilization Fee" means the fees specified in Section 2.6.

         "Wells Fargo" has the meaning assigned to it in the introductory paragraph of this Agreement.

MISCELLANEOUS. The words "hereof," "herein," and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement. The term "annualized" as used herein shall mean the multiplication of the applicable amount for any given period by a fraction, the numerator of which is 365 and the denominator of which is the number of days elapsed in such period.

COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

ACCOUNTING TERMS; CHANGES IN GAAP.

All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP applied on a consistent basis with those applied in the preparation of the Annual Financial Statements.

Unless otherwise indicated, all financial statements of the Parent, all calculations for compliance with covenants in this Agreement, and all calculations of any amounts to be calculated under the definitions in this Agreement shall be based upon the Consolidated accounts of the Parent and its Subsidiaries in accordance with GAAP.

REFERENCES TO AGREEMENTS AND LAWS. Unless otherwise expressly provided herein,
(a) references to Organizational Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Laws shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Laws.

COMMITMENTS; LOANS; BA'S AND LETTERS OF CREDIT

LOANS AND BA'S. Each Lender severally agrees, subject to all of the terms and conditions of this Agreement (including, without limitation, Sections 5.1 and 5.2 hereof), to make Loans and, in the case of Canadian Lenders, to accept and purchase Bankers' Acceptances, as follows:

U.S. LOANS. From time to time on or after the Effective Date and during the Availability Period, each U.S. Lender shall make loans under this Section 2.1(a) to U.S. Borrower in an aggregate principal amount at any one time outstanding (including its Commitment Percentage of all U.S. Swing Line Loans and all
Letter of Credit Liabilities relating to U.S. Letters of Credit at such time) up to but not exceeding such U.S. Lender's Commitment Percentage of the Maximum U.S. Available Amount. Notwithstanding anything herein to the contrary, in no event shall any U.S. Lender be obligated to make any loan or purchase any participation in a Letter of Credit to the extent that the making of such loan and/or purchase of such participation in a Letter of Credit, as applicable, would cause such Lender's U.S. Loan and Letter of Credit Liabilities relating to U.S. Letters of Credit to exceed its U.S. Commitment.
         Subject to the conditions in this Agreement, any such U.S. Loan repaid prior to the Termination Date may be reborrowed pursuant to the terms of this Agreement; provided, that any and all such U.S. Loans shall be due and payable in full at the end of the Availability Period. Loans made under this Section 2.1(a) shall be made and denominated in Dollars. The aggregate of all U.S. Loans to be made by the U.S. Lenders in connection with a particular borrowing shall be equal to the lesser of (i) the unutilized portion of the U.S. Commitments or
(ii) (x) for a Base Rate Borrowing at least US$500,000 or any integral multiple of US$100,000 in excess thereof, or (y) for a LIBOR Borrowing, at least US$5,000,000 or any integral multiple of US$1,000,000 in excess thereof.

CANADIAN LOANS. From time to time on or after the Effective Date and during the Availability Period, each Canadian Lender shall make loans under this Section 2.1(b) to either Canadian Borrower in an aggregate (for both Canadian Borrowers together) principal amount at any one time outstanding (including such Canadian Lender's Commitment Percentage of all Bankers' Acceptance Liabilities and all Letter of Credit Liabilities relating to Canadian Letters of Credit at such time) up to but not exceeding such Canadian Lender's Commitment Percentage of the Maximum Canadian Available Amount. Subject to the conditions in this Agreement, any such Canadian Loan repaid prior to the Termination Date may be reborrowed pursuant to the terms of this Agreement; provided, that any and all such Canadian Loans shall be due and payable in full at the end of the Availability Period. Loans made under this Section 2.1(b) may, at the option of either Canadian Borrower, be made and denominated either in Dollars or in Canadian Dollars (but all Loans to be made under a particular borrowing must be made and denominated in the same currency). The aggregate of all Canadian Loans to be made by the Canadian Lenders in connection with a particular borrowing shall be equal to the lesser of (i) the unutilized portion of the Canadian Commitments or (ii) US$1,000,000 or any integral multiple of US$100,000 in excess thereof (if the Loans are denominated in Dollars) or C$1,000,000 or any integral multiple of C$100,000 in excess thereof (if the Loans are denominated in Canadian Dollars).

BANKERS' ACCEPTANCES. From time to time on or after the Effective Date and during the Availability Period, each Canadian Lender shall accept and purchase Bankers' Acceptances drawn on it under Section 2.4 hereof by either Canadian Borrower in an aggregate (for both Canadian Borrowers together) principal amount at any one time outstanding (including such Canadian Lender's Commitment Percentage of all Canadian Loans outstanding at such time and all Letter of Credit Liabilities relating to Canadian Letters of Credit at such time) up to but not exceeding such Canadian Lender's Commitment Percentage of the Maximum Canadian Available Amount. No Bankers' Acceptance may be made or accepted on or after the Termination Date and all outstanding Bankers' Acceptances shall mature no later than the end of the Availability Period. Loans made by way of Bankers' Acceptances shall be made and denominated in Canadian Dollars.

NORWEGIAN LOANS. From time to time on or after the Effective Date and during the Availability Period, each Norwegian Lender shall make loans under this Section 2.1(d) to Norwegian Borrower in an aggregate principal amount at any one time outstanding (including such Norwegian Lender's Commitment Percentage of all Letter of Credit Liabilities relating to Norwegian Letters of Credit at such time) up to but not exceeding such Norwegian Lender's Commitment Percentage of the Maximum Norwegian Available Amount. Subject to the conditions in this Agreement, any such Norwegian Loan repaid prior to the Termination Date may be reborrowed pursuant to the terms of this Agreement; provided, that any and all such Norwegian Loans shall be due and payable in full at the end of the Availability Period. Loans made under this Section 2.1(d) may, at the option of Norwegian Borrower, be made and denominated either in Dollars or in Norwegian Krone (but all Loans to be made under a particular borrowing must be made and denominated in the same currency). The aggregate of all Norwegian Loans to be made by the Norwegian Lenders in connection with a particular borrowing shall be equal to the lesser of (i) the unutilized portion of the Norwegian Commitments or (ii) or US$1,000,000 or any integral

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
multiple of US$100,000 in excess thereof (if the Loans are denominated in Dollars) or NOK10,000,000 or any integral multiple of NOK1,000,000 in excess thereof.

NON-APPLICABILITY. Borrowers, Administrative Agents and the Lenders agree that Chapter 346 of the Texas Finance Code, as amended shall not apply to this Agreement, the Notes, the Loan Documents or any other Obligation.

U.S. SWING LINE BORROWINGS. On the terms and conditions set forth in this Agreement, U.S. Swing Line Lender may, in its sole discretion from time-to-time on any Business Day during the period from the date of this Agreement until the Maturity Date, make advances ("U.S. Swing Line Borrowings") under the U.S. Swing Line Note to the U.S. Borrower in an aggregate principal amount not to exceed US$10,000,000 outstanding at any time, which shall reduce proportionally the amount available under the U.S. Commitment of each U.S. Lender; provided that the aggregate principal amount of outstanding U.S. Loan, U.S. Swing Line Borrowings, and U.S. Letter of Credit Exposure relating to the U.S. Commitment may not exceed the aggregate U.S. Commitments at such time; and provided further than no U.S. Swing Line Borrowing shall be made by U.S. Swing Line Lender if the statements set forth in Section 5.2 hereof are not true on the date of the making of such U.S. Swing Line Borrowing, it being agreed by the U.S. Borrower that the giving of the applicable notice of borrowing and the acceptance by the U.S. Borrower of the proceeds of such U.S. Swing Line Borrowing shall constitute a representation and warranty by the U.S. Borrower that on the date of such U.S. Swing Line Borrowing such statements are true. Subject to the other provisions hereof, the U.S. Borrower may from time-to-time borrow, prepay (in whole or in part) and reborrow U.S. Swing Line Borrowings.

Except as provided in the following clause (ii) below, each request for a U.S. Swing Line Borrowing shall be made pursuant to telephone notice to U.S. Swing Line Lender given no later than 12:00 noon (Houston, Texas time) on the date of the proposed U.S. Swing Line Borrowing, promptly confirmed by a completed and executed notice of borrowing telecopied to the U.S. Swing Line Lender. U.S. Swing Line Lender will promptly (but in any event prior to 3:00 p.m. (Houston, Texas time) on the date of such proposed U.S. Swing Line Borrowing make the U.S. Swing Line Borrowing available to the U.S. Borrower at the U.S. Borrowers' account with the U.S. Administrative Agent or such other accounts as may be designated by the U.S. Borrower.

U.S. Borrower and the U.S. Swing Line Lender agree that in the event any U.S. Swing Line Borrowing is not repaid on the date due to U.S. Swing Line Lender, each U.S. Lender shall pay to the U.S. Administrative Agent its pro rata share of such U.S. Swing Line Borrowing and such payment shall be deemed to be a Base Rate Borrowing made pursuant to such U.S. Commitment, whether made before or after termination of the U.S. Commitments, acceleration of the U.S. Borrowings, or otherwise, and whether or not the conditions precedent in Article V have been satisfied. U.S. Administrative Agent shall give each U.S. Lender notice of such Mandatory U.S. Borrowing by 12:00 noon (Houston, Texas time) on the date the Mandatory U.S. Borrowing is to be made. Each U.S. Lender, to the extent of such U.S. Lender's Commitment Percentage of the Maximum U.S. Available Amount, shall make its Mandatory U.S. Borrowing available to the U.S. Administrative Agent for the account of U.S. Swing Line Lender in immediately available funds by 2:00 p.m. (Houston, Texas time) on the date requested, and the U.S. Borrower hereby irrevocably instructs U.S. Swing Line Lender to apply the proceeds of such Mandatory U.S. Borrowing to the payment of the outstanding U.S. Swing Line Borrowings.

Each U.S. Swing Line Lender shall be paid in full by the U.S. Borrower no later than 10 days after such U.S. Swing Line Borrowing is made, and if such U.S. Swing Line Borrowing is not paid within such time, then such U.S. Swing Line Borrowing shall be paid by the funding in accordance with Section 2.2(b); and

Each U.S. Swing Line Borrowing is a Base Rate Borrowing and shall be in a minimum amount equal to US$100,000 unless the U.S. Borrower elects to use Wells Fargo's credit sweep product, in which event there shall be no minimum amount.

LETTERS OF CREDIT.

LETTERS OF CREDIT. Subject to the terms and conditions of this Agreement, and on the condition that aggregate Letter of Credit Liabilities relating to U.S. Letters of Credit shall never exceed US$50,000,000, that aggregate Letter of Credit Liabilities relating to Canadian Letters of Credit shall not exceed, at the time of issuance, US$15,000,000, and that aggregate Letter of Credit Liabilities relating to Norwegian Letters of Credit shall not exceed, at the time of issuance, US$10,000,000, and the sum of the aggregate Letter of Credit Liabilities relating to the U.S. Letters of Credit, Canadian Letters of Credit and Norwegian Letters of Credit shall not exceed, at the time of issuance, US$50,000,000, (i) U.S. Borrower shall have the right, in addition to U.S. Loans provided for in Section 2.1(a) hereof, to utilize the U.S. Commitments from time to time during the Availability Period by obtaining the issuance of letters of credit for the account of U.S. Borrower if U.S. Borrower shall so request in the notice referred to in Section 2.3(b)(i) hereof (such letters of credit as any of them may be amended, supplemented, extended or confirmed from time to time, being herein collectively called the "U.S. Letters of Credit"); either Canadian Borrower shall have the right, in addition to Canadian Loans provided for in
Section 2.1(b) hereof and Bankers' Acceptances provided for in Section 2.1(c) hereof, to utilize the Canadian Commitments from time to time during the Availability Period by obtaining the issuance of letters of credit for the account of such Canadian Borrower if such Canadian Borrower shall so request in the notice referred to in Section 2.3(b)(i) hereof (such letters of credit as any of them may be amended, supplemented, extended or confirmed from time to time, being herein collectively called the "Canadian Letters of Credit"); and Norwegian Borrower shall have the right, in addition to Norwegian Loans provided for in Section 2.1(d) hereof, to utilize the Norwegian Commitments from time to time during the Availability Period by obtaining the issuance of letters of credit for the account of Norwegian Borrower if Norwegian Borrower shall so request in the notice referred to in Section 2.3(b)(i) hereof (such letters of credit as any of them may be amended, supplemented, extended or confirmed from time to time, being herein collectively called the "Norwegian Letters of Credit") and (ii) Wells Fargo and an applicable Issuing Bank agrees to issue U.S. Letters of Credit, The Bank of Nova Scotia agrees to issue Canadian Letters of Credit and Den norske Bank, ASA, agrees to issue Norwegian Letters of Credit. The Letters of Credit will, at the request of the applicable Borrower, be issued in currencies other than those expressly provided for in this Agreement so long as the applicable Administrative Agent is reasonably satisfied that such currency is readily available in the required amounts and that such currency selection is not otherwise disadvantageous to any Administrative Agent or any Lender. Upon the date of the issuance of a Letter of Credit, the applicable Issuer shall be deemed, without further action by any party hereto, to have sold to each U.S. Lender, Canadian Lender or Norwegian Lender, as the case may be, and each such U.S. Lender (subject to the restrictions set forth in Section 2.1(a) hereof), Canadian Lender or Norwegian Lender, as the case may be, shall be deemed, without further action by any party hereto, to have purchased from the applicable Issuer, a participation, to the extent of such Lender's Commitment Percentage, in such Letter of Credit and the related Letter of Credit Liabilities, which participation shall terminate on the earlier of the expiration date of such Letter of Credit or the Termination Date. Any Letter of Credit that shall have an expiration date after the end of the Availability Period shall be subject to Cover or backed by a standby letter of credit in form and substance, and issued by a Person acceptable to the Issuing Bank, in its sole discretion (such acceptance not to be unreasonably withheld). Wells Fargo or, with the prior approval of U.S. Borrower, U.S. Administrative Agent and the applicable U.S. Lender, another U.S. Lender shall be the Issuer of each U.S. Letter of Credit, The Bank of Nova Scotia, or, with the prior approval of Canadian Borrowers, Canadian Administrative Agent and the applicable Canadian Lender, another Canadian Lender shall be the Issuer of each Canadian Letter of Credit and Den norske Bank, ASA, or, with the prior approval of Norwegian Borrower, Norwegian Administrative Agent and the applicable Norwegian Lender, another Norwegian Lender shall be the Issuer of each Norwegian Letter of Credit. Except as provided above, all U.S. Letters of Credit shall be denominated in Dollars, all Canadian Letters of Credit shall, at the option of the applicable Canadian Borrower, be denominated in either Dollars or Canadian Dollars and all Norwegian Letters of Credit shall, at the option of Norwegian Borrower, be denominated in either Dollars or Norwegian Krone. Fees due in respect of a U.S. Letter of Credit shall be payable in Dollars; fees due in respect of a Canadian Letter of Credit shall be payable (i) in Dollars, if such Letter of Credit is denominated in Dollars and (ii) in Canadian Dollars if such Letter of Credit is denominated in Canadian Dollars or any other currency; and fees due in respect of a Norwegian Letter of Credit shall be payable (i) in Dollars, if such Letter of Credit is denominated in Dollars and (ii) in Norwegian Krone if such Letter of Credit is denominated in Norwegian Krone or any other currency.

ADDITIONAL PROVISIONS. The following additional provisions shall apply to each Letter of Credit:
U.S. Borrower, a Canadian Borrower or Norwegian Borrower, as the case may be, shall give the appropriate Administrative Agent notice requesting each issuance of a Letter of Credit hereunder as provided in Section 4.3 hereof and shall furnish such additional information regarding such transaction as such Administrative Agent may reasonably request. Upon receipt of such notice, such Administrative Agent shall promptly notify each U.S. Lender, Canadian Lender or Norwegian Lender, as the case may be, of the contents thereof and of such Lender's Commitment Percentage of the amount of such proposed Letter of Credit. No U.S. Letter of Credit may be issued if after giving effect thereto the sum of
(A) the aggregate outstanding principal amount of U.S. Loans and U.S. Swing Line Loans plus (B) the aggregate

Letter of Credit Liabilities relating to U.S. Letters of Credit would exceed the Maximum U.S. Available Amount. No Canadian Letter of Credit may be issued if after giving effect thereto the sum of (A) the aggregate outstanding principal amount of Canadian Loans plus (B) the aggregate Letter of Credit Liabilities relating to Canadian Letters of Credit plus (C) the aggregate Bankers' Acceptance Liabilities would exceed the Maximum Canadian Available Amount. No Norwegian Letter of Credit may be issued if after giving effect thereto the sum of (A) the aggregate outstanding principal amount of Norwegian Loans plus (B) the aggregate Letter of Credit Liabilities relating to Norwegian Letters of Credit would exceed the Maximum Norwegian Available Amount. On each day during the period commencing with the issuance of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the U. S. Commitment, Canadian Commitment or Norwegian Commitment, as the case may be, of each applicable Lender shall be deemed to be utilized for all purposes hereof in an amount equal to such Lender's Commitment Percentage of the amount then available for drawings under such Letter of Credit (and any unreimbursed drawings under such Letter of Credit).
Upon receipt from the beneficiary of any Letter of Credit of any demand for payment thereunder, the applicable Issuer shall notify the Administrative Agents and thereafter the U.S. Administrative Agent, the Canadian Administrative Agent or Norwegian Administrative Agent, as the case may be, shall promptly notify the applicable Borrower and each applicable Lender as to the amount to be paid as a result of such demand and the payment date therefor. If at any time prior to the expiration date of a Letter of Credit any applicable Issuer shall have made a payment to a beneficiary of a Letter of Credit in respect of a drawing under such Letter of Credit, each applicable Lender will pay to the U.S. Administrative Agent, the Canadian Administrative Agent or Norwegian Administrative Agent, as the case may be, immediately upon demand by such Issuer at any time during the period commencing after such payment until reimbursement thereof in full by the applicable Borrower, an amount equal to such Lender's U.S. Commitment Percentage, Canadian Commitment Percentage or Norwegian Commitment Percentage, as the case may be, of such payment, together with interest on such amount for each day from the date of demand for such payment (or, if such demand is made after 11:00 a.m. Houston, Texas time (in the case of a U.S. Letter of Credit), 12:00 noon Calgary, Alberta time (in the case of a Canadian Letter of Credit) or 12:00 noon Oslo, Norway time (in the case of a Norwegian Letter of Credit) on such date, from the next succeeding Business Day) to the date of payment by such Lender of such amount at a rate of interest per annum equal to (i) in respect of U.S. Letters of Credit, the Federal Funds Rate,
(ii) in respect of Canadian Letters of Credit which are denominated in Dollars, the Base Rate plus two percent (2%), (iii) in respect of Canadian Letters of Credit which are denominated in Canadian Dollars, the CDOR Rate, (iv) in respect of Norwegian Letters of Credit which are denominated in Dollars, the Base Rate plus two percent (2%) and (v) in respect of Norwegian Letters of Credit which are denominated in Norwegian Krone, the Eurokrone Rate plus two percent (2%). To the extent that it is ultimately determined that the applicable Borrower is relieved of its obligation to reimburse the applicable Issuer because of such Issuer's gross negligence or willful misconduct in determining that documents received under any applicable Letter of Credit comply with the terms thereof, the applicable Issuer shall be obligated to refund to the paying Lenders all amounts paid to such Issuer to reimburse Issuer for the applicable drawing under such Letter of Credit.
U.S. Borrower, Canadian Borrowers or Norwegian Borrower, as the case may be, shall be irrevocably and unconditionally obligated forthwith to reimburse the appropriate Administrative Agent, on the date on which such Administrative Agent notifies U.S. Borrower, the applicable

Canadian Borrower or Norwegian Borrower, as the case may be, of the date and amount of any payment by the applicable Issuer of any drawing under a Letter of Credit, for the amount paid by such Issuer upon such drawing, without presentment, demand, protest or other formalities of any kind, all of which are hereby waived. Such reimbursement may, subject to satisfaction of the conditions in Sections 5.1 and 5.2 hereof and to the Maximum U.S. Available Amount, Maximum Canadian Available Amount or Maximum Norwegian Available Amount, as the case may be (after adjustment in the same to reflect the elimination of the corresponding Letter of Credit Liability), be made by the borrowing of Loans or, in the case of a Canadian Borrower, by the issuance, acceptance and purchase of Bankers' Acceptances. The applicable Administrative Agent will pay to each Lender such Lender's Commitment Percentage of all amounts received from U.S. Borrower, Canadian Borrowers or Norwegian Borrower, as the case may be, for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Letter of Credit, but only to the extent such Lender has made payment to the applicable Administrative Agent in respect of such Letter of Credit pursuant to clause (iii) above. Each Borrower hereby unconditionally and irrevocably authorizes, empowers, and directs the applicable Administrative Agent and the Lenders to record and otherwise treat each payment under a Letter of Credit issued for the account of such Borrower not reimbursed when due hereunder as a Base Rate Borrowing to such Borrower.

The issuance by the applicable Issuer of each Letter of Credit shall, in addition to the conditions precedent set forth in Article V hereof, be subject to the conditions precedent (A) that such Letter of Credit shall be in such form and contain such terms as shall be reasonably satisfactory to applicable Administrative Agent, and (B) that U.S. Borrower, Canadian Borrowers or Norwegian Borrower, as the case may be, shall have executed and delivered such Applications and other instruments and agreements relating to such Letter of Credit as the applicable Administrative Agent shall have reasonably requested and are not inconsistent with the terms of this Agreement. In the event of a conflict between the terms of this Agreement and the terms of any Application, the terms hereof shall control.

Each Issuer will send to U.S. Borrower, the applicable Canadian Borrower or Norwegian Borrower, as the case may be, and each applicable Lender, immediately upon issuance of any Letter of Credit issued by such Issuer or any amendment thereto, a true and correct copy of such Letter of Credit or amendment.

FURTHER PROVISIONS. The following additional provisions shall apply to each respective Commercial Letter of Credit and Standby Letter of Credit as set forth below:
For each Commercial Letter of Credit issued on behalf of each Borrower:
the expiry date shall not be longer than 180 days from the date of issuance, provided that, no expiry date shall extend beyond the Maturity Date;

at the time of issuance, U.S. Borrower, the applicable Canadian Borrower or Norwegian Borrower, as the case may be, shall pay to the U.S. Administrative Agent, Canadian Administrative Agent or Norwegian Administrative Agent, as the case may be, for the benefit of the U.S. Lender, Canadian Lender or Norwegian Lender, as the case may be, an issuance fee equal to the greater of (x) 0.125% of the amount of the Commercial Letter of Credit issued, or (y) US$250. After the occurrence of an Event of Default which has not been cured or waived, the letter of credit fee provided for the preceding sentence shall, on a Tranche-by-Tranche basis, be increased by two percent (2%) of the aggregate amount of the Commercial Letters of Credit outstanding upon the approval of such increase by Lenders having 50% or more of the Aggregate Commitments related to such Tranche, such increased fee to be due and payable upon demand by the applicable Administrative Agent. In the event any Letter of Credit is drawn, that portion of the applicable letter of credit fee provided for in the preceding sentence relating to the period beyond the date of such drawing shall be credited to the applicable Borrower's Reimbursement Obligations relating thereto. The applicable Administrative Agent will pay to each applicable Lender, promptly after receiving any payment in respect of letter of credit fees referred to in this clause (2), an amount equal to the product of such Lender's U.S. Commitment Percentage, Canadian Commitment Percentage or Norwegian Commitment Percentage, as the case may be, times the amount of such fees; and

U.S. Borrower, the applicable Canadian Borrower or Norwegian Borrower, as the case may be, shall pay to the applicable Issuing Bank, on demand, such other fronting, amendment, transfer, negotiation and other fees as determined in accordance with the applicable Issuing Bank's then current fee policy regarding Commercial Letters of Credit;

The applicable Issuing Bank shall neither renew or extend nor permit the renewal or extension of any Commercial Letter of Credit if after giving effect to such renewal, the expiry date of such Commercial Letter of Credit would be a date that is later than the Maturity Date.

For each Standby Letter of Credit issued on behalf of each Borrower:

U.S. Borrower, the applicable Canadian Borrower or Norwegian Borrower, as the case may be, will pay to the appropriate Administrative Agent at the Principal Office of such Administrative Agent for the account of each applicable Lender a letter of credit fee with respect to each Standby Letter of Credit equal to the Margin Percentage applicable to LIBOR Borrowings or NIBOR Borrowings, as the case may be, multiplied by the face amount available of each Standby Letter of Credit issued (and computed on the basis of the actual number of days elapsed in a year composed of 360 days), in each case for the period from and including the date of issuance of such Letter of Credit to and including the date of expiration or termination thereof, such fee to be due and payable quarterly (i) in arrears in the case of U.S. Letters of Credit and Norwegian Letters of Credit and (ii) in case of Canadian Letters of Credit in advance. After the occurrence of an Event of Default which has not been cured or waived, the letter of credit fee provided for the preceding sentence shall, on a Tranche-by-Tranche basis, be increased by two percent (2%) per annum upon the approval of such increase by Lenders having 50% or more of the Aggregate Commitments related to such Tranche, such increased fee to be due and payable upon demand by the applicable Administrative Agent. In the event any Letter of Credit is drawn, that portion of the applicable letter of credit fee provided for in the preceding sentence relating to the period beyond the date of such drawing shall be credited to the applicable Borrower's Reimbursement Obligations relating thereto. The applicable Administrative Agent will pay to each applicable Lender, promptly after receiving any payment in respect of letter of credit fees referred to in this
Section 2.3(c)(ii)(1), an amount equal to the product of such Lender's U.S. Commitment Percentage, Canadian Commitment Percentage or Norwegian Commitment Percentage, as the case may be, times the amount of such fees.

In addition to and cumulative of the above described fees, U.S. Borrower, the applicable Canadian Borrower or Norwegian Borrower, as the case may be, shall pay to the appropriate Administrative

Agent, for the account of the applicable Issuing Bank, in advance on the date of the issuance of the applicable Standby Letter of Credit, a fronting fee in an amount equal to the greater of (x) 0.125% of the amount of the Standby Letter of Credit issued, or (y) US$400 (such fee to be retained by the applicable Issuing Bank for its own account); and the applicable Borrower shall also pay to the applicable Issuing Bank such other amendment, transfer, negotiation and other fees as determined in accordance with the Issuing Bank's then current fee policy regarding Standby Letters of Credit;

The Issuing Bank shall neither renew or extend nor permit the renewal or extension of any Standby Letter of Credit if after giving effect to such renewal, the expiry date of such Letter of Credit would be a date that is later than twelve months beyond the Maturity Date then in effect.

INDEMNIFICATION; RELEASE. Each of U.S. Borrower, Canadian Borrowers and Norwegian Borrower, as the case may be, hereby indemnifies and holds harmless each applicable Administrative Agent, each applicable Lender and each applicable Issuer from and against any and all claims and damages, losses, liabilities, costs or expenses which such Administrative Agent, such Lender or such Issuer may incur (or which may be claimed against such Administrative Agent, such Lender or such Issuer by any Person whatsoever), REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES, in connection with the execution and delivery of any Letter of Credit or transfer of or payment or failure to pay under any Letter of Credit; provided that U.S. Borrower, Canadian Borrowers or Norwegian Borrower, as the case may be, shall not be required to indemnify any party seeking indemnification for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the party seeking indemnification, or (ii) the failure by the party seeking indemnification to pay under any Letter of Credit after the presentation to it of a request required to be paid under applicable law. U.S. Borrower, Canadian Borrowers or Norwegian Borrower, as the case may be, hereby releases, waives and discharges each Administrative Agent, each Lender and each Issuer from any claims, causes of action, damages, losses, liabilities, reasonable costs or expenses which may now exist or may hereafter arise, REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF ANY OF THE INDEMNIFIED connection with the failure of any other Lender to fulfill or comply with its obligations to such Administrative Agent, such Lender or such Issuer, as the case may be, hereunder (but nothing herein contained shall affect any rights U.S. Borrower, Canadian Borrowers or Norwegian Borrower, as the case may be, may have against such defaulting Lender or may have in respect of gross negligence or willful misconduct). Nothing in this Section 2.3(d) is intended to limit the obligations of U.S. Borrower, Canadian Borrowers or Norwegian Borrower, as the case may be, under any other provision of this Agreement.

ADDITIONAL COSTS IN RESPECT OF LETTERS OF CREDIT. If as a result of any Regulatory Change there shall be imposed, modified or deemed applicable any tax (other than any franchise tax or tax based on or measured by income or revenues), reserve, special deposit or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder or participations in such Letters of Credit, and the result shall be to increase the cost to any Lender of issuing or maintaining any Letter of Credit or any participation therein, or materially reduce any amount receivable by any Lender hereunder in respect of any Letter of Credit or any participation therein (which increase in cost, or reduction in amount receivable, shall be the result of such Lender's reasonable allocation of the aggregate of such increases or reductions resulting from such event), then such Lender shall notify U.S. Borrower, the applicable Canadian Borrower or Norwegian Borrower, as the case may be, through the appropriate Administrative Agent (which notice shall be accompanied by a statement setting forth in reasonable detail the basis for the determination of the amount due), and within 15 Business Days after demand therefor by such Lender through such Administrative Agent, U.S. Borrower, the applicable Canadian Borrower or Norwegian Borrower, as the case may be, shall pay to such Lender, from time to time as specified by such Lender, such additional amounts as shall be sufficient to compensate such Lender for such increased costs or reductions in amount. Such statement as to such increased costs or reductions in amount incurred by such Lender, submitted by such Lender to U.S. Borrower, the applicable Canadian Borrower or Norwegian Borrower, as the case may be, shall be conclusive as to the amount thereof, absent manifest error, and may be computed using any reasonable averaging and attribution method. Each Lender will notify U.S. Borrower, the applicable Canadian Borrower or Norwegian Borrower, as the case may be, through the appropriate Administrative Agent of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this Section as promptly as practicable after any executive officer of such Lender obtains knowledge thereof and determines to request such compensation, and (if so requested by U.S. Borrower, the applicable Canadian Borrower or Norwegian Borrower, as the case may be, through the appropriate Administrative Agent) will designate a different lending office of such Lender for the issuance or maintenance of Letters of Credit by such Lender or will take such other action as U.S. Borrower, the applicable Canadian Borrower or Norwegian Borrower, as the case may be, may reasonably request if such designation or action is consistent with the internal policy of such Lender and legal and regulatory restrictions, can be undertaken at no additional cost, will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender (provided that no such U.S. Lender shall have any obligation so to designate a different lending office which is not located in the United States of America, no such Canadian Lender shall have any obligation so to designate a different lending office which is not located in Canada and no such Norwegian Lender shall have any obligation so to designate a different lending office which is not located in Norway).

COLLATERAL ACCOUNT. U.S. Borrower, Canadian Borrowers or Norwegian Borrower, as the case may be, shall be required to deposit cash or an irrevocable standby letter of credit issued by a bank or other financial institution acceptable to the Issuing Bank (such acceptance not to be unreasonably withheld), for the benefit of the U.S. Lender, Canadian Lender or Norwegian Lender, as the case may be, in an account of the Issuing Bank if (i) required pursuant to any Section herein, or (ii) within 30 days prior to the Maturity Date then in effect in an amount equal to the Letter of Credit Exposure as of such date.

EXISTING LETTERS OF CREDIT. On the date of this Agreement, the Existing Canadian Letters of Credit will become Canadian Letters of Credit hereunder and the Existing Norwegian Letters of Credit will become Norwegian Letters of Credit hereunder and all provisions of this Section 2.3 and this Agreement shall apply to the Existing Canadian Letters of Credit and Existing Norwegian Letters of Credit as if they had been issued hereunder. On the date of this Agreement, the Issuing Bank shall issue a Standby Letter of Credit to cover or back the full outstanding and undrawn amount of the Existing U.S. Letters of Credit. This Standby Letter of Credit will become a U.S. Letter of Credit hereunder and all provisions of this Section 2.3 and this Agreement shall apply thereto.

CERTAIN PROVISIONS RELATING TO BANKERS' ACCEPTANCES.

Subject to the terms and conditions hereof, each Canadian Lender severally agrees to accept and purchase Bankers' Acceptances drawn upon it by either Canadian Borrower denominated in Canadian Dollars. The applicable Canadian Borrower shall notify the Canadian Administrative Agent by irrevocable written notice (each a "Bankers' Acceptance Notice") by 12:00 noon (Calgary, Alberta time) two (2) Business Days prior to the proposed date of any borrowing by way of Bankers' Acceptances. Each borrowing by way of Bankers' Acceptances shall be in a minimum aggregate face amount of C$1,000,000 and integral multiples of C$100,000 in excess thereof. The face amount of each Bankers' Acceptance shall be C$100,000 or any integral multiple thereof. Each Bankers' Acceptance Notice shall be in the form of Exhibit I.
Bankers' Acceptances shall be issued and shall mature on a Business Day. Each Bankers' Acceptance shall have a term of 30, 60, 90 or, if available, 180 days excluding days of grace and shall mature on or before the Maturity Date and shall be in form and substance reasonably satisfactory to the Canadian Administrative Agent.

To facilitate the acceptance of Bankers' Acceptances under this Agreement, each Canadian Borrower shall, upon execution of this Agreement and from time to time as required, provide to the Canadian Administrative Agent drafts, in form satisfactory to the Canadian Administrative Agent, duly executed and endorsed in blank by such Canadian Borrower in quantities sufficient for each Canadian Lender to fulfill its obligations hereunder. Each Canadian Borrower recognizes and agrees that all Bankers' Acceptances signed and/or endorsed on its behalf by a Canadian Lender shall bind such Canadian Borrower as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officer of such Canadian Borrower. Each Canadian Lender is hereby authorized to issue such Bankers' Acceptances endorsed in blank in such face amounts as may be determined by such Canadian Lender provided that the aggregate amount thereof is equal to the aggregate amount of Bankers' Acceptances required to be accepted by such Canadian Lender. No Canadian Lender shall be responsible or liable for its failure to accept a Bankers' Acceptance if the cause of such failure is, in whole or in part, due to the failure of the respective Canadian Borrower to provide duly executed and endorsed drafts to the Canadian Administrative Agent on a timely basis nor shall any Canadian Lender be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except loss or improper use arising by reason of the gross negligence or willful misconduct of such Canadian Lender, its officers, employees, Administrative Agents or representatives. Each Canadian Lender shall maintain a record with respect to Bankers' Acceptances (i) received by it from the Canadian Administrative Agent or either Canadian Borrower in blank hereunder, (ii) voided by it for any reason, (iii) accepted by it hereunder, (iv) purchased by it hereunder and (v) canceled at their respective maturities. Each Canadian Lender further agrees to retain such records in the manner and for the statutory periods provided in the various Canadian provincial or federal statutes and regulations which apply to such Canadian Lender.

Subject to Section 2.4(d) below, drafts of each Canadian Borrower to be accepted as Bankers' Acceptances hereunder shall be duly executed by a duly authorized officer of such Canadian Borrower. Notwithstanding that any person whose signature appears on any Bankers' Acceptance as a signatory for each Canadian Borrower may no longer be an authorized signatory for such Canadian Borrower at the date of issuance of a Bankers' Acceptance, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such Bankers' Acceptance so signed shall be binding on such Canadian Borrower.

Promptly following receipt of a Bankers' Acceptance Notice, the Canadian Administrative Agent shall so advise the Canadian Lenders and shall advise each Canadian Lender of the face amount of each Bankers' Acceptance to be accepted by it and the term thereof. The aggregate face amount of Bankers' Acceptances to be accepted by a Canadian Lender shall be determined by the Canadian Administrative Agent by reference to the respective Canadian Commitments of the Canadian Lenders, except that, if the face amount of a Bankers' Acceptance, which would otherwise be accepted by a Canadian Lender, would not be C$100,000 or an integral multiple thereof, such face amount shall be increased or reduced by the Canadian Administrative Agent in its sole and unfettered discretion to the nearest integral multiple of C$100,000.

Each Bankers' Acceptance to be accepted by a Canadian Lender shall be accepted at such Canadian Lender's office shown on the signature pages hereof or as otherwise designated by such Canadian Lender from time to time.

On the relevant borrowing date, each Canadian Lender severally agrees to purchase from the applicable Canadian Borrower, at the face amount thereof discounted by the Applicable BA Discount Rate, any Bankers' Acceptance accepted by it and provided to the Canadian Administrative Agent, for the account of such Canadian Borrower, the BA Discount Proceeds in respect thereof after deducting therefrom the amount of the Acceptance Fee payable by such Canadian Borrower to such Canadian Lender and the Canadian Administrative Agent under Section 2.4(c) in respect of such Bankers' Acceptance.

Each Canadian Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all Bankers' Acceptances accepted and purchased by it.

Each Canadian Borrower waives presentment for payment and any other defense to payment of any amounts due to a Canadian Lender in respect of a Bankers' Acceptance accepted by it pursuant to this Agreement which might exist solely by reason of such Bankers' Acceptance being held, at the maturity thereof, by such Canadian Lender in its own right and each Canadian Borrower agrees not to claim any days of grace if such Canadian Lender as holder sues such Canadian Borrower on the Bankers' Acceptances for payment of the amount payable by such Canadian Borrower thereunder.

With respect to each Bankers' Acceptance, a Canadian Borrower, prior to the occurrence and continuation of a Default, may give irrevocable telephone or written notice (or such other method of notification as may be agreed upon between the Canadian Administrative Agent and such Canadian Borrower) to the Canadian Administrative Agent at or before 12:00 noon (Calgary, Alberta time) two (2) Business Days prior to the maturity date of such Bankers' Acceptance followed by written confirmation electronically transmitted to the Canadian

Administrative Agent on the same day, of such Canadian Borrower's intention to issue one or more Bankers' Acceptance on such maturity date (each a "Refunding Bankers' Acceptance") to provide for the payment of such maturing Bankers' Acceptance (it being understood that payments by such Canadian Borrower and fundings by the Canadian Lenders in respect of each maturing Bankers' Acceptance and each related Refunding Bankers' Acceptance shall be made on a net basis reflecting the difference between the face amount of such maturing Bankers' Acceptance and the BA Discount Proceeds (net of the applicable Acceptance Fee) of such Refunding Bankers' Acceptance). Any funding on account of any maturing Bankers' Acceptance must be made at or before 12:00 noon (Calgary, Alberta time) on the maturity date of such Bankers' Acceptance. If such Canadian Borrower fails to give such notice, then subject to satisfaction of the conditions in
Section 5 hereof and to the Maximum Canadian Available Amount, such Canadian Borrower shall be irrevocably deemed to have requested and to have been advanced a Canadian Prime Loan in the face amount of such maturing Bankers' Acceptance on the maturity date of such Bankers' Acceptance from the Canadian Lender which accepted such maturing Bankers' Acceptance, which Canadian Prime Loan shall thereafter bear interest as such in accordance with the provisions hereof until paid in full.

An Acceptance Fee shall be payable by the applicable Canadian Borrower to each Canadian Lender in advance (in the manner specified in Section 2.4(a)(6)) in respect of, and as a condition precedent to the acceptance by such Canadian Lender of, a Bankers' Acceptance to be accepted by such Canadian Lender calculated at the rate per annum equal to the Margin Percentage applicable to LIBOR Borrowings, calculated on the face amount of such Bankers' Acceptance and computed on the basis of the number of days in the term of such Bankers' Acceptance and a year of 365 days.

DEPOSITORY BILLS AND NOTES ACT. If and for so long as the power of attorney referred to in subsection 2.4(e) is in force with respect to each of the Canadian Lenders, it is intended that pursuant to the DBNA, all Bankers' Acceptances accepted by the Canadian Lenders under this Agreement will be issued in the form of a "depository bill" (as defined in the DBNA), deposited with a "clearing house" (as defined in the DBNA, including, without limitation, The Canadian Depository for Securities Ltd. or its nominee CDS & Co.). In order to give effect to the foregoing, the Canadian Agent will, subject to the approval of Canadian Borrowers, establish and notify Canadian Borrowers and the Canadian Lenders of any additional procedures, consistent with the terms of this Agreement and the DBNA, as are reasonably necessary to accomplish such intention, including:
any instrument held by the Canadian Agent for the purposes of Bankers' Acceptances will have marked prominently and legibly on its face and within its text, at or before the time of issue, the words "This is a depository bill subject to the Depository Bills and Notes Act (Canada)"; any reference to the authentication of the Bankers' Acceptance will be removed; and any reference to the "bearer" will be removed and such Bankers' Acceptances will not be marked with any words prohibiting negotiation, transfer or assignment of it or of an interest in it.

POWER OF ATTORNEY. Canadian Borrowers hereby appoint the Canadian Agent and each Canadian Lender, acting by any authorized signatory of any such Person, the attorney of the undersigned:
to execute, for and on behalf and in the name of the applicable Canadian Borrower as drawer of, and to endorse on its behalf, drafts in such Person's standard form which constitute depository bills for the purpose of the DBNA;
to complete the amount, date and maturity date of such Bankers' Acceptances; and to deposit such Bankers' Acceptances which have been accepted by such Person with a clearing house (as defined in the DBNA);
provided that such acts in each case are to be undertaken by such Person strictly in accordance with instructions given to it by the applicable Canadian Borrower as provided in this subsection 2.4(e). For certainty, signatures of any authorized signatory of such Person may be mechanically reproduced in facsimile on Bankers' Acceptances (or Discount Notes as applicable) issued in accordance with this Agreement and such facsimile signatures will be binding and effective as if they had been manually executed by such authorized signatory of such Person.

Instructions from the applicable Canadian Borrower to such Person relating to the execution, completion, endorsement, discount and/or delivery by such Person on behalf of the applicable Canadian Borrower of Bankers' Acceptances will be communicated by delivery to the Canadian Agent of a Request for Extension of Credit (Canadian Borrowers) or a Rate Designation Notice, as applicable. This power of attorney may be withdrawn by Canadian Borrowers by providing the Canadian Agent and each Canadian Lender with 2 days written notice of such withdrawal.

TERMINATIONS, REDUCTIONS OR REALLOCATIONS OF COMMITMENTS.

MANDATORY. On the Termination Date, all Commitments shall be terminated in their entirety.

OPTIONAL. U.S. Borrower, either Canadian Borrower or Norwegian Borrower, as the case may be, shall have the right to terminate or reduce the unused portion of the U.S. Commitments, Canadian Commitments or Norwegian Commitments, as the case may be, at any time or from time to time, provided that (i) U.S. Borrower, either Canadian Borrower or Norwegian Borrower, as the case may be, shall give notice of each such termination or reduction to the appropriate Administrative Agent as provided in Section 4.3 hereof and (ii) each such partial reduction shall be in an integral multiple of US$5,000,000. Notwithstanding the foregoing, U.S. Borrower may not reduce the U.S. Commitments below the then outstanding principal balance of the U.S. Obligations, Canadian Borrowers may not reduce the Canadian Commitments below the then outstanding principal balance of the Canadian Obligations, and Norwegian Borrower may not reduce the Norwegian Commitments below the then outstanding principal balance of the Norwegian Obligations. No termination or reduction of the Commitments pursuant to this provision may be reinstated without the prior written approval of Administrative Agents and the Lenders.

REALLOCATIONS. Any Multiple Lender may agree with Borrowers to reallocate its existing U.S. Commitment, Canadian Commitment or Norwegian Commitment, so long as the sum of such U.S. Commitment, Canadian Commitment and Norwegian Commitment remains unchanged.

In addition, with the prior written consent of all of the Multiple Lenders, any U.S. Lender may agree with Borrowers to convert a portion of its U.S. Commitment into a Canadian Commitment or Norwegian Commitment, thereby becoming a Multiple Lender, and any Canadian Lender may agree with Borrowers to convert a portion of its Canadian Commitment into a U.S. Commitment or Norwegian Commitment, thereby becoming a Multiple Lender, and any Norwegian Lender may agree with Borrowers to convert a portion of its Norwegian Commitment into a Canadian Commitment or U.S. Commitment, thereby becoming a Multiple Lender, in each case so long as (i) each Lender continues to be a U.S. Lender with a U.S. Commitment of at least US$1,000,000, (ii) the sum of such Lender's U.S. Commitment, Canadian Commitment and Norwegian Commitment remains equal to the aggregate amount of such Lender's U.S. Commitment, Canadian Commitment and Norwegian Commitment, as the case may be, prior to such reallocation and (iii) the Canadian Commitment and Norwegian Commitment, each individually, shall not exceed US$40,000,000. Borrowers shall give written notice to the Administrative Agents of any reallocation pursuant to this provision at least ten (10) Business Days prior to the effective date of any such reallocation. No applicable Lender affected by such reallocation shall be required to agree to any such reallocation, but may do so at its option, in its sole discretion. The following conditions precedent must be satisfied prior to any such reallocation becoming effective:
no Default or Event of Default shall have occurred and be continuing;

if, as a result of any such reallocation, the aggregate U.S. Obligations would exceed the aggregate of all of the U.S. Commitments, then the U.S. Borrower shall, on the effective date of such reallocation, repay or prepay U.S. Loans (or provide Cover for Letter of Credit Liabilities relating to U.S. Letters of Credit) in accordance with this Agreement in an aggregate principal amount such that, after giving effect thereto, the aggregate U.S. Obligations shall not exceed the aggregate of all of the U.S. Commitments;

if, as a result of any such reallocation, the Total Canadian Exposure would exceed the aggregate of all of the Canadian Commitments, then Canadian Borrowers shall, on the effective date of such reallocation, repay or prepay Canadian Loans(or provide Cover for Letter of Credit Liabilities relating to Canadian Letters of Credit or for Bankers' Acceptance Liabilities) in accordance with this Agreement in an aggregate principal amount such that, after giving effect thereto, the Total Canadian Exposure shall not exceed the aggregate of all of the Canadian Commitments;

if, as a result of any such reallocation, the Total Norwegian Exposure would exceed the aggregate of all of the Norwegian Commitments, then Norwegian Borrower shall, on the effective date of such reallocation, repay or prepay Norwegian Loans (or provide Cover for Letter of Credit Liabilities relating to Norwegian Letters of Credit) in accordance with this Agreement in an aggregate principal amount such that, after giving effect thereto, the Total Norwegian Exposure shall not exceed the aggregate of all of the Norwegian Commitments;

Borrowers shall have paid any amounts (or shall have provided Cover) due under Sections 2.11(c) or (d) or Section 2.11(e) hereof on the date of such reallocation;

The Maximum U.S. Available Amount shall be adjusted to equal the sum of all of the U.S. Commitments after giving effect to such reallocation, the Maximum Canadian Available Amount shall be adjusted to equal the sum of all of the Canadian Commitments after giving effect to such reallocation and the Maximum Norwegian Available Amount shall be adjusted to equal the sum of all of the Norwegian Commitments after giving effect to such reallocation;

Participations by the Lenders in the outstanding Letters of Credit and the Letter of Credit Liabilities and the outstanding Loans of the Lenders shall be adjusted to give effect to such reallocation; provided, however, that in lieu of requiring any prepayment of any Bankers' Acceptances in order to make appropriate adjustments to give effect to such reallocations, Canadian Borrowers shall be required to provide additional Cover for any applicable portion of the Bankers' Acceptance Liabilities;

each Lender whose U.S. Commitment, Canadian Commitment or Norwegian Commitment, as the case may be, shall be the subject of any reallocation shall have received from the Borrowers a fee equal to the greater of the applicable equivalent of US$10,000 or 1/16% of the amount of the increase or decrease, as the case may be, in its respective U.S. Commitment, Canadian Commitment or Norwegian Commitment.

UTILIZATION FEES.

UTILIZATION FEES. U.S. Borrower, Canadian Borrowers or Norwegian Borrower, as the case may be, agrees to pay to the U.S. Administrative Agent, for the ratable benefit of the Lenders, a daily utilization fee per annum equal to the Margin Percentage in effect from time to time, times the Total Outstandings on each day that the Total Outstandings exceed 33 1/3% of the total of the Aggregate Commitments (or if the Aggregate Commitments have terminated, on the Total Outstandings), from the Effective Date until the later of the Termination Date or repayment in full of the Obligations, such fees due and payable quarterly in arrears on the twentieth calendar day (or the first day thereafter that is a Business Day) after the last Business Day of each March, June, September and December, commencing October 21, 2002, and on the Termination Date. The Utilization Fee shall accrue at all times so long as any of the U.S. Commitment, Canadian Commitment or Norwegian Commitment or any of the Obligations remain outstanding, including at any time during which one or more of the conditions in Article V is not met. If there is any change in the Margin Percentage during any quarter, the actual daily amount shall be computed and multiplied by the Margin Percentage separately for each period during such quarter that such Margin Percentage was in effect. For purposes of computation of the above fees, within 10 days of the quarter then ended, Canadian Agent and Norwegian Agent shall deliver to the U.S. Agent a daily log of outstanding amounts in Dollars under the Canadian Commitment and Norwegian Commitment, as the case may be, for the preceding quarter.

All past due fees payable under this Section shall bear interest at the Default Rate.

FACILITY FEES.

U.S. Borrower, Canadian Borrowers or Norwegian Borrower, as the case may be, agrees to pay to the U.S. Administrative Agent, the Canadian Administrative Agent or the Norwegian Administrative Agent, as the case may be, for the benefit of the U.S. Lender, Canadian Lender or Norwegian Lender, as the case may be, a daily Facility Fee per annum equal to the Margin Percentage in effect on the date such payment is due from time to time, times the actual daily amount of the respective U.S. Commitment, Canadian Commitment, or

Norwegian Commitment, as the case may be, regardless of usage (or if the Aggregate Commitments have terminated on the Total Outstandings), from the Effective Date until the later of the Termination Date or repayment in full of the Obligations, such fees due and payable quarterly in arrears on the twentieth calendar day (or the first day thereafter that is a Business Day) after the last Business Day of each March, June, September and December, commencing October 21, 2002, and on the Termination Date. The Facility Fee shall accrue at all times so long as any of the U.S. Commitment, Canadian Commitment or Norwegian Commitments or any of the Obligations remain outstanding, including at any time during which one or more of the conditions in Article V is not met. If there is any change in the Margin Percentage during any quarter, the actual daily amount shall be computed and multiplied by the Margin Percentage separately for each period during such quarter that such Margin Percentage was in effect.

All past due fees payable under this Section shall bear interest at the Default Rate.
SEVERAL OBLIGATIONS. The failure of any Lender to make any Loan to be made by it or to accept and purchase any Bankers' Acceptance required to be so accepted and purchased by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan or to accept and purchase its Bankers' Acceptance on such date, but neither any Administrative Agent nor any Lender shall be responsible or liable for the failure of any other Lender to make a Loan or to accept and purchase any Bankers' Acceptance or to participate in, or co-issue, any Letter of Credit. Notwithstanding anything contained herein to the contrary, (i) if a U.S. Lender fails to make a U.S. Loan as and when required hereunder, then upon each subsequent event which would otherwise result in payments of principal being made to the defaulting U.S. Lender, the amount which would have been paid to the defaulting U.S. Lender shall be divided among the non-defaulting U.S. Lenders ratably according to their respective Commitment Percentages until the Obligations of each U.S. Lender (including the defaulting U.S. Lender) are equal to such U.S. Lender's Commitment Percentage of the total U.S. Obligations, (ii) if a Canadian Lender fails to make a Canadian Loan or accept and purchase any Bankers' Acceptance as and when required hereunder, then upon each subsequent event which would otherwise result in payments of principal being made to the defaulting Canadian Lender, the amount which would have been paid to the defaulting Canadian Lender shall be divided among the non-defaulting Canadian Lenders ratably according to their respective Commitment Percentages until the Obligations of each Canadian Lender (including the defaulting Canadian Lender) are equal to such Canadian Lender's Commitment Percentage of the total Canadian Obligations, and (iii) if a Norwegian Lender fails to make a Norwegian Loan as and when required hereunder, then upon each subsequent event which would otherwise result in payments of principal being made to the defaulting Norwegian Lender, the amount which would have been paid to the defaulting Norwegian Lender shall be divided among the non-defaulting Norwegian Lenders ratably according to their respective Commitment Percentages until the Obligations of each Norwegian Lender (including the defaulting Norwegian Lender) are equal to such Norwegian Lender's Commitment Percentage of the total Norwegian Obligations. In each case, no Default or Event of Default shall exist or result from any defaulting Lender not receiving payment when due as a result of this Section 2.8.

EVIDENCE OF DEBT.

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
The U.S. Loans made by each U.S. Lender shall be evidenced by a U.S. Note of U.S. Borrower in substantially the form of Exhibit D hereto payable to the order of such U.S. Lender in a principal amount equal to the U.S. Commitment of such U.S. Lender, and otherwise duly completed and a U.S. Swing Line Note of U.S. Borrower in substantially the form of Exhibit F hereto payable to the order of such U.S. Swing Line Lender in a principal amount equal to the Commitment of such U.S. Swing Line Lender, and otherwise duly completed.. The Canadian Loans made by each Canadian Lender which are denominated in Dollars shall be evidenced by a single Canadian Note of Canadian Borrowers in substantially the form of Exhibit C hereto payable to the order of such Canadian Lender in a principal amount equal to the Canadian Commitment of such Canadian Lender, and otherwise duly completed. The Canadian Prime Loans made by each Canadian Lender shall be evidenced by a single Canadian Dollar Note of Canadian Borrowers in substantially the form of Exhibit J hereto payable to the order of such Canadian Lender in a principal amount equal to US$20,000,000. The Norwegian Loans made by each Norwegian Lender which are denominated in Dollars shall be evidenced by a single Norwegian Krone Note of Norwegian Borrower in substantially the form of Exhibit E hereto payable to the order of such Norwegian Lender in a principal amount equal to the Norwegian Commitment of such Norwegian Lender, and otherwise duly completed. The Norwegian Loans made by each Norwegian Lender shall be evidenced by a single Norwegian Krone Note of Norwegian Borrower in substantially the form of Exhibit L hereto payable to the order of such Norwegian Lender in a principal amount equal to US$20,000,000, and otherwise duly completed. The promissory notes described in this Section are each, together with all renewals, extensions, modifications and replacements thereof and substitutions therefor, called a "Note" and collectively called the "Notes". Each Lender is hereby authorized by each Borrower to endorse on the schedule (or a continuation thereof) that may be attached to each Note of such Lender, to the extent applicable, the date, amount, type of and the applicable period of interest for each Loan made by such Lender to the applicable Borrower hereunder, and the amount of each payment or prepayment of principal of such Loan received by such Lender, provided, that any failure by such Lender to make any such endorsement shall not affect the obligations of any Borrower under such Note or hereunder in respect of such Loan.

In addition to Notes, the Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the applicable Administrative Agent in the ordinary course of business. The accounts or records maintained by the applicable Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrowers and the interest and payments thereon. In the event of conflict between the Notes and such accounts and records, such accounts and records shall control. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the applicable Administrative Agent in respect of such matters, the accounts and records of the applicable Administrative Agent shall control in the absence of manifest error.

In addition to the accounts and records referred to in subsection (b), each Lender and the applicable Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in U.S. Letters of Credit, Canadian Letters of Credit or Norwegian Letters of Credit, as the case may be, Bankers' Acceptances and U.S. Swing Line Loans. In the event of any conflict between the accounts and records maintained by the applicable Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the applicable Administrative Agent shall control in the absence of manifest error.

USE OF PROCEEDS. The proceeds of the Loans and of the acceptance and purchase of Bankers' Acceptances may be used by the Borrowers for any lawful corporate purpose not expressly prohibited in this Agreement including, without limitation, (i) to refinance certain existing indebtedness of the Borrowers, and (ii) other working capital and general corporate purposes of the Parent, Borrowers and their respective Subsidiaries. Neither any Administrative Agent nor any Lender shall have any responsibility as to the use of any proceeds of the Loans or of the acceptance and purchase of Bankers' Acceptances. No Borrower will, nor will it permit any Subsidiary to, use any of the proceeds of the U.S. Borrowings, Canadian Borrowings and Norwegian Borrowings to purchase or carry any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) that would cause any Lender to be in violation of Regulation U or any Borrower to be in violation of Regulation X of the Board of Governors of the Federal Reserve System.

CURRENCY FLUCTUATIONS.

Not later than (i) 1:00 p.m. (Calgary, Alberta time) on each Calculation Date, the Canadian Administrative Agent shall determine the Exchange Rate with respect to Canadian Dollars as of such Calculation Date and deliver to the U.S. Administrative Agent in writing the U.S. Dollar equivalent amount of such determination on or prior to the Reset Date (as defined below), and (ii) 1:00 p.m. (Oslo, Norway time) on each Calculation Date, the Norwegian Administrative Agent shall determine the Exchange Rate with respect to Norwegian Krone as of such Calculation Date and deliver to the U.S. Administrative Agent in writing the U.S. Dollar equivalent amount of such determination on or prior to the Reset Date (as defined below). The Exchange Rate so determined shall become effective on the second Business Day immediately following the relevant Calculation Date (a "Reset Date") and shall remain effective until the next succeeding Calculation Date.

Not later than 4:00 p.m. (Houston, Texas time) on each Reset Date, the U.S. Administrative Agent shall consult with the Canadian Administrative Agent and Norwegian Administrative Agent regarding the Exchange Rate and the Administrative Agents shall determine the Total Canadian Exposure, Total Norwegian Exposure and the aggregate U.S. Obligations.

If, on any Reset Date or on the date of any reallocation of the U.S. Commitments, Canadian Commitments and Norwegian Commitments pursuant to Section 2.5(c) hereof, the sum of the aggregate U.S. Obligations, the Total Canadian Exposure and the Total Norwegian Exposure exceeds the aggregate of all of the U.S. Commitments, Canadian Commitments and Norwegian Commitments by five percent (5%) or more, then (i) the Administrative Agents shall give notice thereof to the Lenders and Borrowers and (ii) the Borrowers shall within three Business Days thereafter, repay or prepay Loans (or provide Cover for Letter of Credit Liabilities or Bankers' Acceptance Liabilities) in accordance with this Agreement in an aggregate principal amount sufficient to reduce the sum of the aggregate U.S. Obligations, the Total Canadian Exposure and the Total Norwegian Exposure to the aggregate of all of the U.S. Commitments, Canadian Commitments and Norwegian Commitments.

If, on any Reset Date prior to the Termination Date, the Total Canadian Exposure exceeds the aggregate of all of the Canadian Commitments by five percent (5%) or more, then (i) the Canadian Administrative Agent shall give notice thereof to Canadian Borrowers and the Canadian Lenders and (ii) within three Business Days thereafter, Canadian Borrowers shall repay or prepay Canadian Loans (or provide Cover for Letter of Credit Liabilities relating to Canadian Letters of Credit or Bankers' Acceptance Liabilities) in accordance with this Agreement in an aggregate principal amount such that, after giving effect thereto, the Total Canadian Exposure shall not exceed the aggregate of all of the Canadian Commitments.

If, on any Reset Date prior to the Termination Date, the Total Norwegian Exposure exceeds the aggregate of all of the Norwegian Commitments by five percent (5%) or more, then (i) the Norwegian Administrative Agent shall give notice thereof to Norwegian Borrower and the Norwegian Lenders and (ii) within three Business Days thereafter, Norwegian Borrower shall repay or prepay Norwegian Loans (or provide Cover for Letter of Credit Liabilities relating to Norwegian Letters of Credit Liabilities) in accordance with this Agreement in an aggregate principal amount such that, after giving effect thereto, the Total Norwegian Exposure shall not exceed the aggregate of all of the Norwegian Commitments.

INCREASE OF COMMITMENT.

On any date occurring on or prior to the Maturity Date, the Borrowers may increase the aggregate of the Revolving Commitments by an amount not greater than US$25,000,000 (any such increase, a "Commitment Increase"), provided, however, that the aggregate Revolving Commitments shall not at any time exceed US$200,000,000, by (i) requesting one or more of the existing U.S. Lenders, Canadian Lenders or Norwegian Lenders (each of which, in its sole discretion, may determine whether and to what degree to participate in such Commitment Increase) to increase its Commitment (an "Increasing Lender") and/or (ii) by designating one or more other banks or other financial institutions reasonably acceptable to the U.S. Administrative Agent (an "Additional Lender") to become a party to this Agreement. The sum of the increases in the Revolving Commitments of the Increasing Lenders plus the Revolving Commitments of the Additional Lenders upon giving effect to the Commitment Increase shall not in the aggregate exceed the amount of the Commitment Increase. Borrower shall provide prompt notice of any proposed Commitment Increase pursuant to this
Section 2.12 to the U.S. Administrative Agent, Canadian Administrative Agent, and Norwegian Administrative Agent and the Lenders, provided however, that the number of requests for a Commitment Increase shall be limited to two requests, each of which shall be in an amount equal to at least $10,000,000. The Borrowers shall allocate each Commitment Increase to the Canadian Commitments, Norwegian Commitments and the U.S. Commitments as set forth in such notice, and the sum of the resulting increase in the Canadian Commitments, Norwegian Commitments and the U.S. Commitments shall equal the amount of such Commitment Increase.

Any Commitment Increase shall become effective upon (i) the receipt by the U.S. Administrative Agent of (A) an agreement pertaining to such Commitment Increase in the form attached hereto as Exhibit M signed by Borrowers and each Increasing Lender, if any, (B) an agreement pertaining to such Commitment Increase in the form attached hereto as Exhibit N signed by Borrowers and each Additional Lender, if any, and (C) such evidence of appropriate authorization on the part of each Borrower with respect to the Commitment Increase and such opinions of counsel for each Borrower with respect to the Commitment Increase as the U.S. Administrative Agent may reasonably request, (ii) the funding by each Increasing Lender and Additional Lender of the U.S. Borrowings, Canadian Borrowings and Norwegian Borrowings, to be made by each such U.S. Lender, Canadian Lender and Norwegian Lender, as the case may be, and each Increasing Lender and each Additional Lender, if applicable described in subsection (c) below and (iii) receipt by the Administrative Agents of a certificate (the statements contained in which shall be true) of a Responsible Officer of the respective Borrower stating that both before and after giving effect to such Commitment Increase (A) no Event of Default has occurred and is continuing, and
(B) all representations and warranties made by each Borrower in this Agreement are true and correct in all material respects, unless such representation or warranty relates to an earlier date.

Upon the effective date of any Commitment Increase, each Increasing Lender and each Additional Lender shall provide funds to the applicable Administrative Agent, in the manner described in Section 3.1. The funds so provided by any U.S. Lender, Canadian Lender and Norwegian Lender, as the case may be, shall be deemed to be a U.S. Borrowing, Canadian Borrowing or Norwegian Borrowing, as the case may be, made by such U.S. Lender, Canadian Lender and Norwegian Lender on the date of such Commitment Increase, and in an amount such that after giving effect to such Commitment Increase and the U.S. Borrowing, Canadian Borrowing or Norwegian Borrowing made on the date of such Commitment Increase, each U.S. Borrowing, Canadian Borrowing or Norwegian Borrowing as the case may be, outstanding hereunder shall consist of U.S. Borrowing, Canadian Borrowing or Norwegian Borrowing as the case may be, made by the U.S. Lender, Canadian Lender and Norwegian Lender ratably in accordance with each U.S. Lender, Canadian Lender and Norwegian Lender's U.S. Commitment, Canadian Commitment and Norwegian Commitment, respectively. Notwithstanding any provision contained herein to the contrary, from and after the date of any Commitment Increase and the making of any U.S. Borrowing, Canadian Borrowing or Norwegian Borrowing as the case may be, on such date pursuant to subsection (b) above, all calculations and payments of interest on the U.S. Borrowing, Canadian Borrowing or Norwegian Borrowing as the case may be, shall take into account the actual Revolving Commitment of each U.S. Lender, Canadian Lender and Norwegian Lender and the actual principal amount outstanding of each U.S. Borrowing, Canadian Borrowing or Norwegian Borrowing made by such U.S. Lender, Canadian Lender and Norwegian Lender, as the case may be, during the relevant period of time.

EXTENSION OF MATURITY DATE.

Not earlier than 120 days prior to the Maturity Date, then in effect, nor later than 60 days prior to the Maturity Date, then in effect, the Borrowers may, upon notice to the

Administrative Agents (which shall promptly notify the Lenders), request a one-year extension of the Maturity Date then in effect. This option may be exercised only twice. Within 30 days of delivery of such notice, each Lender shall notify the applicable Administrative Agent whether or not it consents to such extension (which consent may be given or withheld in such Lender's sole and absolute discretion). Any Lender not responding within the above time period shall be deemed not to have consented to such extension. The Administrative Agents shall promptly notify each Borrower and the Lenders of the Lenders' responses.

The Maturity Date shall be extended only if Lenders holding at least 66-2/3% of the Aggregate Commitments (the "Consenting Lenders") have consented thereto. If so extended, the Maturity Date, as to the Consenting Lenders, shall be extended to the same date in the following year, effective as of the Maturity Date then in effect (such extended Maturity Date being the "Extension Maturity Date"). All non-consenting Lenders ("Non-Consenting Lenders") shall continue to be subject to the Maturity Date in effect prior to the effectiveness of the Extension Maturity Date (such existing Maturity Date being the "Present Maturity Date"). The Administrative Agents and the Borrowers shall promptly confirm to the Lenders such extension and the Extension Maturity Date. As a condition precedent to such extension, the Borrowers shall pay or prepay all Loans, interest thereon and all other amounts due each Non-Consenting Lender on or before the Present Maturity Date (and each Non-Consenting Lender shall, as of the Present Maturity Date, be released of all obligations (i) with respect to Letter of Credit Liabilities and U.S. Swing Line Borrowings, and (ii) to reimburse draws or fund participations under Section 2.3, and shall deliver to the Administrative Agents a certificate of each Borrower (in sufficient copies for each Lender) signed by a Responsible Officer of such Borrower (i) certifying and attaching the resolutions adopted by such Borrower approving or consenting to such extension and (ii) certifying that, before and after giving effect to such extension, (A) the representations and warranties contained in
Article VI and the other Loan Documents are true and correct in all material respects, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.13, the representations and warranties contained in subsections (a) and (b) of Section 6.2 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 7.2, and (B) no Default exists.

This Section shall supersede any provisions in Section 4.5 or 11.5 to the contrary.

The Borrowers shall prepay any Loans outstanding on the Extension Maturity Date (and pay any additional amounts required pursuant to Section 3.3(c)(iv)) or borrow additional amounts to the extent necessary to keep outstanding Loans ratable with any revised and new U.S. Commitment, Canadian Commitment or Norwegian Commitment, as the case may be, of all Consenting Lenders effective as of the Extension Maturity Date.

BORROWINGS, PREPAYMENTS AND INTEREST OPTIONS

BORROWINGS. The applicable Borrower shall give the applicable Administrative Agent notice of each borrowing to be made hereunder as provided in Section 4.3 hereof and the applicable Administrative Agent shall promptly notify each applicable Lender of such request. Not later than 12:00 noon Houston, Texas time (in the case of U.S. Loans), 1:00 p.m. Calgary, Alberta time (in the case of Canadian Loans which are not same day fundings and Bankers' Acceptances) or 2:00 p.m. Calgary, Alberta time (in the case of Canadian Loans which are same day fundings) or 12:00 noon Oslo, Norway time (in the case of Norwegian Loans) on the date specified for each such borrowing hereunder, each applicable Lender shall make available the amount of the Loan, if any, to be made by it on such date and/or the proceeds of the acceptance and purchase of any Bankers' Acceptances, if any, to be so accepted and purchased by it on such date to the applicable Administrative Agent at its Principal Office, in immediately available funds, for the account of the applicable Borrower. Such amounts received by the applicable Administrative Agent will be held in an account maintained by the applicable Borrower with the applicable Administrative Agent. The amounts so received by the applicable Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the applicable Borrower by wiring or otherwise transferring, in immediately available funds, such amount to an account designated by the applicable Borrower and approved by the applicable Administrative Agent.

PREPAYMENTS.

OPTIONAL PREPAYMENTS. Except as provided in Section 3.3 hereof, each Borrower shall have the right to prepay, on any Business Day, in whole or in part, without the payment of any penalty or fee, any of the Obligations (other than Obligations relating to Bankers' Acceptances) at any time or from time to time, provided that the applicable Borrower shall give the applicable Administrative Agent notice of each such prepayment as provided in Section 4.3 hereof. Each partial optional prepayment on a Loan shall be in an amount equal to at least US$3,000,000 or any an integral multiple of US$1,000,000 in excess thereof (in respect of Loans denominated in Dollars) or C$3,000,000 or any an integral multiple of C$1,000,000 in excess thereof (in respect of Loans denominated in Canadian Dollars) or NOK30,000,000 or any integral multiple of NOK10,000,000 in excess thereof (in respect of Loans denominated in Norwegian Krone) and shall include accrued interest up to such date of prepayment. Bankers' Acceptances may not be prepaid.

INTEREST PAYMENTS. Accrued and unpaid interest on the unpaid principal balance of the Notes shall be due and payable on the Interest Payment Dates.

PAYMENTS AND INTEREST ON REIMBURSEMENT OBLIGATIONS. Each Borrower will pay to the applicable Administrative Agent for the account of each applicable Lender the amount of each Reimbursement Obligation with respect to such Borrower on the date on which the applicable Administrative Agent notifies the applicable Borrower of the date and amount of the applicable payment by the Issuer of any drawing under a Letter of Credit or payment of any Bankers' Acceptance on maturity. The amount of any Reimbursement Obligation may, if the applicable conditions precedent specified in Sections 5.1 and 5.2 hereof have been satisfied, be paid with the proceeds of Loans or, in the case of Canadian Obligations, of the acceptance and purchase of Bankers' Acceptances. Subject to
Section 11.7 hereof, each Borrower will pay to the applicable Administrative Agent for the account of each applicable Lender interest on any Reimbursement Obligation at (i) at the applicable Base Rate (with respect to Reimbursement Obligations denominated in Dollars) or at the Canadian Prime

Rate (with respect to Reimbursement Obligations denominated in Dollars) plus the applicable Margin Percentage from the date such Reimbursement Obligation arises until the date five (5) Business Days thereafter and (ii) at the applicable Default Rate thereafter until the same is paid in full.

INTEREST; ETC.

INTEREST; OPTIONS AVAILABLE. The outstanding principal balance of the U.S. Note shall bear interest at the applicable Base Rate; the outstanding principal balance of the Canadian Dollar Notes shall bear interest at the Canadian Prime Rate and the outstanding principal balance of the Norwegian Krone Note shall bear interest at the Norwegian Prime Rate; provided, that (1) all past due amounts, both principal and accrued interest, for any of the Notes, shall bear interest at the Default Rate, (2) upon the direction of the Majority Lenders, while any Default or Event of Default has occurred or is continuing, all Obligations shall bear interest at the Default Rate and (3) subject to the provisions hereof, the U.S. Borrower, each Canadian Borrower and Norwegian Borrower shall have the option of having all or any portion of the principal balances of its Notes (other than the Canadian Dollar Notes or Norwegian Krone Notes) from time to time outstanding bear interest at a Eurodollar Rate and Norwegian Borrower shall also have the option of having all or any portion of the principal balances of its Notes from time to time outstanding bear interest at a Eurokrone Rate. The records of Administrative Agents and each of the Lenders with respect to Interest Options, Interest Periods and the amounts of Loans to which they are applicable shall be binding and conclusive, absent manifest error. Interest on the amount of each advance against the Notes shall be computed on the amount of that advance and from the date it is made. Notwithstanding anything in this Agreement to the contrary, for the full term of the Notes the interest rate produced by the aggregate of all sums paid or agreed to be paid to any holder of a Note for the use, forbearance or detention of the debt evidenced thereby (including all interest on the Notes at the Stated Rate plus the Additional Interest) shall not exceed the Ceiling Rate, if any, for such holder.

DESIGNATION AND CONVERSION. Each Borrower shall have the right to designate or convert its Interest Options in accordance with the provisions hereof. Provided no Event of Default has occurred and is continuing and subject to the last sentence of Section 3.3(a) and the provisions of Section 3.3(c), the U.S. Borrower and either Canadian Borrower may elect to have a Eurodollar Rate apply or continue to apply to all or any portion of the principal balance of its Notes (other than the Canadian Dollar Notes) and Norwegian Borrower may elect to have a Eurokrone Rate apply or continue to apply to all or any portion of the principal balance of its Notes. Each change in Interest Options shall be a conversion of the rate of interest applicable to the specified portion of the Loans, but such conversion shall not change the respective outstanding principal balances of the applicable Notes. The Interest Options shall be designated or converted in the manner provided below:
The applicable Borrower shall give the applicable Administrative Agent telephonic notice, promptly confirmed by a Rate Designation Notice (and the applicable Administrative Agent shall promptly inform each applicable Lender thereof). Each such telephonic and written notice shall specify the amount of the Loan which is the subject of the designation, if any; the amount of borrowings into which such borrowings are to be converted or for which an Interest Option is designated; the proposed date for the designation or conversion and the Interest Period or Periods, if any, selected by the applicable Borrower. Such telephonic notice shall be irrevocable and shall be given to the applicable Administrative Agent no later than the applicable Rate Designation Date.
No more than five (5) LIBOR Borrowings shall be in effect with respect to the U.S. Loans at any time, no more than 3 LIBOR Borrowings shall be in effect with respect to the Canadian Loans at any time and no more than 5 LIBOR Borrowings shall be in effect with respect to the Norwegian Loans at any time. No single LIBOR Borrowing may include both U.S. Loans and Canadian Loans or Norwegian Loans.
Each designation or conversion of a LIBOR Borrowing shall occur on a LIBOR Business Day.
Each designation or conversion of a NIBOR Borrowing shall occur on a NIBOR Business Day.
Except as provided in Section 3.3(c) hereof, no LIBOR Borrowing shall be converted to a Base Rate Borrowing or another LIBOR Borrowing on any day other than the last day of the applicable Interest Period.
Each request for a Base Rate Borrowing shall be in the amount at least equal to the lesser of (1) the unutilized portion of the U.S. Commitments or (2) US$500,000 and an integral multiple of US$100,000 in excess thereof.
Each request for a LIBOR Borrowing shall be in the amount at least equal to the lesser of (1) the unutilized portion of the U.S. Commitments, Canadian Commitments or Norwegian Commitments, as the case may be or (2) US$5,000,000 and an integral multiple of US$1,000,000 in excess thereof.
Each request for a NIBOR Borrowing shall be in the amount at least equal to the lesser of (1) the unutilized portion of the Norwegian Commitments or (2) NOK50,000,000 and an integral multiple of NOK10,000,000 in excess thereof.
Each designation of an Interest Option with respect to the U.S. Notes shall apply to all of the U.S. Notes ratably in accordance with their respective outstanding principal balances. Each designation of an Interest Option with respect to the Canadian Notes shall apply to all of the Canadian Notes ratably in accordance with their respective outstanding principal balances. If any Lender assigns an interest in any of its Notes when any LIBOR Borrowing is outstanding with respect thereto, then such assignee shall have its ratable interest in such LIBOR Borrowing.
The entire outstanding principal balance of the Canadian Dollar Notes shall bear interest at the Canadian Prime Rate. The entire outstanding principal balance of the Banker's Acceptances shall bear interest at the Applicable BA Discount Rate.
The entire outstanding balance of the Norwegian Krone Notes shall bear interest at the Norwegian Prime Rate.

SPECIAL PROVISIONS APPLICABLE TO LIBOR BORROWINGS AND NIBOR BORROWINGS.

Options Unlawful. If the adoption of any applicable Legal Requirement after the Effective Date or any change after the Effective Date in any applicable Legal Requirement or in the interpretation or administration thereof by any Governmental Authority or compliance by any Lender with any request or directive (whether or not having the force of law) issued after the Effective Date by any central bank or other Governmental Authority shall at any time make it unlawful or impossible for any Lender to permit the establishment of or to maintain any LIBOR Borrowing or NIBOR Borrowing, the commitment of such Lender to establish or maintain such LIBOR Borrowing or

NIBOR Borrowing shall forthwith be suspended and the applicable Borrower shall forthwith, upon demand by the applicable Administrative Agent to such Borrower,
(1) convert the LIBOR Borrowing or NIBOR Borrowing of such Lender with respect to which such demand was made to a Base Rate Borrowing; (2) pay all accrued and unpaid interest to date on the amount so converted; and (3) pay any amounts required to compensate such Lender for any additional cost or expense which such Lender may incur as a result of such adoption of or change in such Legal Requirement or in the interpretation or administration thereof and any Funding Loss which any Lender may incur as a result of such conversion. If, when any Administrative Agent so notifies any Borrower, such Borrower has given a Rate Designation Notice specifying a LIBOR Borrowing or NIBOR Borrowing but the selected Interest Period has not yet begun, as to the applicable Lender such Rate Designation Notice shall be deemed to be of no force and effect, as if never made, and the balance of the Loans made by such Lender specified in such Rate Designation Notice shall bear interest at the Base Rate until a different available Interest Option shall be designated in accordance herewith.

Increased Cost of Borrowings. If the adoption after the Effective Date of any applicable Legal Requirement or any change after the Effective Date in any applicable Legal Requirement or in the interpretation or administration thereof by any Governmental Authority or compliance by any Lender with any request or directive (whether or not having the force of law) issued after the Effective Date by any central bank or Governmental Authority shall at any time as a result of any portion of the principal balances of the Notes being maintained on the basis of a Eurodollar Rate or Eurokrone Rate, as the case may be: subject any Lender to any Taxes (to the extent not covered by Section 4.1(d)), on or from any payment due under any LIBOR Borrowing or NIBOR Borrowing or other amount due hereunder, other than income, revenue and franchise taxes of the United States or its political subdivisions or such other jurisdiction in which the applicable Lender has its principal office or applicable lending office; or

change the basis of taxation of payments due from any Borrower to any Lender under any LIBOR Borrowing or NIBOR Borrowing (otherwise than by a change in the rate of franchise taxes or taxation based on income or revenues of such Lender); or

impose, modify, increase or deem applicable any reserve requirement (excluding that portion of any reserve requirement included in Section 3.3(g) or Section 3.3(h)), special deposit requirement or similar requirement (including, but not limited to, state law requirements and Regulation D) against assets of any Lender, or against deposits with any Lender, or against loans made by any Lender, or against any other funds, obligations or other Property owned or held by any Lender; or

impose on any Lender any other condition regarding any LIBOR Borrowing or NIBOR Borrowing (other than any condition generally applicable to all Loans);

and the result of any of the foregoing is to increase the cost to any Lender of agreeing to make or of making, renewing or maintaining such LIBOR Borrowing or NIBOR Borrowing, or reduce the amount of principal or interest received by any Lender, then, within 15 Business Days after demand by any Administrative Agent (accompanied by a statement setting forth in reasonable detail the applicable Lender's basis therefor), the applicable Borrower shall pay to the applicable Administrative Agent additional amounts which shall compensate each Lender for such increased cost or reduced amount. The determination by any Lender of the amount of any such increased cost, increased reserve requirement or reduced amount shall be conclusive and binding, absent manifest error. Each Borrower shall have the right, if it receives from any Administrative Agent any notice referred to in this paragraph, upon three Business Days' notice to the applicable Administrative Agent (which shall notify each affected Lender), either (i) to repay in full (but not in part) any borrowing with respect to which such notice was given, together with any accrued interest thereon, or (ii) to convert the LIBOR Borrowing or NIBOR Borrowing which is the subject of the notice to a Base Rate Borrowing; provided, that any such repayment or conversion shall be accompanied by payment of (x) the amount required to compensate each Lender for the increased cost or reduced amount referred to in the preceding paragraph; (y) all accrued and unpaid interest to date on the amount so repaid or converted, and (z) any Funding Loss which any Lender may incur as a result of such repayment or conversion. Each Lender will notify the applicable Borrower through the applicable Administrative Agent of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and (if so requested by the applicable Borrower through the applicable Administrative Agent) will designate a different lending office of such Lender for the applicable LIBOR Borrowing or NIBOR Borrowing or will take such other action as the applicable Borrower may reasonably request if such designation or action is consistent with the internal policy of such Lender and legal and regulatory restrictions, will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender.

Inadequacy of Pricing and Rate Determination. If, for any reason with respect to any Interest Period, any applicable Administrative Agent (or, in the case of clause 2 below, Lenders having 50% or more of the Aggregate Commitments relating to the affected Tranche) shall have determined (which determination shall be conclusive and binding upon each Borrower, absent manifest error) that:
the applicable Administrative Agent is unable through its customary general practices to determine any applicable Eurodollar Rate or Eurokrone Rate, as the case may be, or any applicable Eurodollar Rate or Eurokrone Rate, as the case may be, will not adequately and fairly reflect the cost to the applicable Lenders of making and maintaining such LIBOR Borrowing or NIBOR Borrowing hereunder for any proposed Interest Period, then the applicable Administrative Agent shall give the applicable Borrower notice thereof and thereupon, (A) any Rate Designation Notice previously given by such Borrower designating the applicable LIBOR Borrowing or NIBOR Borrowing which has not commenced as of the date of such notice from any Administrative Agent shall be deemed for all purposes hereof to be of no force and effect, as if never given, and (B) until the applicable Administrative Agent shall notify such Borrower that the circumstances giving rise to such notice from such Administrative Agent no longer exist, each Rate Designation Notice requesting the applicable Eurodollar Rate or Eurokrone Rate, as the case may be, shall be deemed a request for a Base Rate Borrowing, and any applicable LIBOR Borrowing or NIBOR Borrowing then outstanding shall be converted, without any notice to or from any Borrower, upon the termination of the Interest Period then in effect with respect to it, to a Base Rate Borrowing.

Funding Losses. Each Borrower shall indemnify each applicable Lender against and hold each applicable Lender harmless from any Funding Loss relating to Loans to such Borrower or relating to Bankers' Acceptances requested by such Borrower. This indemnity shall survive the payment of the Notes. A certificate of any Lender (explaining in reasonable detail the amount and calculation of the amount claimed) as to any additional amounts payable pursuant to this paragraph submitted to the applicable Borrower shall be conclusive and binding upon such Borrower, absent manifest error.

FUNDING OFFICES; ADJUSTMENTS AUTOMATIC; CALCULATION YEAR. Any Lender may, if it so elects, fulfill its obligation as to any LIBOR Borrowing or NIBOR Borrowing by causing a branch or affiliate of such Lender to make such Loan and may transfer and carry such Loan at, to or for the account of any branch office or affiliate of such Lender; provided, that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Lender and the obligation of the applicable Borrower to repay such Loan shall nevertheless be to such Lender and shall be deemed held by it for the account of such branch or affiliate. Without notice to any Borrower or any other Person, each rate required to be calculated or determined under this Agreement shall automatically fluctuate upward and downward in accordance with the provisions of this Agreement. Interest based on the Base Rate, Canadian Prime Rate or any applicable Prime Rate shall be computed on the basis of the actual number of days elapsed in a year consisting of 365 or 366 days, as the case may be. All other interest required to be calculated or determined under this Agreement including LIBOR Borrowings and NIBOR Borrowings shall be computed on the basis of the actual number of days elapsed in a year consisting of 360 days, unless the Ceiling Rate would thereby be exceeded, in which event, to the extent necessary to avoid exceeding the Ceiling Rate, the applicable interest shall be computed on the basis of the actual number of days elapsed in the applicable calendar year in which such interest accrued.

FUNDING SOURCES. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of the Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Lender had actually funded and maintained each LIBOR Borrowing or NIBOR Borrowing during each Interest Period through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate or Eurokrone Rate, as the case may be, for such Interest Period.

ADDITIONAL INTEREST ON LIBOR ADVANCES. If any Lender is required by any Legal Requirement to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, and if as a result thereof there is an increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Borrowing, then the Borrower that borrowed such Borrowing shall from time to time, upon demand by such Lender (with a copy of such demand to the U.S. Administrative Agent), pay to the U.S. Administrative Agent for the account of such Lender additional amounts, as additional interest hereunder, sufficient to compensate such Lender for such increased cost.

ADDITIONAL INTEREST ON NIBOR ADVANCES. Without duplication of Section 3.3(c) hereof, if by reason of: (A) changes in any existing law, rule or regulation, or (B) the adoption of any new law, rule or regulation, or (C) any change in the interpretation or administration of (A) or (B) above by any governmental authority, or (D) compliance with any directive or request from any governmental authority (whether or not having the force of law):
the Norwegian Lender incurs a cost as a result of it having entered into this Agreement and/or performing its obligations hereunder; or
                  (i) there is an increase in the cost to the Norwegian Lender of maintaining or funding a NIBOR Borrowing; or
                  (ii) the Norwegian Lender becomes liable for any new taxes (other than on net income) calculated by reference to any NIBOR Borrowing; or
the Norwegian Lender becomes subject to any new or modified capital adequacy or similar requirements which will have the effect of increasing the amount of capital required or expected to be maintained by the Norwegian Lender based on the Norwegian Lender's obligations hereunder;
or
the Norwegian Lender's
effective return hereunder is reduced in any other manner;
then any such cost, liability or reduction of return as referred to in the preceding paragraphs (i)-(v) shall be payable by Norwegian Borrower upon request by the Norwegian Lender either in the form of an increased margin or in the form of an indemnification. The Norwegian Lender shall give Norwegian Borrower notice within a reasonable time of its intention to claim compensation under this Clause and it shall specify the form and amount of such compensation. The Norwegian Lender's determination of the amount of compensation to be made under this Clause shall, absent manifest error, be conclusive. Norwegian Borrower shall be entitled to prepay the NIBOR Borrowing in accordance with the terms of the Agreement. In such event Norwegian Borrower shall nevertheless compensate the Norwegian Lender for such requested indemnification for the period up to and including the date of prepayment.

In the event that it shall be unlawful for the Norwegian Lender to make available or maintain a NIBOR Borrowing then the Norwegian Lender's obligations to lend in Krone shall terminate and all amounts owing by Norwegian Borrower to the Norwegian Lender in Krone shall become due and payable on demand, in each case to the extent necessary to not violate any law.

Notwithstanding anything in this Section 3.3 to the contrary, under no circumstances will Norwegian Borrower be jointly and/or severally liable for any obligation or liability of U.S. Borrower or Canadian Borrowers, or both.

PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS, ETC.

PAYMENTS; TAX FORMS.

Except to the extent otherwise provided herein, all payments of principal, interest, Reimbursement Obligations and other amounts to be made by any Borrower hereunder, under the Notes and under the other Loan Documents shall be made in (iii) with respect to Bankers' Acceptance Liabilities and Canadian Prime Loans, Canadian Dollars (iv) with respect to NIBOR Borrowings, in Norwegian Krone and (v) in all other cases, in Dollars, without setoff or counterclaim and in same day funds, to the applicable Administrative Agent at its Principal Office (or in the case of a successor U.S. Administrative Agent,

Canadian Administrative Agent or Norwegian Administrative Agent, as the case may be, at the principal office of such successor Administrative Agent, as applicable, not later than 12:00 noon Houston, Texas time, 1:00 p.m. Calgary, Alberta time or 12:00 noon Oslo, Norway time, as applicable), each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day.

Each Borrower shall, at the time of making each payment hereunder, under any Note or under any other Loan Document, specify to the applicable Administrative Agent Obligations payable by such Borrower hereunder or thereunder to which such payment is to be applied. Each payment received by any Administrative Agent hereunder, under any Note or under any other Loan Document for the account of a Lender shall be paid promptly to such Lender (subject, however, to Section 2.8), in immediately available funds. If any Administrative Agent fails to send to any Lender the applicable amount by the close of business on the date any such payment is received by such Administrative Agent if such payment is received prior to 11:00 a.m. Houston, Texas time (in the case of any payment to a U.S. Lender), 12:00 noon Calgary, Alberta time (in the case of any payment to a Canadian Lender) or 12:00 noon Oslo, Norway time (in the case of any payment to a Norwegian Lender) (or on the next succeeding Business Day with respect to payments which are received after such time), such Administrative Agent shall pay to the applicable Lender interest on such amount from such date at a rate of interest per annum equal to (i) in respect of Obligations which are denominated in Dollars, the Federal Funds Rate and (ii) in respect of Canadian Obligations which are denominated in Canadian Dollars, the CDOR Rate and (iii) in respect of Norwegian Obligations which are denominated in Norwegian Krone, the NIBOR Rate.

If the due date of any payment hereunder or under any other Loan Document falls on a day which is not a Business Day, the due date for such payments (except as otherwise provided in the definition of "Interest Period" set forth in Section
1.1 hereof) shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

                  (vi) Each U.S. Lender which is organized under the laws of a jurisdiction outside the United States shall, on the day of the initial borrowing from each such U.S. Lender hereunder and from time to time thereafter if requested by U.S. Borrower or U.S. Administrative Agent, provide U.S. Administrative Agent and U.S. Borrower with the forms prescribed by the Internal Revenue Service of the United States certifying as to such U.S. Lender's status for purposes of determining exemption from, or reduction of, United States withholding taxes with respect to all payments to be made to such U.S. Lender hereunder or other documents satisfactory to such U.S. Lender, U.S. Borrower and U.S. Administrative Agent indicating that all payments to be made to such U.S. Lender hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty adopted after such U.S. Lender became a U.S. Lender. Unless U.S. Borrower and U.S. Administrative Agent shall have received such forms or such documents indicating that payments to such U.S. Lender hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty adopted after such U.S. Lender became a U.S. Lender, U.S. Borrower and U.S. Administrative Agent shall be entitled to withhold taxes from such payments at the applicable statutory rate.

Except as provided in 4.1(d)(i), all payments by any Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for or on account of any present or future income, stamp, or other taxes, fees, duties, withholding or other charges of any nature whatsoever imposed by any taxing authority excluding in the case of each Lender taxes imposed on or measured by its income or revenue or franchise taxes imposed by the United States or its political subdivisions or such other jurisdiction in which the applicable Lender is organized or has its principal office or through which it acts for purposes of this Agreement (such non-excluded items being hereinafter referred to as "Taxes").
If the making of such payments by any Borrower is prohibited by law unless such a tax, levy, impost or other charge is deducted or withheld therefrom, the applicable Borrower shall pay to the relevant Administrative Agent, on the date of each such payment, such additional amounts (without duplication of any amounts required to be paid by the applicable Borrower hereunder) as may be necessary in order that net amounts received by the Lenders after such deduction or withholding shall equal the amounts which would have been received if such deduction or withholding were not required. If as a result of any change in law (or the interpretation thereof) after the date that the applicable Lender became a "Lender" under this Agreement any withholding or deduction from any payment to be made to, or for the account of, a Lender by any Borrower hereunder or under any other Loan Document is required in respect of any Taxes pursuant to any applicable law, rule, or regulation, then such Borrower will (i) pay to the relevant authority the full amount required to be so withheld or deducted; (ii) to the extent available, promptly forward to the applicable Administrative Agent an official receipt or other documentation reasonably satisfactory to such Administrative Agent evidencing such payment to such authority; and (iii) pay to the applicable Administrative Agent, for the account of each affected Lender, such additional amount or amounts as are necessary to ensure that the net amount actually received by such Lender will equal the full amount such Lender would have received had no such withholding or deduction been required. Each Lender shall determine such additional amount or amounts payable to it (which determination shall, in the absence of manifest error, be conclusive and binding on each Borrower). If a Lender becomes aware that any such withholding or deduction from any payment to be made by any Borrower hereunder or under any other Loan Document is required, then such Lender shall promptly notify the applicable Administrative Agent and the applicable Borrower thereof stating the reasons therefor and the additional amount required to be paid under this Section. To the extent that any such withholding or deduction results from the failure of a Lender to provide a form required by Section 4.1(d)(i) hereof (unless such failure is due to some prohibition under applicable Legal Requirements), the applicable Borrower shall have no obligation to pay the additional amount required by clause (iii) above. Anything in this Section notwithstanding, if any Lender elects to require payment by any Borrower of any material amount under this Section, the applicable Borrower may, within 60 days after the date of receiving notice thereof and so long as no Default shall have occurred and be continuing, elect to terminate such Lender as a party to this Agreement; provided that, concurrently with such termination the applicable Borrower shall (i) if the Administrative Agents and each of the other Lenders shall consent, pay that Lender all principal, interest and fees and other amounts owed to such Lender through such date of termination or (ii) have arranged for another financial institution approved by the Administrative Agents (such approval not to be unreasonably withheld) as of such date, to become a substitute Lender for all purposes under this Agreement in the manner provided in Section 11.6; provided further that, prior to substitution for any Lender, the applicable Borrower shall have given written notice to the Administrative Agents of such intention and the Lenders shall have the option, but no obligation, for a period of 60 days after receipt of such notice, to increase their Commitments in order to replace the affected Lender in lieu of such substitution.
Each Canadian Lender is a resident of Canada for purposes of the Income Tax Act (Canada).
Each Norwegian Lender is a resident of Norway for purposes of the Norwegian Act relating to Taxation on Property and Income of 26th March 1999 No. 14.

PRO RATA TREATMENT. Except to the extent otherwise provided herein:(a) each borrowing from the Lenders under Section 2.1 hereof shall be made (x) in the case of Canadian Loans, ratably from the Canadian Lenders in accordance with their respective Canadian Commitments, (y) in the case of U.S. Loans, ratably from the U.S. Lenders in accordance with their respective U.S. Commitments and
(z) in the case of Norwegian Loans, ratably from the Norwegian Lenders in accordance with their respective Norwegian Commitments; (b) each payment of Facility Fees shall be made for the account of the Lenders, and each termination or reduction of the U.S. Commitment, Canadian Commitment or Norwegian Commitment, as the case may be, of the applicable Lenders under
Section 2.5 hereof shall be applied, pro rata, according to such Lenders' respective U.S. Commitment and/or Canadian Commitment and/or Norwegian Commitment, as the case may be; (c) each payment by any Borrower of principal of or interest on the Loans or any Bankers' Acceptance shall be made to the applicable Administrative Agent for the account of the applicable Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by or Bankers' Acceptances accepted by such Lenders, and (d) the applicable Lenders (other than the applicable Issuer) shall purchase from the applicable Issuer participations in each Letter of Credit to the extent of their respective U.S. Commitment Percentages, Canadian Commitment Percentages or Norwegian Commitment Percentages, as the case may be.

CERTAIN ACTIONS, NOTICES, ETC. Notices to the applicable Administrative Agent of any termination or reduction of Commitments and of borrowings and optional prepayments of Loans and requests for issuances of Letters of Credit shall be irrevocable and shall be effective only if received by the applicable Administrative Agent not later than 11:00 a.m. Houston, Texas time (in the case of U.S. Loans and U.S. Letters of Credit), 12:00 noon Calgary, Alberta time (in the case of Canadian Loans and Canadian Letters of Credit) or 12:00 noon Oslo, Norway time (in the case of Norwegian Loans and Norwegian Letters of Credit) on the number of Business Days prior to the date of the relevant termination, reduction, borrowing and/or prepayment specified below:

Prior Notice                                            Number of Business Days
------------                                            -----------------------
Termination or Reduction of Commitments                            5

Loan repayment                                                     1

Swing Line Borrowings                                           same day

Base Rate Borrowings                                               1

Canadian Prime Loans                                            same day

Letter of Credit issuance                                          3

Selection of a Eurodollar Rate                                     3

Selection of a Eurokrone Rate                                      4

NIBOR Borrowing                                                    4

LIBOR Borrowing                                                    3

         Each such notice of termination or reduction shall specify the amount of the applicable Commitment to be terminated or reduced. Each such notice of borrowing or prepayment shall specify the amount of the Loans to be borrowed or prepaid and the date of borrowing or prepayment (which shall be a Business Day). The applicable Administrative Agent shall promptly notify the affected Lenders of the contents of each such notice.

NON-RECEIPT OF FUNDS BY ANY ADMINISTRATIVE AGENT. Unless the applicable Administrative Agent shall have been notified by a Lender or a Borrower (the "Payor") prior to the date on which such Lender is to make payment to such Administrative Agent of the proceeds of a Loan (or funding of a drawing under a Letter of Credit or reimbursement with respect to any drawing under a Letter of Credit or funding of a payment under a Bankers' Acceptance or reimbursement with respect to any payment under a Bankers' Acceptance) to be made by it hereunder or the applicable Borrower is to make a payment to such Administrative Agent for the account of one or more of the Lenders, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to such Administrative Agent, the applicable Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to such Administrative Agent, the recipient of such payment (or, if such recipient is the beneficiary of a Letter of Credit, the applicable Borrower and, if such Borrower fails to pay the amount thereof to the applicable Administrative Agent forthwith upon demand, the applicable Lenders ratably in proportion to their respective Commitment Percentages) shall, on demand, pay to such Administrative Agent the amount made available by such Administrative Agent, together with interest thereon in respect of the period commencing on the date such amount was so made available by such Administrative Agent until the date Administrative Agent recovers such amount at a rate of interest per annum equal to (i) in respect of Obligations which are denominated in Dollars, the Federal Funds Rate, (ii) in respect of Canadian Obligations which are denominated in Canadian Dollars, the CDOR Rate and (iii) in respect of Norwegian Obligations which are denominated in Norwegian Krone , the NIBOR Rate.

SHARING OF PAYMENTS, ETC. If any of the U.S. Lender, Canadian Lender or Norwegian Lender (the U.S. Lenders collectively, Canadian Lenders collectively and Norwegian Lenders collectively, each a class) shall obtain payment of any principal of or interest on any Loan made by it under this Agreement, on any Reimbursement Obligation or on any other Obligation then due to such Lender hereunder, through the exercise of any right of set-off (including, without limitation, any right of setoff or Lien granted under Section 9.2 hereof), banker's Lien, counterclaim or similar right, or otherwise, it shall promptly purchase from the other Lenders of such class participations in the Loans made by such other Lenders, or Reimbursement Obligations or other Obligations held by such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Lenders of such class shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with the unpaid Obligations then due to each of them. To such end all the Lenders of a class shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Lender so purchasing a participation in the Loans made, or Reimbursement Obligations or other Obligations held, by other Lenders may exercise all rights of set-off, bankers' Lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans, Reimbursement Obligations or other Obligations in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Borrower.

REPLACEMENT OF LENDERS. Under any circumstances set forth herein providing that the Borrowers shall have the right to replace a Lender as a party to this Agreement, the Borrowers may, upon notice to such Lender and the U.S. Administrative Agent, replace such Lender by causing such Lender to assign its U.S. Commitment, Canadian Commitment or Norwegian Commitment, as the case may be, pursuant to Section 11.6 to one or more other Lenders procured by the Borrowers. The Borrowers shall (x) pay in full all principal, interest, fees and other amounts owing to such Lender through the date of replacement (including any amounts payable pursuant to Section 3.3(c)), (y) provide appropriate assurances and indemnities (which may include letters of credit) to the applicable Issuing Bank and the U.S. Swing Line Lender, as the case may be, as each may reasonably require with respect to any continuing obligation to fund participation interests in any Letters of Credit Liabilities or any U.S. Swing Line Borrowings or Canadian Swing Line Borrowings, as the case may be, then outstanding, and (z) release such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Acceptance with respect to such Lender's U.S. Commitment, Canadian Commitment or Norwegian Commitment, as the case may be, and outstanding Loans and participations in Letters of Credit Liabilities and U.S. Swing Line Borrowings, as the case may be.

CONDITIONS PRECEDENT

INITIAL LOANS, LETTERS OF CREDIT AND BANKERS' ACCEPTANCES. The obligation of each Lender or each Issuer to make its initial Loans or issue or participate in the initial Letter of Credit hereunder or to accept and purchase its initial Bankers' Acceptance hereunder (whichever shall first occur) is subject to the following conditions precedent, each of which shall have been fulfilled or waived to the satisfaction of the Lenders:

AUTHORIZATION AND STATUS. Administrative Agents shall have received from the appropriate Governmental Authorities certified copies of the Organizational Documents (other than by-laws) of each Obligor, and evidence satisfactory to Administrative Agents of all action taken by each Obligor authorizing the execution, delivery and performance of the Loan Documents and all other documents related to this Agreement to which it is a party (including, without limitation, a certificate of the secretary of each such party which is a corporation setting forth the resolutions of its Board of Directors authorizing the transactions contemplated thereby and attaching a copy of its bylaws), together with such certificates as may be appropriate to demonstrate the qualification and good standing of and payment of taxes by each Obligor in the jurisdiction of its organization and in each other jurisdiction where the failure to qualify would have a Material Adverse Effect.

INCUMBENCY. Each Obligor shall have delivered to Administrative Agents a certificate in respect of the name and signature of each of the officers (i) who is authorized to sign on its behalf the applicable Loan Documents related to any Loan, Letter of Credit and Bankers' Acceptance and (ii) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with any Loan, Letter of Credit and Bankers' Acceptance. Each Administrative Agent and each Lender may conclusively rely on such certificates until they receive notice in writing from the applicable Obligor to the contrary.

NOTES. Administrative Agents shall have received the appropriate Notes of Borrowers for each Lender, duly completed and executed.

LOAN DOCUMENTS. Each Obligor shall have duly executed and delivered the Loan Documents to which it is a party (in such number of copies as Administrative Agents shall have requested). Each such Loan Document shall be in substantially the form furnished to the Lenders prior to their execution of this Agreement, together with such changes therein as Administrative Agents may approve.

FEES AND EXPENSES. Borrowers shall have paid to Administrative Agents all unpaid fees in the amounts previously agreed upon in writing between any Borrower and any Administrative Agent; and shall have in addition paid to Administrative Agents all amounts payable under Section 11.3 hereof, on or before the date of this Agreement, except for amounts which the applicable Administrative Agent, in its sole discretion, agrees may be paid at a later date.

INSURANCE. Borrowers shall have delivered to Administrative Agents evidence satisfactory to Administrative Agents regarding the existence of all insurance required to be maintained by each Obligor by this Agreement.

OPINIONS OF COUNSEL. Administrative Agents shall have received such opinions of counsel to Obligors as the Administrative Agents shall reasonably request with respect to Obligors and the Loan Documents.

CONSENTS. Administrative Agents shall have received evidence satisfactory to the Lenders that all material consents of each Governmental Authority and of each other Person, if any, reasonably required in connection with (a) the Loans, Letters of Credit and Bankers' Acceptances and (b) the execution, delivery and performance of this Agreement and the other Loan Documents have been satisfactorily obtained.

NO MATERIAL ADVERSE EFFECT. No Material Adverse Effect shall have occurred since December 31, 2001.

OTHER DOCUMENTS. Administrative Agents shall have received such other documents consistent with the terms of this Agreement and relating to the transactions contemplated hereby as Administrative Agents may reasonably request.

PAYMENT OF CERTAIN OUTSTANDING INDEBTEDNESS. Administrative Agent shall have received evidence satisfactory to Administrative Agent that all existing Borrowed Money Indebtedness owing under the September 25, 1997 Loan Agreement among U.S. Borrower and certain of its Affiliates, Wells Fargo, as Co-Agent, and certain other Administrative Agents and lenders (the "Existing Credit Facility") shall have been paid in full (or will be paid in full out of the initial advance hereunder) and that all rights to further advances under the Existing Credit Facility shall have been terminated.

ALL LOANS, LETTERS OF CREDIT AND BANKERS' ACCEPTANCES. The obligation of each Lender to make any Loan to be made by it hereunder or to issue or participate in any Letter of Credit or to accept and purchase any Bankers' Acceptance is subject to (a) the accuracy, in all material respects, on the date of such Loan or such issuance or such acceptance and purchase of all representations and warranties of each Obligor contained in this Agreement and the other Loan Documents, except to the extent that such representations and warranties, specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date; (b) the applicable Administrative Agent shall have received the following, all of which shall be duly executed: (1) a Request for Extension of Credit as to the Loan, Letter of Credit or Bankers' Acceptance, as the case may be, by the time and on the Business Day specified under Section 4.3 hereof, (2) in the case of a Letter of Credit, an Application; (c) no Default or Event of Default shall have occurred and be continuing; (d) the making of such Loan or the issuance of such Letter of Credit or the acceptance and purchase of such Bankers' Acceptance shall not be illegal or prohibited by any Legal Requirement, (e) Borrowers shall have paid all fees and expenses of the type described in Section 11.3 hereof and all other fees owed to any Administrative Agent or any Lender under the Loan Documents which are due and payable, in each case, prior to or on the date of such Loan or such issuance or such acceptance and purchase and (f) no Material Adverse Effect shall have occurred since the date of the audited financial statements that were delivered to the Lenders on or prior to the Effective Date pursuant to Section
6.2 hereof. The submission by any Borrower of a Request for Extension of Credit shall be deemed to be a representation and warranty that the conditions precedent to the applicable Loan or Letter of Credit or Bankers' Acceptance have been satisfied.

REPRESENTATIONS AND WARRANTIES

         To induce the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit and accept and purchase Bankers' Acceptances, Parent, and with respect to its own individual entity only, U.S. Borrower, Canadian Borrowers and Norwegian Borrower, represents and warrants (such representations and warranties to survive any investigation and the making of the Loans and the issuance of any Letters of Credit and the acceptance and purchase of any Bankers' Acceptances) to the Lenders and Administrative Agents as follows:

ORGANIZATION. Each Obligor (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all necessary power and authority to conduct its business in all material respects as presently conducted, and (c) is duly qualified to do business and in good standing in the jurisdiction of its organization and in all jurisdictions in which the failure to so qualify would reasonably be expected to have a Material Adverse Effect.

FINANCIAL STATEMENTS. Borrowers have furnished to the Lenders: (i) audited financial statements (including a balance sheet) as to Parent which fairly present in all material respects, in accordance with GAAP, the consolidated financial condition and the results of operations of Parent as at the end of the fiscal year ended December 31, 2001, (ii) unaudited financial statements (including a balance sheet) as to each Canadian Borrower and Norwegian Borrower which fairly present in all material respects, in accordance with GAAP, the consolidated financial condition and the results of operations of the applicable Person as at the end of the fiscal year ended December 31, 2001, and (iii) unaudited financial statements (including a balance sheet) as to Parent and as to each Canadian Borrower and Norwegian Borrower which fairly present in all material respects, in accordance with GAAP (subject to year-end adjustments and the absence of notes), the consolidated financial condition and the results of operations of the applicable Person as at the end of the fiscal quarter ended March 31, 2002. No events, conditions or circumstances have occurred from the date that such financial statements were delivered to the Lenders through the Effective Date which would cause such financial statements to be misleading in any material respect. There are no material instruments or liabilities which should in accordance with GAAP be reflected in such December 31, 2001 financial statements which are not so reflected. For purposes of this Section 6.2 and
Section 7.2 hereof, financial statements as to each Canadian Borrower shall be prepared in accordance with generally accepted accounting principles in effect in Canada, and "GAAP" shall be deemed modified accordingly and financial statements as to Norwegian Borrower shall be prepared in accordance with generally accepted accounting principles in effect in Norway and "GAAP" shall be deemed modified accordingly.

ENFORCEABLE OBLIGATIONS; AUTHORIZATION. The Loan Documents are legal, valid and binding obligations of each applicable Obligor, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency and other similar laws and judicial decisions affecting creditors' rights generally and by general equitable principles. The execution, delivery and performance of the Loan Documents by the applicable Obligor (a) have all been duly authorized by all necessary action; (b) are within the power and authority of each applicable Obligor; (c) do not and will not contravene or violate any Legal Requirement applicable to any applicable Obligor or the Organizational Documents of any applicable Obligor, the contravention or violation of which would reasonably be expected to have a Material Adverse Effect; (d) do not and will not result in the breach of, or constitute a

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default under, any material agreement or instrument by which any Obligor or any of its Property may be bound, and (e) do not and will not result in the creation of any Lien upon any Property of any Obligor, except as expressly contemplated herein. All necessary permits, registrations and consents for such making and performance have been obtained.

OTHER DEBT. No Obligor is in default in the payment of any other Borrowed Money Indebtedness or under any agreement, mortgage, deed of trust, security agreement or lease to which it is a party and which default would reasonably be expected to have a Material Adverse Effect.

LITIGATION. There is no litigation or administrative proceeding, to the knowledge of any executive officer of any Obligor, pending or threatened against, nor any outstanding judgment, order or decree against, any Obligor before or by any Governmental Authority which does or would reasonably be expected to have a Material Adverse Effect. No Obligor is in default with respect to any judgment, order or decree of any Governmental Authority where such default would have a Material Adverse Effect.

TAXES. Each Obligor has filed all material tax returns required to have been filed and paid all taxes shown thereon to be due, except those for which extensions have been obtained and those which are being contested in good faith.

REGULATIONS T, U AND X. None of the proceeds of any Loan or proceeds from the acceptance and purchase of Bankers' Acceptances will be used for the purpose of purchasing or carrying directly or indirectly any margin stock or for any other purpose that would constitute this transaction a "purpose credit" within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System, as any of them may be amended from time to time.

SUBSIDIARIES. As of the Effective Date, (i) Parent has no Subsidiaries other than as set forth on Schedule 6.8 hereto, and (ii) the percentage of the issued and outstanding equity interests in each applicable Subsidiary which is owned, as of the Effective Date, by Parent or one or more of its Subsidiaries is set forth on Schedule 6.8 hereto.

NO UNTRUE OR MISLEADING STATEMENTS. No representation or warranty made by any Obligor in any Loan Document or in any document, instrument or other writing furnished to the Lenders by or on behalf of any Obligor in connection with the transactions contemplated in any Loan Document contains at the time so furnished any untrue material statement of fact or omits in light of the circumstances under which they were made to state any such fact (of which any executive officer of any Obligor has knowledge) necessary to make the representations, warranties and other statements contained herein or in such other document, instrument or writing not misleading in any material respect.

ERISA. With respect to each Plan, each Borrower and each member of the Controlled Group have fulfilled their obligations, including obligations under the minimum funding standards of ERISA and the Code and are in compliance in all material respects with the provisions of ERISA and the Code. No event has occurred which could result in a liability of any Borrower or any member of the Controlled Group to the PBGC or a Plan (other than to make contributions in the ordinary course) that would reasonably be expected to have a Material Adverse Effect. There have not been any nor are there now existing any events or conditions that would cause any Lien provided under ERISA to attach to any Property of any

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Borrower or any member of the Controlled Group. Unfunded Liabilities as of the
date hereof do not exceed US$5,000,000. No non-exempt "prohibited transaction" has occurred with respect to any Plan.

INVESTMENT COMPANY ACT. No Obligor is an investment company within the meaning of the Investment Company Act of 1940, as amended, or acting on behalf of any Person which is an investment company, within the meaning of said Act.

PUBLIC UTILITY HOLDING COMPANY ACT. No Obligor is an "affiliate" or a "subsidiary company" of a "public utility company," or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

COMPLIANCE. Each Obligor is in compliance with all Legal Requirements applicable to it, except to the extent that the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

ENVIRONMENTAL MATTERS. Each Obligor has, to the best knowledge of their respective executive officers, obtained and maintained in effect all Environmental Permits (or the applicable Person has initiated the necessary steps to transfer the Environmental Permits into its name or obtain such permits), the failure to obtain which would reasonably be expected to have a Material Adverse Effect. Each Obligor and its Properties, business and operations have been and are, to the best knowledge of their respective executive officers, in compliance with all applicable Requirements of Environmental Law and Environmental Permits the failure to comply with which would reasonably be expected to have a Material Adverse Effect. Each Obligor and its Properties, business and operations are not subject to any (A) Environmental Claims or (B), to the best knowledge of their respective executive officers (after making reasonable inquiry of the personnel and records of their respective Corporations), Environmental Liabilities, in either case direct or contingent, arising from or based upon any act, omission, event, condition or circumstance occurring or existing on or prior to the date hereof which would reasonably be expected to have a Material Adverse Effect. None of the officers of any Obligor has received any notice of any violation or alleged violation of any Requirements of Environmental Law or Environmental Permit or any Environmental Claim in connection with its Properties, liabilities, condition (financial or otherwise), business or operations which would reasonably be expected to have a Material Adverse Effect. Neither U.S. Borrower, Canadian Borrowers nor Norwegian Borrower knows of any event or condition with respect to currently enacted Requirements of Environmental Laws presently scheduled to become effective in the future with respect to any of the Properties of any Obligor which would reasonably be expected to have a Material Adverse Effect, for which the applicable Obligor has not made good faith provisions in its business plan and projections of financial performance.

AFFIRMATIVE COVENANTS

          Parent, U.S. Borrower, Canadian Borrowers and Norwegian Borrower each covenants and agrees with Administrative Agents and the Lenders that prior to the termination of this Agreement, it will do or cause to be done, and with respect to the Parent only, cause each other Obligor (unless

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limited by the language of the applicable provision to less than all of the
Obligors) or Material Subsidiary, to do or cause to be done, each and all of the following:

SECTION 7.1 TAXES, EXISTENCE, REGULATIONS, PROPERTY, ETC. At all times (a) pay when due all material taxes and governmental charges of every kind upon it or against its income, profits or Property, unless and only to the extent that the same shall be contested diligently in good faith and adequate reserves in accordance with GAAP have been established therefor; (b) do all things necessary to preserve its existence, qualifications, rights and franchises in all jurisdictions where such failure to qualify would reasonably be expected to have a Material Adverse Effect; (c) comply with all applicable Legal Requirements (including without limitation Requirements of Environmental Law) in respect of the conduct of its business and the ownership of its Property, the noncompliance with which would reasonably be expected to have a Material Adverse Effect; and (d) cause its Property to be protected, maintained and kept in good repair and make all replacements and additions to such Property as may be reasonably necessary to conduct its business properly and efficiently.

FINANCIAL STATEMENTS AND INFORMATION.  Furnish, as applicable, to each Lender:

Quarterly Financials. As soon as available and in any event not later than 45 days after the end of each quarter of each fiscal year of the Parent, the unaudited Consolidated balance sheets of Parent, Canadian Borrowers and Norwegian Borrower as of the end of such quarter and the related unaudited statements of income and cash flows for the period commencing at the end of the previous quarter and ending with the end of such quarter, together with a Form 10Q and a Compliance Certificate duly executed by a Responsible Officer;
Annual Financials. As soon as available and in any event not later than 90 days after the end of each fiscal year of the Parent, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in generally accepted accounting principles and required or approved by the Parent's independent certified public accountants) audit report for such year for the Parent and its Subsidiaries, including therein audited Consolidated balance sheets of the Parent, Canadian Borrowers and Norwegian Borrower as of the end of such fiscal year and the related Consolidated statements of income and cash flows of the Parent for such fiscal year, and the corresponding figures as at the end of, and for, the preceding fiscal year together with a Form 10K and a Compliance Certificate duly executed by a Responsible Officer;
Annual Projections. As soon as available and in any event not later than 90 days after the end of each fiscal year of the Parent (commencing with fiscal year 2003), the Consolidated annual projections of the Parent for such year in reasonable detail and duly certified by a senior financial officer of the Parent as the projections presented or to be presented to the Parent's Board of Directors for their review;
Other Borrowed Money Indebtedness. As any Lender through the applicable Administrative Agent may from time to time request, detail about any other Borrowed Money Indebtedness of Parent and its Subsidiaries, including, without limitation, any bilateral facilities between Parent or any of its Subsidiaries and any bank, financial institution or other lender.
Other Information. (i) Such other information respecting the business or Properties, or the condition or operations, financial or otherwise, of Parent, or any of its Subsidiaries, including financial statements set forth in Sections 7.2(i) and (ii) hereof, as any Lender through the applicable Administrative Agent may from time to time reasonably request, (ii) upon request by any

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Lender, copies of all proxy material, reports and other information which each
Borrower or any of its Subsidiaries sends to or files with the United States Securities and Exchange Commission as any Lender through the applicable Administrative Agent may from time to time reasonably request and (iii) as soon as possible and in any event within 5 Business Days after the occurrence of each Default known to a Responsible Officer of any Borrower, a statement of a Responsible Officer of such Borrower (but without need for duplication if the same Default is known by a Responsible Officer of more than one Borrower) setting forth the details of such Default and the actions, if any, such Borrower (or if applicable, the Parent or a Subsidiary of the Parent) has taken, if any, and proposes to take with respect thereto.

INSPECTION. Permit each Administrative Agent and each Lender upon 3 days' prior notice (unless a Default or an Event of Default has occurred which is continuing, in which case no prior notice is required) to inspect its Property, to examine its files, books and records, except privileged communication with legal counsel and classified governmental material, and make and take away copies thereof, and to discuss its affairs with its officers and accountants, all during normal business hours and at such intervals and to such extent as any Administrative Agent may reasonably desire. Notwithstanding the foregoing, unless a Default or an Event of Default has occurred, no more than two inspections pursuant to this Section 7.3 may occur within any consecutive twelve month period.

FURTHER ASSURANCES. Promptly execute and deliver, at the Borrowers' expense, as the case may be, any and all other and further instruments which may be reasonably requested by any Administrative Agent or Lender through the applicable Administrative Agent, to cure any defect in the execution and delivery of any Loan Document in order to effectuate the transactions contemplated by the Loan Documents.

BOOKS AND RECORDS. Maintain books of record and account which permit financial statements to be prepared in accordance with GAAP.

INSURANCE. Maintain insurance (including business interruption insurance) with such insurers, on such of its Property, with responsible companies in such amounts, with such deductibles and against such risks as are usually carried by owners of similar businesses and properties in the same general areas in which the applicable Obligor operates or as any Administrative Agent may otherwise reasonably require, and furnish each Administrative Agent satisfactory evidence thereof promptly upon request. Each Administrative Agent shall be provided with a certificate of the insurer that the insurance required by this Section may not be canceled, reduced or affected in any material manner without thirty (30) days' prior written notice to Administrative Agents.

NOTICE OF CERTAIN MATTERS. Give the Administrative Agents for delivery to each Lender written notice of the following promptly after any executive officer of U.S. Borrower, either Canadian Borrower or Norwegian Borrower shall become aware of the same:

the issuance by any court or governmental agency or authority of any injunction, order or other restraint prohibiting, or having the effect of prohibiting, the performance of this Agreement, any other Loan Document, or the making of the Loans or the acceptance and purchase of Bankers' Acceptances or the initiation of any litigation, or any claim or

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controversy which would reasonably be expected to result in the initiation of any litigation, seeking any such injunction, order or other restraint;

the filing or commencement of any action, suit or proceeding, whether at law or in equity or by or before any court or any Governmental Authority involving claims with a specified amount in excess of US$3,000,000 against any Obligor or which may reasonably be expected to result in a Default hereunder; and

any Event of Default or Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with the respect thereto.
         Borrowers will also notify the Administrative Agents in writing at least 30 days prior to the date that any Obligor changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records.

CAPITAL ADEQUACY. If any Lender shall have determined that the adoption after the Effective Date or effectiveness after the Effective Date (whether or not previously announced) of any applicable law, rule, regulation or treaty regarding capital adequacy, or any change therein after the Effective Date, or any change in the interpretation or administration thereof after the Effective Date by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive after the Effective Date regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, under the Letters of Credit, the Notes or other Obligations held by it to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, upon satisfaction of the conditions precedent set forth in this Section, after demand by such Lender (with a copy to the appropriate Administrative Agent) as provided below, pay (subject to Section 11.7 hereof) to such Lender such additional amount or amounts as will compensate such Lender for such reduction. The certificate of any Lender setting forth such amount or amounts as shall be necessary to compensate it and the basis thereof and reasons therefor shall be delivered as soon as practicable to U.S. Borrower, Canadian Borrowers or Norwegian Borrower, as the case may be, and shall be conclusive and binding, absent manifest error. U.S. Borrower or Canadian Borrower, as the case may be, shall pay the amount shown as due on any such certificate within 15 Business Days after the delivery of such certificate. In preparing such certificate, a Lender may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable and may use any reasonable averaging and attribution method.

ERISA INFORMATION AND COMPLIANCE. Promptly furnish to the Administrative Agents for delivery to the Lenders: (i) immediately upon receipt, a copy of any notice of complete or partial withdrawal liability under ERISA and any notice from the PBGC under ERISA of an intent to terminate or appoint a trustee to administer any Plan, (ii) if requested by any Administrative Agent or any Lender through its Administrative Agent, promptly after the filing thereof with the United States Secretary of Labor or the PBGC or the Internal Revenue

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Service or any Governmental Authority having jurisdiction under Applicable
Canadian Pension Legislation, copies of each annual and other report with respect to each Plan or any trust created thereunder, (iii) immediately upon becoming aware of the occurrence of any "reportable event," as such term is used under ERISA for which the disclosure requirements have not been waived, or of any non-exempt "prohibited transaction," as such term is defined in Section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by the President or the principal financial officer of the applicable Borrower or the applicable member of the Controlled Group specifying the nature thereof, what action the applicable Borrower or the applicable member of the Controlled Group is taking or proposes to take with respect thereto, and, when known, any action taken by the PBGC, the Internal Revenue Service, the Department of Labor or any other applicable Governmental Authority with respect thereto, (iv) promptly after the filing or receiving thereof by any Borrower or any member of the Controlled Group of any notice of the institution of any proceedings or other actions which may result in the termination of any Plan, and (v) each request for waiver of the funding standards or extension of the amortization periods required by ERISA or Section 412 of the Code promptly after the request is submitted by Borrower or any member of the Controlled Group to the Secretary of the Treasury, the Department of Labor, the Internal Revenue Service or any other applicable Governmental Authority. To the extent required under applicable statutory funding requirements, each Borrower will fund, or will cause the applicable member of the Controlled Group to fund, all pension liabilities as they are incurred under the provisions of all Plans from time to time in effect, and comply with all applicable provisions of ERISA, in each case, except to the extent that failure to do the same would not reasonably be expected to have a Material Adverse Effect. Each Borrower covenants that it shall and shall cause each member of the Controlled Group to (1) make contributions to each Plan in a timely manner and in an amount sufficient to comply with the contribution obligations under such Plan and the minimum funding standards requirements of ERISA; (2) prepare and file in a timely manner all notices and reports required under the terms of ERISA including but not limited to annual reports; and (3) pay in a timely manner all required PBGC premiums, in each case, except to the extent that failure to do the same would not reasonably be expected to have a Material Adverse Effect.

CONDUCT OF BUSINESS. Carry on and conduct, and cause each Subsidiary to carry on and conduct, its business in such a manner that the business of the Parent and its Subsidiaries, taken as a whole, is conducted in substantially the same manner as it is presently conducted and in Permitted Businesses and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, in each case, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

USE OF PROCEEDS. Use the proceeds of the Loans for any lawful corporate purpose not expressly prohibited in this Agreement including, without limitation, (i) to refinance certain existing indebtedness of the Borrowers, and (ii) other working capital and general corporate

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purposes of the Parent, Borrowers and their respective Subsidiaries. Neither any Administrative Agent nor any Lender shall have any responsibility as to the use of any proceeds of the Loans or of the acceptance and purchase of Bankers' Acceptances. Each Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the U.S. Borrowings, Canadian Borrowings and Norwegian Borrowings to purchase or carry any "margin stock" (as defined in Regulation U) that would cause any Lender to be in violation of Regulation U or any Borrower to be in violation of Regulation X of the Board of Governors of the Federal Reserve System.

PARI PASSU. Cause Obligations under this Agreement and the other Loan Documents to rank at least pari passu with and, if other senior Borrowed Money Indebtedness is secured (other than by Permitted Liens), be equally and ratably secured as all such other senior Borrowed Money Indebtedness of the Borrowers and the Guarantor except for Borrowed Money Indebtedness secured by Permitted Liens; provided, however, that, nothing contained in this Section 7.12 is intended to permit any Liens or Borrowed Money Indebtedness not otherwise specifically provided for in this Agreement or to waive any rights with respect to any prohibitions on any Liens or Borrowed Money Indebtedness contained in this Agreement.

NEGATIVE COVENANTS

         Parent, U.S. Borrower, Canadian Borrowers and Norwegian Borrower each covenants and agrees with Administrative Agents and the Lenders that prior to the termination of this Agreement it will not, and with respect to the Parent only, will not suffer or permit any other Obligor or Material Subsidiary to, do any of the following:

BORROWED MONEY INDEBTEDNESS. Create, incur, suffer or permit to exist, or assume or guarantee, directly or indirectly, or become or remain liable with respect to any Borrowed Money Indebtedness, whether direct, indirect, absolute, contingent or otherwise, except the following:

Borrowed Money Indebtedness under this Agreement and the other Loan Documents and Borrowed Money Indebtedness secured by Liens permitted by Section 8.2 hereof;

Borrowed Money Indebtedness existing on the date of this Agreement and listed on Exhibit K and Exhibit O attached hereto, and all renewals, extensions and replacements of any of the foregoing;

Interest Rate Risk Indebtedness;

other Borrowed Money Indebtedness not exceeding, in the aggregate for Parent and each of its Subsidiaries, at any one time outstanding (excluding Borrowed Money Indebtedness permitted by Section 8.1(a), (b), (c) or (e)), an amount equal to 20% of the Consolidated Net Worth of Parent and its Subsidiaries as of the last day of the immediately preceding fiscal quarter; provided, however, at the time such other Borrowed Money Indebtedness is incurred:
Parent and its Subsidiaries shall be in compliance, on a pro forma basis after giving effect to such incurrence of additional Borrowed Money Indebtedness, with the covenants contained in this

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Article VIII recomputed as of the last day of the most recently ended fiscal quarter of the Parent and its Subsidiaries as if the transaction in question had occurred on the first day of each relevant period for testing such compliance;
The financial covenants of additional Borrowed Money Indebtedness are no more restrictive or burdensome than the covenants set forth in this Agreement;
There shall be no required scheduled amortization of such additional Borrowed Money Indebtedness at any time that any Obligations shall remain unpaid, any Letter of Credit shall remain outstanding, or any Lender shall have any applicable U.S. Commitment, Canadian Commitment or Norwegian Commitment hereunder, except with respect to capital leases and indebtedness acquired or assumed in connection with an Acquisition permitted hereunder; The Obligations under this Agreement and the other Loan Documents of each Borrower and the Guarantor shall rank at least pari passu with and, if other senior Borrowed Money Indebtedness is secured (other than by Permitted Liens), be equally and ratably secured with such other Borrowed Money Indebtedness; and provided further that (x) capital leases and purchase money Borrowed Money Indebtedness (indebtedness secured by Liens) shall not exceed 5% of the Parent and its Subsidiaries Consolidated Net Worth at any time; and (y) the aggregate principal amount of all Borrowed Money Indebtedness of Subsidiaries of the Borrowers (excluding amounts available under the Increased Commitment) shall not exceed 5% of the Parent and its Subsidiaries Consolidated Net Worth at any time.
Notwithstanding the above, if the Parent's S&P rating and Moody's rating both fall below BBB- or Baa3, respectively, then further Borrowed Money Indebtedness shall not be permitted under this Section 8.1(d) without Majority Lender approval, and in any event without limiting the foregoing under this Section, each Borrower agrees that all Borrowed Money Indebtedness owing by Parent to any of its Subsidiaries or owing by any Subsidiary of Parent to Parent or to any other Subsidiary of Parent shall be subordinated in a manner acceptable to the Majority Lenders and pursuant to documentation in Proper Form.

Borrowed Money Indebtedness secured by assets assumed in connection with an Acquisition transaction permitted by Section 8.4 shall be permitted within 180 days from the consummation of the Acquisition; provided, however, that 180 days after giving effect to the Acquisition, the additional Borrowed Money Indebtedness incurred in the aggregate pursuant to an Acquisition, and permitted only by this Section 8.1(e), shall not exceed 5% of the Parent and its Subsidiaries Consolidated Net Worth at any time.

LIENS. Create or suffer to exist any Lien upon any of its Property now owned or hereafter acquired except as provided for in Section 8.1 hereof; or in any manner directly or indirectly sell, assign, pledge or otherwise transfer any of its Accounts; provided, however, that any Obligor may create or suffer to exist Permitted Liens.

CONTINGENT LIABILITIES. Directly or indirectly guarantee the performance or payment of, or purchase or agree to purchase, or assume or contingently agree to become or be secondarily liable in respect of, any obligation or liability of any other Person except for (a) the endorsement of checks or other negotiable instruments in the ordinary course of business; (b) obligations disclosed to the Lenders in the financial statements delivered on or prior to the Effective Date pursuant to Section 6.2 hereof (but not increases of such obligations after the Effective Date); (c) guaranties of performance (but not of any Borrowed Money

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Indebtedness) by a Subsidiary or the Parent provided in the ordinary course of business, and (d) those liabilities permitted under Section 8.1 hereof.

MERGERS, CONSOLIDATIONS AND DISPOSITIONS OF ASSETS.

In any single transaction or series of transactions, directly or indirectly, enter into any Acquisition, liquidate or dissolve, be a party to any merger or consolidation or sell, lease or otherwise dispose of all or a Material Part of its assets or stock, except that:
each Borrower or any of its Subsidiaries may enter into any Acquisition if upon the consummation of any such Acquisition, (A) a Borrower or Subsidiary is the surviving corporation to any such Acquisition (or the other Person will thereby become a Subsidiary); (B) the Borrowers or such Subsidiary has the power and authority under the pertinent agreement and under applicable Legal Requirements to subject the assets of such acquired Person to the provisions of this Agreement and such assets are so subjected to the provisions of this Agreement;
(C) such acquired Person engages in a business that does not result in a violation of section 8.13 hereof; (D) no Default or Event of Event shall have occurred and be continuing or would otherwise be existing as a result of such merger, consolidation, or Acquisition; (E) Parent demonstrates pro-forma compliance with all terms and conditions of this Agreement based on combined historical results of the acquisition target and Parent, (F) the Parent's S&P rating or Moody's rating shall be at least BBB- or Baa3 at the time of such Acquisition; and (F) for an Acquisition with a purchase consideration of greater than US$50,000,000, the Parent shall deliver to the U.S. Administrative Agent audited financial statements (such audited financial statements shall not have been completed greater than 12 months prior to the closing date of such Acquisition), provided that, to the extent audited financial statements are not available, Parent shall, at the election of the U.S. Administrative Agent cause an audit to be performed or provide calculation of the Adjusted EBITDA by an officer of the Parent; Borrowers and their Subsidiaries may make or effectuate
(A) sales, leases, transfers and dispositions of inventory in the ordinary course of business, (B) sales, transfers or dispositions of assets which are obsolete or are no longer in use and which are not significant to the continuation of the business of the Parent and its Subsidiaries taken as a whole; (C) dispositions of assets from Parent to its Subsidiaries or from the Subsidiaries to the Parent or any other Subsidiary of the Parent; (D) sale/leaseback transactions in an aggregate annual amount not greater than 15% of Consolidated Net Worth, and (E) sales, leases or other dispositions of Property that, together with all other Property of Parent and its Subsidiaries previously sold, leased or disposed of (other than property disposed of in clauses (A), (C) and (D) above, during the twelve month period ending when such sale, lease, or disposition occurs) does not constitute a Material Part of the Property of the Parent and its Subsidiaries;

Pledge, transfer or otherwise dispose of any equity interest in (or voting rights in respect of ) any Subsidiary of Parent or any indebtedness of any Subsidiary of Parent.

REDEMPTION, DIVIDENDS AND DISTRIBUTIONS. At any time: (a) redeem, retire or otherwise acquire, directly or indirectly, any equity interest in any Obligor other than Permitted Dividends or (b) make any distributions of any Property or cash to the owner of any of the equity interests in any Obligor other than Permitted Dividends.

TRANSACTIONS WITH RELATED PARTIES. Enter into any transaction or agreement with any officer, director or holder (other than the Parent or any of its Subsidiaries) of any equity interest in

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any Obligor (or any Affiliate, other than the Parent or any of its
Subsidiaries, of any such Person) unless the same is upon terms substantially similar to those obtainable from wholly unrelated sources (to the best knowledge of the executive officers of the applicable Obligor or Affiliate, after making reasonable inquiry of the personnel and records of the applicable Obligor or Affiliate).

LOANS AND INVESTMENTS. Make any loan, advance or capital contribution to, or make or, except as permitted by this Agreement, have any Investment in, any Person, or make any commitment to make any such Investment, except (a) Permitted Investments and (b) normal and reasonable advances in the ordinary course of business to officers and employees.

ORGANIZATIONAL DOCUMENTS, ETC. Amend, modify, restate or supplement any of its Organizational Documents if such action would reasonably be expected to materially and adversely affect any collateral, if applicable, or Obligation or the ability of any Obligor to perform its Obligations under any Loan Document, unless such action shall be consented to in writing by the Majority Lenders.

UNFUNDED LIABILITIES. Incur any Unfunded Liabilities after the Effective Date or allow any Unfunded Liabilities in excess of US$5,000,000, in the aggregate, to arise or exist.

SUBORDINATED INDEBTEDNESS. Except as expressly permitted in writing by the Majority Lenders or as required by the terms of the relevant Subordinated Indebtedness, Borrowers will not amend, modify or obtain or grant a waiver of any provision of any document or instrument evidencing any Subordinated Indebtedness or purchase, redeem, retire or otherwise acquire for value, deposit any monies with any Person with respect to or make any payment or prepayment of the principal of or any other amount owing in respect of, any Subordinated Indebtedness.

NO BURDENSOME AGREEMENTS; PROHIBITIONS OF LIENS OR SUBSIDIARY DIVIDENDS. Except for Borrowed Money Indebtedness permitted by Section 8.1, enter into any agreement or contract which limits or restricts in any way (i) the granting of Liens by any Obligor securing any of the Obligations (excluding, however, restrictions in favor of the holder of a Permitted Lien or Borrowed Money Indebtedness to the extent such restrictions apply only to Property subject to Permitted Liens), (ii) the guaranties of the Obligations by any of the Obligors or (iii) any dividends or distributions by any Subsidiary of any Borrower to such Borrower or to another Subsidiary of such Borrower.

OTHER AGREEMENTS. Permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement or any other Loan Documents) governing or issued in connection with a debt or other instrument to any third party company or person other than in a senior unsecured facility that is publicly placed or sold to institutional investors in a transaction otherwise permitted by this Agreement.

NATURE OF BUSINESS. Enter into any business, if after giving effect thereto, the business of the Parent and its Subsidiaries, taken as a whole, would be substantially different from the business in which the Parent and its Subsidiaries, taken as a whole, is presently engaged (a "Permitted Business").

CAPITAL EXPENDITURES. Expend, or be committed to expend, material Capital Expenditures for any purpose other than in connection with a Permitted Business.

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MAXIMUM LEVERAGE RATIO. Permit the Leverage Ratio of the Parent and its
Subsidiaries on a Consolidated basis, to be greater than 0.45 to 1.0 at the end of any fiscal quarter.

MINIMUM INTEREST CHARGE COVERAGE RATIO. As of the end of any fiscal quarter, permit the Interest Coverage Ratio for the Parent and its Subsidiaries, on a Consolidated basis to be less than 3.00 to 1.00.

DEFAULTS

EVENTS OF DEFAULT. If any one or more of the following events (herein called "Events of Default") shall occur, then the U.S. Administrative Agent may at the direction or with the consent of the Majority Lenders do any or all of the following without notice to U.S. Borrower, Canadian Borrowers, Norwegian Borrower or any other Person (provided however, that the U.S. Administrative Agent shall use its reasonable best efforts to provide notice within 15 Business Days of taking any such action to U.S. Borrower, Canadian Borrowers and Norwegian Borrower, provided that, the failure to give, or delay in giving, any such notice shall not effect the validity of such action taken nor impose or create any liability on the U.S. Administrative Agent for failure to do so):
(1) declare the Commitments terminated (whereupon the Commitments shall be terminated) and/or accelerate the Termination Date to a date as early as the date of termination of the Commitments; (2) terminate any Letter of Credit allowing for such termination, by sending a notice of termination as provided therein and require the applicable Borrower to provide Cover for outstanding Letters of Credit; (3) declare the principal amount then outstanding of and the unpaid accrued interest on the Loans and Reimbursement Obligations and all fees and all other amounts payable hereunder, under the Notes and under the other Loan Documents to be forthwith due and payable, whereupon such amounts shall be and become immediately due and payable, without notice (including, without limitation, notice of acceleration and notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by U.S. Borrower, Canadian Borrowers and Norwegian Borrower; provided that in the case of the occurrence of an Event of Default with respect to any Obligor referred to in clause (f), (g) or (h) of this
Section 9.1, the Commitments shall be automatically terminated and the principal amount then outstanding of and unpaid accrued interest on the Loans and the Reimbursement Obligations and all fees and all other amounts payable hereunder, under the Notes and under the other Loan Documents shall be and become automatically and immediately due and payable, without notice (including, without limitation, notice of acceleration and notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by U.S. Borrower, Canadian Borrowers and Norwegian Borrower, and (4) exercise any or all other rights and remedies available to any Administrative Agent or any Lenders under the Loan Documents, at law or in equity:

Payments - (i) any Obligor shall fail to make any payment of principal on the Loans payable under this Agreement or the other Loan Documents when due or any Obligor fails to make any payment or required prepayment of any Reimbursement Obligation (except for such Reimbursement Obligations which shall become Loans hereunder pursuant to Section 2.3(b)(iv)) or (ii) any Obligor shall fail to make any payment of any interest with respect to

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the Loans or any other fee or amount under this Agreement or the other Loan
Documents when due and, in the case of clause (ii) only, such failure to pay continues unremedied for a period of five days; or

Other Obligations - any Obligor or Material Subsidiary shall default in the payment when due of any principal of or interest on any Borrowed Money Indebtedness having an outstanding principal amount of at least the applicable equivalent of US$5,000,000 (other than the Loans and Reimbursement Obligations) and such default shall continue beyond any applicable period of grace; or any event or condition shall occur which results in the acceleration of the maturity of any such Borrowed Money Indebtedness or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of any such Borrowed Money Indebtedness or any Person acting on such holder's behalf to accelerate the maturity thereof and such event or condition shall not be cured within any applicable period of grace; or

Representations and Warranties - any representation or warranty made or deemed made by or on behalf of any Obligor in this Agreement or any other Loan Document or in any certificate furnished or made by any Obligor to Administrative Agents or the Lenders in connection herewith or therewith shall prove to have been incorrect, false or misleading in any material respect as of the date thereof or as of the date as of which the facts therein set forth were stated or certified or deemed stated or certified; or

Affirmative Covenants - (i) default shall be made in the due observance or performance of any of the covenants or agreements contained in Sections 7.8 and
7.11 hereof, (ii) default shall be made in the due observance or performance of any of the covenants or agreements contained in Sections 7.2, 7.3, 7.6, or 7.7 hereof and, in each case, such default continues unremedied for a period of 20 days after notice thereof is given by any Administrative Agent to U.S. Borrower, to a Canadian Borrower or to Norwegian Borrower, or (iii) default is made in the due observance or performance of any of the other covenants and agreements contained in Article 7 hereof or any other affirmative covenant of any Obligor contained in this Agreement or any other Loan Document and such default continues unremedied for a period of 30 days after notice thereof is given by any Administrative Agent to U.S. Borrower, a Canadian Borrower or to Norwegian Borrower; or

Negative Covenants - default is made in the due observance or performance by U.S. Borrower, a Canadian Borrower or Norwegian Borrower of any of the covenants or agreements contained in Article 8 of this Agreement or of any other negative covenant of any Obligor contained in this Agreement or any other Loan Document; or

Involuntary Bankruptcy or Receivership Proceedings - a receiver, receiver-manager, interim receiver, monitor, conservator, liquidator or trustee of any Obligor or Material Subsidiary or of any of its Property is appointed by the order or decree of any court or agency or supervisory authority having jurisdiction; or any Obligor or Material Subsidiary is adjudicated bankrupt or insolvent; or any of such Person's Property is sequestered by court order and such order remains in effect for more than 60 days; or a petition is filed against any Obligor or Material Subsidiary under any state or federal bankruptcy, reorganization,

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arrangement, insolvency, readjustment or debt, dissolution, liquidation or receivership law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within 60 days after such filing; or

Voluntary Petitions or Consents - any Obligor or Material Subsidiary commences a voluntary case or other proceeding or order seeking liquidation, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or other relief with respect to itself or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its Property, or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or cannot pay its debts generally as they become due or takes any corporate action to authorize or effect any of the foregoing; or

Assignments for Benefit of Creditors or Admissions of Insolvency - any Obligor or Material Subsidiary makes an assignment for the benefit of its creditors, or admits in writing its insolvency (including any admission of its inability to pay its debts generally as they become due), or consents to the appointment of a receiver, receiver-manager, interim receiver, monitor, trustee, or liquidator of such Obligor or Material Subsidiary or of all or any substantial part of its Property; or

Undischarged Judgments - a final non-appealable judgment or judgments for the payment of money in a net aggregate amount, after deducting any amounts covered by insurance, of US$5,000,000 or greater, is rendered by any court or other governmental body against any Obligor or Material Subsidiary and such Obligor or Material Subsidiary does not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof within 30 days from the date of entry thereof;

Ownership Change or Encumbrance - Parent shall cease to own, directly or indirectly, all of the issued and outstanding equity interests in each of the Borrowers and each Material Subsidiary or any Change of Control shall occur; or

Any Loan Document at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect or any Obligor, Affiliate of any Obligor or Subsidiary contests in any manner the validity or enforceability of any Loan Document; or any Obligor denies that it has any or further liability or Obligation under any Loan Document, or purports to revoke, terminate (other than as expressly permitted hereunder or in satisfaction in full of all the Obligations) or rescind any Loan Document.

RIGHT OF SETOFF. Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, without notice to any Obligor (any such notice being expressly waived by U.S. Borrower, Canadian Borrowers, Norwegian Borrower and the other Obligors), to setoff and apply any and all deposits (general or special, time or demand, provisional or final but excluding the funds held in accounts clearly designated as escrow or trust accounts held by U.S. Borrower, Canadian Borrowers, Norwegian Borrower or any other Obligor for the benefit of Persons which are

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not Obligors or Affiliates of any Obligor), whether or not such setoff results in any loss of interest or other penalty, and including without limitation all certificates of deposit, at any time held, and any other funds or Property at any time held, and other indebtedness at any time owing by such Lender to or for the credit or the account of U.S. Borrower, Canadian Borrowers, Norwegian Borrower or any other Obligor against any and all of the Obligations irrespective of whether or not such Lender or any Administrative Agent will have made any demand under this Agreement, the Notes or any other Loan Document. Should the right of any Lender to realize funds in any manner set forth above be challenged and any application of such funds be reversed, whether by court order or otherwise, each Lender, to the extent such Lender has received such funds, shall make restitution or refund to U.S. Borrower, Canadian Borrower or Norwegian Borrower or the applicable other Obligor, as the case may be, pro rata in accordance with their U.S. Commitments, Canadian Commitments or Norwegian Commitments, as the case may be. Each Lender agrees to promptly notify U.S. Borrower, Canadian Borrowers, Norwegian Borrower and Administrative Agents after any such setoff and application, provided that the failure to give such notice will not affect the validity of such setoff and application. The rights of Administrative Agents and the Lenders under this Section are in addition to other rights and remedies (including without limitation other rights of setoff) which Administrative Agents or the Lenders may have. This Section is subject to the terms and provisions of Sections 4.5 and 11.7 hereof. Any amounts realized under this Section which constitute an asset of a Canadian Borrower shall only be applied to the payment of Canadian Obligations. Any amounts realized under this Section which constitute an asset of Norwegian Borrower shall only be applied to the payment of Norwegian Obligations. Any amounts realized under this Section which constitute an asset of U.S. Borrower shall only be applied to the payment of U.S. Obligations.

COLLATERAL ACCOUNT. U.S. Borrower hereby agrees, in addition to the provisions of Section 9.1 hereof, that upon the occurrence and during the continuance of any Event of Default (except as otherwise provided for herein), it shall, if requested by the Majority Lenders (through the U.S. Administrative Agent), or automatically upon the occurrence of an Event of Default pursuant to Section 9.1(f), and to the extent permitted by law, pay to U.S. Administrative Agent an amount in immediately available funds equal to the then aggregate amount available for drawings under all outstanding U.S. Letters of Credit, which funds shall be held by U.S. Administrative Agent as Cover. Each Canadian Borrower hereby agrees, in addition to the provisions of Section 9.1 hereof, that upon the occurrence and during the continuance of any Event of Default, it shall, if requested by the Majority Lenders (through the Canadian Administrative Agent), pay to Canadian Administrative Agent an amount in immediately available funds equal to the sum of the then aggregate amount available for drawings under all outstanding Canadian Letters of Credit plus the unpaid principal balance of all outstanding Bankers' Acceptances, which funds shall be held by Canadian Administrative Agent as Cover. Norwegian Borrower hereby agrees, in addition to the provisions of Section 9.1 hereof, that upon the occurrence and during the continuance of any Event of Default, it shall, if requested by the Majority Lenders (through Norwegian Administrative Agent), pay to Norwegian Administrative Agent an amount in immediately available funds equal to the sum of the then aggregate amount available for drawings under all outstanding Norwegian Letters of Credit, which funds shall be held by Norwegian Administrative Agent as Cover.

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PRESERVATION OF SECURITY FOR UNMATURED OBLIGATIONS. In the event that, following (i) the occurrence of an Event of Default and the exercise of any rights available to any Administrative Agent or any Lender under the Loan Documents, and (ii) payment in full of the principal amount then outstanding of and the accrued interest on the Loans and Reimbursement Obligations and fees and all other amounts payable hereunder and under the Loan Documents , any Letters of Credit or Bankers' Acceptances shall remain outstanding and undrawn upon, the applicable Administrative Agent shall be entitled to hold (and each Borrower and each other Obligor hereby grants and conveys to Administrative Agent a security interest in and to) all cash or, to the extent not in violation of any agreement existing at the time, other Property, if any, ("Proceeds of Remedies") realized or arising out of the exercise of any rights available under the Loan Documents, at law or in equity, including, without limitation, the proceeds of any foreclosure, as collateral for the payment of any amounts due or to become due under or in respect of such Letters of Credit and/or such Bankers' Acceptances. Such Proceeds of Remedies shall be held for the ratable benefit of the U.S. Lenders, the Canadian Lenders or Norwegian Lenders, as the case may be. The rights, titles, benefits, privileges, duties and obligations of the applicable Administrative Agent with respect thereto shall be governed by the terms and provisions of this Agreement. The applicable Administrative Agent may, but shall have no obligation to, invest any such Proceeds of Remedies in such manner as such Administrative Agent, in the exercise of its sole discretion, deems appropriate. Such Proceeds of Remedies shall be applied to Reimbursement Obligations arising in respect of any such Letters of Credit, the payment of any Lender's obligations under any such Letter of Credit and/or the Obligations relating to any such Bankers' Acceptance when such Letter of Credit is drawn upon or such Bankers' Acceptance matures, as the case may be. Nothing in this Section shall cause or permit an increase in the maximum amount of the Obligations permitted to be outstanding from time to time under this Agreement. Any amounts realized under this Section which constitute an asset of a Canadian Borrower shall only be applied to the payment of Canadian Obligations. Any amounts realized under this Section which constitute an asset of Norwegian Borrower shall only be applied to the payment of Norwegian Obligations. Any amounts realized under this Section which constitute an asset of U.S. Borrower shall only be applied to the payment of U.S. Obligations.

CURRENCY CONVERSION AFTER MATURITY. At any time following the occurrence of an Event of Default and the acceleration of the maturity of the Obligations owed to the Canadian Lenders hereunder, the Canadian Lenders shall be entitled to convert, with two (2) Business Days' prior notice to the applicable Canadian Borrower, any and all or any part of the then unpaid and outstanding LIBOR Borrowings and Base Rate Borrowings of the applicable Canadian Borrower to Canadian Prime Loans. Any such conversion shall be calculated so that the resulting Canadian Prime Loans shall be the equivalent on the date of conversion of the amount of Dollars so converted. Any accrued and unpaid interest denominated in Dollars at the time of any such conversion shall be similarly converted to Canadian Dollars, and such Canadian Prime Loans and accrued and unpaid interest thereon shall thereafter bear interest in accordance with the terms hereof.

REMEDIES CUMULATIVE. No remedy, right or power conferred upon any Administrative Agent or any Lender is intended to be exclusive of any other remedy, right or power given

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hereunder or now or hereafter existing at law, in equity, or otherwise, and all such remedies, rights and powers shall be cumulative.

ADMINISTRATIVE AGENTS

APPOINTMENT, POWERS AND IMMUNITIES. Each U.S. Lender hereby irrevocably appoints and authorizes U.S. Administrative Agent to act as its Administrative Agent hereunder, under the U.S. Letters of Credit and under the other Loan Documents with such powers as are specifically delegated to U.S. Administrative Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. Each Canadian Lender hereby irrevocably appoints and authorizes Canadian Administrative Agent to act as its Administrative Agent hereunder, under the Canadian Letters of Credit and under the other Loan Documents with such powers as are specifically delegated to Canadian Administrative Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. Each Norwegian Lender hereby irrevocably appoints and authorizes Norwegian Administrative Agent to act as its Administrative Agent hereunder, under the Norwegian Letters of Credit and under the other Loan Documents with such powers as are specifically delegated to Norwegian Administrative Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. Any Loan Documents executed in favor of any Administrative Agent shall be held by such Administrative Agent for the ratable benefit of the applicable Lenders. None of the Administrative Agents ("Administrative Agents" as used in this Section 10 shall include reference to their Affiliates and their own and their Affiliates' respective officers, shareholders, directors, employees and Administrative Agents) (a) shall have any duties or responsibilities except those expressly set forth in this Agreement, the Letters of Credit, and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any Lender; (b) shall be responsible to any Lender for any recitals, statements, representations or warranties contained in this Agreement, the Letters of Credit or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, the Letters of Credit or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, execution, filing, registration, collectibility, recording, perfection, existence or sufficiency of this Agreement, the Letters of Credit, or any other Loan Document or any other document referred to or provided for herein or therein or any Property covered thereby or for any failure by any Obligor or any other Person to perform any of its obligations hereunder or thereunder, or shall have any duty to inquire into or pass upon any of the foregoing matters; (c) shall be required to initiate or conduct any litigation or collection proceedings hereunder or under the Letters of Credit or any other Loan Document except to the extent requested and adequately indemnified by the Majority Lenders; (d) shall be responsible for any mistake of law or fact or any action taken or omitted to be taken by it hereunder or under the Letters or Credit or any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, including, without limitation, pursuant to its own negligence, except for its own gross negligence or willful misconduct; (e) shall be bound by or obliged to recognize any agreement among or between any Borrower and any Lender to which such Administrative Agent is not a party, regardless of whether such Administrative Agent has knowledge of the existence of any such agreement or the terms and provisions

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thereof; (f) shall be charged with notice or knowledge of any fact or information not herein set out or provided to such Administrative Agent in accordance with the terms of this Agreement or any other Loan Document; (g) shall be responsible for any delay, error, omission or default of any mail, telegraph, cable or wireless agency or operator, and (h) shall be responsible for the acts or edicts of any Governmental Authority. Any Administrative Agent may employ Administrative Agents and attorneys-in-fact and none of the Administrative Agents shall be responsible for the negligence or misconduct of any such Administrative Agents or attorneys-in-fact selected by it with reasonable care. Without in any way limiting any of the foregoing, each Lender acknowledges that none of the Administrative Agents (nor any Issuer) shall have greater responsibility in the operation of the Letters of Credit than is specified in the Uniform Customs and Practice for Documentary Credits (1993 Revision, International Chamber of Commerce Publication No. 500). In any foreclosure proceeding concerning any collateral, if applicable, each holder of an Obligation if bidding for its own account or for its own account and the accounts of other Lenders is prohibited from including in the amount of its bid an amount to be applied as a credit against the Obligations held by it or the Obligations held by the other Lenders; instead, such holder must bid in cash only. However, in any such foreclosure proceeding, (i) U.S. Administrative Agent may (but shall not be obligated to) submit a bid for all U.S. Lenders (including itself) in the form of a credit against the U.S. Obligations, and U.S. Administrative Agent or its designee may (but shall not be obligated to) accept title to such collateral for and on behalf of all U.S. Lenders, (ii) Canadian Administrative Agent may (but shall not be obligated to) submit a bid for all Canadian Lenders (including itself) in the form of a credit against the Canadian Obligations, and Canadian Administrative Agent or its designee may (but shall not be obligated to) accept title to such collateral for and on behalf of all Canadian Lenders and (iii) Norwegian Administrative Agent may (but shall not be obligated to) submit a bid for all Norwegian Lenders (including itself) in the form of a credit against the Norwegian Obligations, and Norwegian Administrative Agent or its designee may (but shall not be obligated to) accept title to such collateral for and on behalf of all Norwegian Lenders.

RELIANCE. Each Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram, electronic mail or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (which may be counsel for any Borrower), independent accountants and other experts selected by such Administrative Agent. None of the Administrative Agents shall be required in any way to determine the identity or authority of any Person delivering or executing the same. As to any matters not expressly provided for by this Agreement, the Letters of Credit, or any other Loan Document, each Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions of the Majority Lenders, and any action taken or failure to act by U.S. Administrative Agent pursuant thereto shall be binding on all of the U.S. Lenders, any action taken or failure to act by Canadian
Administrative Agent pursuant thereto shall be binding on all of the Canadian Lenders and any action taken or failure to act by Norwegian Administrative Agent pursuant thereto shall be binding on all of the Norwegian Lenders. If any order, writ, judgment or decree shall be made or entered by any court affecting the rights, duties and obligations of any Administrative Agent under this Agreement or any other Loan Document, then and in

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any of such events such Administrative Agent is authorized, in its sole discretion, to rely upon and comply with such order, writ, judgment or decree which it is advised by legal counsel of its own choosing is binding upon it under the terms of this Agreement, the relevant Loan Document or otherwise; and if such Administrative Agent complies with any such order, writ, judgment or decree, then it shall not be liable to any Lender or to any other Person by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

DEFAULTS. None of the Administrative Agents shall be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans or Reimbursement Obligations) unless such Administrative Agent has received notice from a Lender or a Borrower specifying such Default and stating that such notice is a "Notice of Default." In the event that any Administrative Agent receives such a Notice of Default, such Administrative Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). Each Administrative Agent shall (subject to Section 10.7 hereof) take such action with respect to such Notice of Default as shall be directed by the Majority Lenders and within its rights under the Loan Documents and at law or in equity, provided that, unless and until an Administrative Agent shall have received such directions, such Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, permitted hereby with respect to such Notice of Default as it shall deem advisable in the best interests of the Lenders and within its rights under the Loan Documents, at law or in equity.

MATERIAL WRITTEN NOTICES. In the event that any Administrative Agent receives any written notice of a material nature from any Borrower or any Obligor under the Loan Documents, such Administrative Agent shall promptly inform each of the Lenders thereof.

RIGHTS AS A LENDER. With respect to its Commitments and the Obligations, each of Wells Fargo, The Bank of Nova Scotia and Den norske Bank, ASA, in its capacity as a Lender hereunder, shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting in its agency capacity, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include each Administrative Agent in its individual capacity. Each Administrative Agent may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust, letter of credit, agency or other business with any Borrower (and any of their Affiliates) as if it were not acting as an Administrative Agent, and each Administrative Agent may accept fees and other consideration from any Borrower (in addition to the fees heretofore agreed to between any Borrower and any Administrative Agent) for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

INDEMNIFICATION. The Canadian Lenders, Norwegian Lenders and the U.S. Lenders, respectively, agree to indemnify Canadian Administrative Agent, Norwegian Administrative Agent and U.S. Administrative Agent, respectively (to the extent not reimbursed under Section 2.3(c), Section 11.3 or Section 11.4 hereof, but without limiting the obligations of any Borrower under said Sections 2.3(c),
11.3 and 11.4), ratably in accordance with the sum of the applicable Lenders' respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind

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and nature whatsoever, REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE
NEGLIGENCE OF ANY INDEMNIFIED PARTIES, which may be imposed on, incurred by or asserted against the applicable Administrative Agent in any way relating to or arising out of this Agreement, the Letters of Credit or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which any Borrower is obligated to pay under Sections 2.3(c), 11.3 and 11.4 hereof, interest, penalties, attorneys' fees and amounts paid in settlement, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified. The obligations of the Lenders under this Section 10.6 shall survive the termination of this Agreement and the repayment of the Obligations.

NON-RELIANCE ON ADMINISTRATIVE AGENTS AND OTHER LENDERS. Each Lender agrees that it has received current financial information with respect to each Borrower and each other Obligor and that it has, independently and without reliance on any Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis of each Borrower and each other Obligor and decision to enter into this Agreement and that it will, independently and without reliance upon any Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. None of the Administrative Agents shall be required to keep itself informed as to the performance or observance by any Obligor of this Agreement, the Letters of Credit or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of any Obligor. Except for notices, reports and other documents and information expressly required to be furnished to an Administrative Agent hereunder, under the Letters of Credit or the other Loan Documents, none of the Administrative Agents shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of any Obligor (or any of their affiliates) which may come into the possession of any Administrative Agent.

FAILURE TO ACT. Except for action expressly required of an Administrative Agent hereunder, under the Letters of Credit or under the other Loan Documents, each Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Lenders of their indemnification obligations under Section 10.6 hereof against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

RESIGNATION OR REMOVAL OF ADMINISTRATIVE AGENT. Subject to the appointment and acceptance of a successor U.S. Administrative Agent, Canadian Administrative Agent or Norwegian Administrative Agent, as the case may be, as provided below, U.S. Administrative Agent, Canadian Administrative Agent and Norwegian Administrative Agent, respectively, may resign at any time by giving notice thereof to the U.S. Lenders, the Canadian Lenders and

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Norwegian Lenders, respectively, and to U.S. Borrower, Canadian Borrowers and
Norwegian Borrower, respectively, and any Administrative Agent may be removed at any time with or without cause by the Majority Lenders; provided, that such Administrative Agent shall continue as U.S. Administrative Agent, Canadian Administrative Agent or Norwegian Administrative Agent, as the case may be, until such time as any successor shall have accepted appointment hereunder as U.S. Administrative Agent, Canadian Administrative Agent or Norwegian Administrative Agent, as the case may be. Upon any such resignation or removal,
(i) the Majority Lenders with the consent of Borrowers (if no Event of Default shall exist and be continuing) shall have the right to appoint a successor U.S. Administrative Agent, Canadian Administrative Agent or Norwegian Administrative Agent, as the case may be, so long as such successor U.S. Administrative Agent, Canadian Administrative Agent or Norwegian Administrative Agent, as the case may be, is also a Lender at the time of such appointment and (ii) the Majority Lenders shall have the right to appoint a successor U.S. Administrative Agent, Canadian Administrative Agent or Norwegian Administrative Agent, as the case may be, that is not a Lender at the time of such appointment so long as Borrowers consent to such appointment (which consent shall not be unreasonably withheld and shall not be required if an Event of Default exists). If no successor U.S. Administrative Agent, Canadian Administrative Agent or
Norwegian Administrative Agent, as the case may be, shall have been so appointed by the Majority Lenders and accepted such appointment within 30 days after the retiring U.S. Administrative Agent's, Canadian Administrative
Agent's or Norwegian Administrative Agent's, as the case may be, giving of notice of resignation or the Majority Lenders' removal of the retiring U.S. Administrative Agent, Canadian Administrative Agent or Norwegian Administrative Agent, as the case may be, then the retiring Administrative Agent may, on behalf of the applicable Lenders, appoint a successor U.S. Administrative Agent, Canadian Administrative Agent or Norwegian Administrative Agent, as the case may be, with the consent of Borrowers (if no Event of Default shall exist and be continuing), but without the consent of any Lender or any Borrower if an Event of Default has occurred and is continuing. Any successor U.S. Administrative Agent shall be a bank which has an office in the United States and a combined capital and surplus of at least US$250,000,000 and any successor Canadian Administrative Agent shall be a bank which has an office in Canada and a combined capital and surplus of at least C$250,000,000 and any successor Norwegian Agent shall be a bank which has an office in Norway and a combined capital and surplus of at least NOK250,000,000 Upon the acceptance of any appointment as U.S. Administrative Agent, Canadian Administrative Agent or Norwegian Administrative Agent, as the case may be, hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under any other Loan Documents. Such successor Administrative Agent shall promptly specify by notice to Borrowers and Lenders its Principal Office referred to in
Section 3.1 and Article 4 hereof. After any retiring Administrative Agent's resignation or removal hereunder as an Administrative Agent, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

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NO PARTNERSHIP. Neither the execution and delivery of this Agreement nor any of the other Loan Documents nor any interest the Lenders, Administrative Agents or any of them may now or hereafter have in all or any part of the Obligations shall create or be construed as creating a partnership, joint venture or other joint enterprise between the Lenders or among the Lenders and any Administrative Agent. The relationship between the Lenders, on the one hand, and any Administrative Agent, on the other, is and shall be that of principals and Administrative Agent only, and nothing in this Agreement or any of the other Loan Documents shall be construed to constitute any Administrative Agent as trustee or other fiduciary for any Lender or to impose on any Administrative Agent any duty, responsibility or obligation other than those expressly provided for herein and therein.

MISCELLANEOUS

WAIVER. No waiver of any Default or Event of Default shall be a waiver of any other Default or Event of Default. No failure on the part of any Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law or in equity.

NOTICES. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made by telex, telegraph, telecopy (confirmed by mail), cable, electronic mail (pursuant to procedures approved in writing by U.S. Administrative Agent, provided that approval of such procedures may be limited to particular notices or communications) or other writing and telexed, telecopied, telegraphed, cabled, mailed, electronically mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof (or provided for in an Assignment and Acceptance); or in the case of electronic mail, in accordance with the procedures set by the U.S. Administrative Agent, or, as to any party hereto, at such other address as shall be designated by such party in a notice (given in accordance with this Section) (i) as to any Borrower, to Administrative Agents, (ii) as to U.S. Administrative Agent, to U.S. Borrower and to each U.S. Lender, (iii) as to Canadian Administrative Agent, to a Canadian Borrower and to each Canadian Lender, (iv) as to Norwegian Administrative Agent, to Norwegian Borrower and to each Norwegian Lender, (v) as to any U.S. Lender, to U.S. Borrower and Administrative Agents, (v) as to any Canadian Lender, to a Canadian Borrower and Administrative Agents and (vi) as to any Norwegian Lender, to Norwegian Borrower and Administrative Agents. Except as otherwise provided in this Agreement, all such notices or communications shall be deemed to have been duly given when (a) transmitted by telex or telecopier or delivered to the telegraph or cable office, (b) personally delivered (c) one Business Day after deposit with an overnight mail or delivery service, postage prepaid or (d) three Business Days' after deposit in a receptacle maintained by the United States Postal Service, Canada Post or Norway Post, as the case may be, postage prepaid, registered or certified mail, return receipt requested, in each case given or addressed as aforesaid.

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EXPENSES, ETC. Whether or not any Loan is ever made or any Bankers' Acceptances ever accepted and purchased or any Letter of Credit ever issued, Borrowers shall pay or reimburse within 10 days after written demand (a) any Administrative Agent for paying the reasonable fees and expenses of legal counsel to such Administrative Agent, together with the reasonable fees and expenses of each local counsel to such Administrative Agent, in connection with the preparation, negotiation, execution and delivery of this Agreement (including the exhibits and schedules hereto), the other Loan Documents and the making of the Loans and the acceptance and purchase of Bankers' Acceptances and the issuance of Letters of Credit hereunder, and any modification, supplement or waiver of any of the terms of this Agreement, the Letters of Credit or any other Loan Document; (b) any Administrative Agent for any Lien search fees incurred while an Event of Default exists, and reasonable out-of-pocket expenses incurred in connection with the preparation, documentation, administration and pre-Effective Date syndication of any of the Loan Documents (including, without limitation, the advertising, marketing, printing, publicity, duplicating, mailing and similar expenses) or any of the Obligations; (c) any Administrative Agent or any Lender for paying all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement, any Letter of Credit or any other Loan Document or any other document referred to herein or therein; (d) any Administrative Agent for paying all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement, any document referred to herein or therein, and
(e) following the occurrence and during the continuation of an Event of Default, any Lender or any Administrative Agent for paying all amounts reasonably expended, advanced or incurred by such Lender or such Administrative Agent to satisfy any obligation of any Obligor under this Agreement or any other Loan Document, to protect the collateral, if applicable, to collect the Obligations or to enforce, protect, preserve or defend the rights of the Lenders or Administrative Agents under this Agreement or any other Loan Document, including, without limitation, fees and expenses incurred in connection with such Lender's or such Administrative Agent's participation as a member of a creditor's committee in a case commenced under the Bankruptcy Code or other similar law, fees and expenses incurred in connection with lifting the automatic stay prescribed in Section 362 of the Bankruptcy Code and fees and expenses incurred in connection with any action pursuant to Section 1129 of the Bankruptcy Code and all other customary out-of-pocket expenses incurred by such Lender or such Administrative Agent in connection with such matters, together with interest thereon at the Default Rate applicable to U.S. Loans on each such amount from the due date of payment until the date of reimbursement to such Lender or such Administrative Agent.

INDEMNIFICATION. Each Borrower, shall indemnify each applicable Administrative Agent and each applicable Lender and each affiliate thereof and their respective directors, officers and employees from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF ANY INDEMNIFIED PARTIES, insofar as such losses, liabilities, claims or damages arise out of or result from any (i) actual or proposed use by any such Borrower of the proceeds of any extension of credit (whether a Loan, a Bankers' Acceptance or a Letter of Credit) by any Lender hereunder; (ii) breach by any Obligor of this Agreement or any other Loan Document; (iii) violation by any

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Obligor of any Legal Requirement, or (iv) investigation, litigation or other proceeding relating to any of the foregoing, and each Borrower, shall reimburse each applicable Administrative Agent, each applicable Lender, and each Affiliate thereof and their respective directors, officers and employees, upon demand for any reasonable expenses (including reasonable legal fees) incurred in connection with any such investigation or proceeding; provided, however, that none of the Borrowers shall have any obligations pursuant to this Section with respect to any losses, liabilities, claims, damages or expenses incurred by the Person seeking indemnification by reason of the gross negligence or willful misconduct of that Person or with respect to any disputes between or among any or all of Administrative Agents, Lenders, U.S. Swing Line Lender and Issuers. Nothing in this Section is intended to limit the obligations of any Borrower under any other provision of this Agreement. Each Administrative Agent, each Lender and the U.S. Swing Line Lender, respectively, shall indemnify Borrowers and hold Borrowers harmless from and against the gross negligence or willful misconduct of such Administrative Agent, such Lender or such U.S. Swing Line Lender, as the case may be. Nothing in this Section shall render a Canadian Borrower liable in respect of the U.S. Obligations or Norwegian Obligations. Nothing in this Section shall render Norwegian Borrower liable in respect of the U.S. Obligations or Canadian Obligations. Nothing in this Section shall render U.S. Borrower liable in respect of the Canadian Obligations or the Norwegian Obligations.

AMENDMENTS, ETC. No amendment or modification of this Agreement, the Notes or any other Loan Document shall in any event be effective against any Borrower unless the same shall be agreed or consented to in writing by the applicable Borrower. No amendment, modification or waiver of any provision of this Agreement, the Notes or any other Loan Document, nor any consent to any departure by any Borrower therefrom, shall in any event be effective against the Lenders unless the same shall be agreed or consented to in writing by the Majority Lenders, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, modification, waiver or consent shall, unless in writing and signed by each Lender affected thereby, do any of the following: (a) increase any Commitment of any of the Lenders (or reinstate any termination or reduction of the Commitments) or subject any of the Lenders to any additional obligations;
(b) reduce the principal of, or interest on, any Loan, Reimbursement Obligation, fee or other amount due hereunder; (c) postpone or extend the Maturity Date, the Termination Date, the Availability Period or any scheduled date fixed for any payment of principal of, or interest on, any Loan, Reimbursement Obligation, fee or other sum to be paid hereunder or waive any Event of Default described in
Section 9.1(a) hereof; (d) change the percentage of any of the Commitments or of the aggregate unpaid principal amount of Obligations, or the percentage of Lenders, which shall be required for the Lenders or any of them to take any action under this Agreement; (e) change any provision contained in Sections 2.3(c), 7.8, 11.3 or 11.4 hereof or this Section 11.5, or (f) release any Person from liability under a Guaranty or release all or substantially all of the security, if any, for the Obligations or release collateral, if applicable (exclusive of collateral, if any, with respect to which any Administrative Agent is obligated to provide a release pursuant to this Agreement or any of the other Loan Documents or by law) in any one (1) calendar year ascribed an aggregate value on the most recent financial statements of the applicable Borrower delivered to Administrative Agents in excess of US$1,000,000. Notwithstanding

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anything in this Section 11.5 to the contrary, no amendment, modification, waiver or consent shall be made with respect to Article 10 without the consent of U.S. Administrative Agent to the extent it affects U.S. Administrative Agent, as U.S. Administrative Agent, Canadian Administrative Agent to the extent it affects Canadian Administrative Agent, as Canadian Administrative Agent or Norwegian Administrative Agent to the extent it affects Norwegian Administrative Agent, as Norwegian Administrative Agent.

SUCCESSORS AND ASSIGNS.

This Agreement shall be binding upon and inure to the benefit of Borrowers, Administrative Agents and the Lenders and their respective successors and assigns; provided, however, that no Borrower may assign or transfer any of its rights or obligations hereunder without the prior written consent of all of the Lenders, and any such assignment or transfer without such consent shall be null and void. Each Lender may sell participations to any Person in all or part of any Loan or Bankers' Acceptance, or all or part of its Notes, Commitments or interests in Letters of Credit or Bankers' Acceptances, in which event, without limiting the foregoing, the provisions of the Loan Documents shall inure to the benefit of each purchaser of a participation; provided, however, the pro rata treatment of payments, as described in Section 4.2 hereof, shall be determined as if such Lender had not sold such participation. No Lender that sells one or more participations to any Person shall be relieved by virtue of such participation from any of its obligations to Borrowers under this Agreement. In the event any Lender shall sell any participation, such Lender shall retain the sole right and responsibility to enforce the obligations of Borrowers hereunder, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement other than amendments, modifications or waivers with respect to (i) any fees payable hereunder to the Lenders, (ii) the amount of principal or the rate of interest payable on, or the dates fixed for the scheduled repayment of principal of, any of the Obligations and (iii) the release of the Liens on all or substantially all of the collateral, if applicable.

Each U.S. Lender may assign to one or more U.S. Lenders or any other Person all or a portion of its interests, rights and obligations under this Agreement; provided, however, that (i) the aggregate amount of the Commitments of the assigning U.S. Lender subject to each such assignment shall in no event be less than US$5,000,000 and (ii) other than in the case of an assignment to another U.S. Lender (that is, at the time of the assignment, a party hereto) or to an Affiliate of such U.S. Lender or to a Federal Reserve Bank, the U.S. Administrative Agent and, so long as no Event of Default shall have occurred and be continuing, U.S. Borrower must both provide prior written consent, which consent shall not be unreasonably withheld. Each Canadian Lender may assign to one or more Canadian Lenders or any other Person all or a portion of its interests, rights and obligations under this Agreement; provided, however, that
(i) the aggregate amount of the Commitments of the assigning Canadian Lender subject to each such assignment shall in no event be less than C$5,000,000 and
(ii) other than in the case of an assignment to another Canadian Lender (that is, at the time of the assignment, a party hereto) or to an Affiliate of such Canadian Lender, the Canadian Administrative Agent and, so long as no Event of Default shall have occurred and be continuing, each Canadian Borrower must provide prior written consent, which consent shall not be unreasonably withheld. Norwegian Lender may assign to one or more Norwegian

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Lenders or any other Person all or a portion of its interests, rights and obligations under this Agreement; provided, however, that (i) the aggregate amount of the Commitments of the assigning Norwegian Lender subject to each such assignment shall in no event be less than NOK50,000,000 and (ii) other than in the case of an assignment to another Norwegian Lender (that is, at the time of the assignment, a party hereto) or to an Affiliate of such Norwegian Lender, the Norwegian Administrative Agent and, so long as no Event of Default shall have occurred and be continuing, Norwegian Borrower must provide prior written consent, which consent shall not be unreasonably withheld. As a condition precedent to any such assignment, the parties to each such assignment shall execute and deliver to the applicable Administrative Agent, for its acceptance an Assignment and Acceptance in the form of Exhibit G hereto (each an "Assignment and Acceptance") with blanks appropriately completed, together with any Note or Notes subject to such assignment and a processing and recording fee of US$5,000 paid by the assignee for the benefit of the applicable Administrative Agent (for which Borrowers will have no liability). Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) the Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto except in respect of provisions of this Agreement which survive payment of the Obligations and termination of the Commitments). Notwithstanding anything contained in this Agreement to the contrary, any Lender may at any time assign all or any portion of its rights under this Agreement and the other Loan Documents as collateral to a Federal Reserve Bank; provided that no such assignment shall release such Lender from any of its obligations hereunder.

By executing and delivering an Assignment and Acceptance, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the applicable assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant thereto; (ii) the applicable assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto; (iii) the applicable assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 6.2 hereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) the applicable assignee will, independently and without reliance upon any Administrative Agent, the applicable assignor or any other Lender and based on such

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documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) the applicable assignee appoints and authorizes U.S. Administrative Agent, Canadian Administrative Agent or Norwegian Administrative Agent, as the case may be, to take such action as Administrative Agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to such Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) the applicable assignee agrees that it will perform in accordance with their terms all obligations that by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

The entries in the records of each applicable Administrative Agent as to each Assignment and Acceptance delivered to it and the names and addresses of the Lenders and the Commitments of, and principal amount of the Obligations owing to, each Lender from time to time shall be conclusive, in the absence of manifest error, and Borrowers, Administrative Agents and the Lenders may treat each Person the name of which is recorded in the books and records of the applicable Administrative Agent as a Lender hereunder for all purposes of this Agreement and the other Loan Documents.

Upon the applicable Administrative Agent's receipt of an Assignment and Acceptance executed by an assigning Lender and the assignee thereunder, together with any Note or Notes subject to such assignment and the written consent to such assignment (to the extent consent is required), such Administrative Agent shall, if such Assignment and Acceptance has been completed with blanks appropriately filled, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in its records and (iii) give prompt notice thereof to the applicable Borrower. Within five Business Days after receipt of notice, the applicable Borrower, at its own expense, shall execute and deliver to the applicable Administrative Agent in exchange for the old Notes, new Notes payable to the order of such assignee in the appropriate amounts and, if the assigning Lender has retained Commitments hereunder, new Notes to the order of the assigning Lender in the appropriate amounts. Such new Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in the forms required hereunder.

Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.6, disclose to the assignee or participant or proposed assignee or participant, any information relating to any Borrower furnished to such Lender by or on behalf of any Borrower, subject to Section 11.18.

LIMITATION OF INTEREST. Borrowers and the Lenders intend to strictly comply with all applicable laws, including applicable usury laws (or the usury laws of any jurisdiction, including Canada and Norway, whose usury laws are deemed to apply to the Notes or any other Loan Documents. Accordingly, the provisions of this
Section 11.7 shall govern and control over every other provision of this Agreement or any other Loan Document which conflicts or is inconsistent with this Section, even if such provision declares that it controls. As used in this Section, the term "interest" includes the aggregate of all charges, fees, benefits or other compensation which constitutes interest under applicable law, provided that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be

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characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, in equal parts during the full term of the Obligations. In no event shall Borrowers or any other Person be obligated to pay, or any Lender have any right or privilege to reserve, receive or retain,
(a) any interest in excess of the maximum amount of nonusurious interest permitted under the applicable laws (if any) of the United States or of any other applicable jurisdiction, or (b) total interest in excess of the amount which such Lender could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of the Obligations at the Ceiling Rate. The daily interest rates to be used in calculating interest at the Ceiling Rate shall be determined to the extent provided by applicable law by dividing the applicable Ceiling Rate per annum by the number of days in the calendar year for which such calculation is being made. None of the terms and provisions contained in this Agreement or in any other Loan Document (including, without limitation, Section 9.1 hereof) which directly or indirectly relate to interest shall ever be construed without reference to this Section 11.7, or be construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the Ceiling Rate. If the term of any Obligation is shortened by reason of acceleration of maturity as a result of any Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason any Lender at any time, including but not limited to, the stated maturity, is owed or receives (and/or has received) interest in excess of interest calculated at the Ceiling Rate, then and in any such event all of any such excess interest shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to such Lender, it shall be credited pro tanto against the then-outstanding principal balance of the applicable Borrower's obligations to such Lender, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor.

SURVIVAL. The obligations of Borrowers under Sections 2.3(c), 2.3(d), 7.8, 11.3 and 11.4 hereof and all other obligations of Borrowers in any other Loan Document (to the extent stated therein), the obligations of each Issuer under the last sentence of Section 2.3(b)(iii) and the obligations of the Lenders under Section 10.5 and 11.7 hereof, shall, notwithstanding anything herein to the contrary, survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments and the Letters of Credit.

CAPTIONS. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Agreement by signing any such counterpart.

VENUE; GOVERNING LAW. This Agreement and (except as therein provided) the other Loan Documents are performable in Harris County, Texas, which shall be a proper place of venue for suit on or in respect thereof. Each Borrower irrevocably agrees that any legal proceeding in respect of this Agreement or the other Loan Documents shall be brought in the district courts of Harris County, Texas or the United States District Court for the Southern District of Texas, Houston Division (collectively, the "Specified Courts"). Each Borrower hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts of the State of Texas. Each Borrower hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document brought in any Specified Court, and hereby further irrevocably waives any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Each Borrower further (1) agrees to designate and maintain an agent for service of process in the State of Texas in connection with any such suit, action or proceeding upon request by any Administrative Agent and to deliver to Administrative Agents evidence thereof and (2) irrevocably consents to the service of process out of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by certified mail, return receipt requested, postage prepaid, to such Borrower at its address as provided in this Agreement or as otherwise provided by applicable law. Nothing herein shall affect the right of any Administrative Agent or any applicable Lender to commence legal proceedings or otherwise proceed against any Borrower in any jurisdiction or to serve process in any manner permitted by applicable law. Each Borrower agrees that a final judgment in any such action or proceeding shall be conclusive to the extent allowed by any applicable treaties under U.S., Canadian or Norwegian laws, as the case may be, and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. THIS AGREEMENT AND (EXCEPT AS THEREIN PROVIDED) THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA (IT BEING EXPRESSLY UNDERSTOOD AND AGREED THAT EACH LENDER SHALL BE ENTITLED TO THE BENEFITS OF ITS APPLICABLE FEDERAL LAW OF THE UNITED STATES OF AMERICA AND ITS OTHER APPLICABLE LAW WITH RESPECT TO USURY LAWS) FROM TIME TO TIME IN EFFECT; PROVIDED, HOWEVER, THAT, EXCEPT AS MAY BE REQUIRED UNDER APPLICABLE LAWS, THE USURY LAWS OF THE STATE OF TEXAS OR THE UNITED STATES OF AMERICA SHALL NOT APPLY TO ADVANCES MADE IN CANADA BY CANADIAN LENDERS TO CANADIAN BORROWER, BUT RATHER THE USURY LAWS OF THE PROVINCE OF ALBERTA AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN SHALL GOVERN IN SUCH CONTEXT AND THE USURY LAWS OF THE STATE OF TEXAS OR THE UNITED STATES OF AMERICA SHALL NOT APPLY TO ADVANCES MADE IN NORWAY BY NORWEGIAN LENDERS TO NORWEGIAN BORROWER, BUT RATHER THE USURY LAWS OF NORWAY APPLICABLE THEREIN SHALL GOVERN IN SUCH CONTEXT.

SEVERABILITY. Whenever possible, each provision of the Loan Documents shall be interpreted in such manner as to be effective and valid under applicable law. If any provision of any Loan Document shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions of such Loan Document shall not be affected or impaired thereby.

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
INTEREST ACT (CANADA). Whenever interest is calculated on the basis of a year of 360 or 365 days, for the purposes of the Interest Act (Canada), the yearly rate of interest which is equivalent to the rate payable hereunder is the rate payable multiplied by the actual number of days in the year and divided by 360 or 365, as the case may be. All interest will be calculated using the nominal rate method and not the effective rate method and the deemed reinvestment principle shall not apply to such calculations.

JUDGMENT CURRENCY. The obligation of each Borrower to make payments on any Obligation to the Lenders or to any Administrative Agent hereunder in any currency (the "first currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency (the "second currency") except to the extent to which such tender or recovery shall result in the effective receipt by the applicable Lender or the applicable Administrative Agent of the full amount of the first currency payable, and accordingly the primary obligation of each Borrower shall be enforceable as an alternative or additional cause of action for the purpose of recovery in the second currency of the amount (if any) by which such effective receipt shall fall short of the full amount of the first currency payable and shall not be affected by a judgment being obtained for any other sum due hereunder.

CONFLICTS BETWEEN THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. In the event of any conflict between the terms of this Agreement and the terms of any of the other Loan Documents, the terms of this Agreement shall control.

LIMITATION ON CHARGES; SUBSTITUTE LENDERS; NON-DISCRIMINATION. Anything herein notwithstanding:

No Borrower shall be required to pay to any Lender reimbursement with regard to any taxes, costs or expenses described herein, unless such Lender notifies the applicable Borrower of such taxes, costs or expenses within 90 days after the date paid or incurred;

none of the Lenders shall be permitted to pass through to any Borrower taxes, charges and costs described herein on a discriminatory basis (i.e., which are not also passed through by such Lender to other customers of such Lender similarly situated where such customer is subject to documents providing for such pass through); and

if any Lender elects to pass through to any Borrower any material taxes, charge or cost described herein or elects to terminate the availability of LIBOR Borrowings for any material period of time, the applicable Borrower may, within 60 days after the date of such event and so long as no Default shall have occurred and be continuing, elect to terminate such Lender as a party to this Agreement; provided that, concurrently with such termination such Borrower shall
(i) if Administrative Agents and each of the other Lenders shall consent, pay that Lender all principal, interest and fees and other amounts owed to such Lender through such date of termination (and concurrently herewith such Lender shall be released from all obligations with respect to Letter of Credit Liabilities and U.S. Swing Line Loans) or (ii) have arranged for another financial institution approved by Administrative Agents (such approval not to be unreasonably withheld) as of such date, to become a substitute Lender for all purposes under this Agreement in the manner provided in Section 11.6 (subject to the payment of all amounts due to the Lender being terminated); provided further that, prior to substitution for any Lender, the applicable Borrower shall have given written notice to Administrative Agents of such intention and the Lenders shall have the option, but no obligation, for a period of 60 days after receipt of such notice, to increase their Commitments in order to replace the affected Lender in lieu of such substitution.

MULTIPLE PERSONS COMPRISING CANADIAN BORROWER. The parties recognize and acknowledge that "Canadian Borrower" is comprised of more than one Person. All duties and obligations imposed on "Canadian Borrowers" hereunder or under any of the other Loan Documents shall be the joint and several duties and obligations of each Person comprising "Canadian Borrower", notwithstanding the manner in which any of such obligations shall be allocated among the Persons comprising "Canadian Borrowers" for the purposes of such Persons' internal records and accounts. Whenever this Agreement or any of the other Loan Documents requires the execution and delivery of any document or instrument by "Canadian Borrowers", such requirement may be satisfied by execution and delivery by any single one of the Persons comprising the applicable "Canadian Borrowers", and execution and delivery of any document or instrument by any single one of the Persons comprising "Canadian Borrowers" shall be binding upon each of the Persons comprising "Canadian Borrowers".

CONFIDENTIALITY. Each of the Administrative Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement;
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or purchaser of a participation pursuant to Section 11.6 hereof, any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Obligors; (g) with the consent of the Parent; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Parent or its Subsidiaries. In addition, the Administrative Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agents and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents. For the purposes of this Section, "Information" means all information received from any Obligor relating to such Obligor or its business, other than any such information that is available to any Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Obligor; provided that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

               [THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

                                NATIONAL-OILWELL, L.P.,
                                a Delaware limited partnership, as U.S. Borrower

                                By: Its Sole General Partner, NOW Oilfield Services, Inc., a Delaware corporation

                                         By:     /s/ Daniel L. Molinaro
                                         Name:
                                         Title:

                                NATIONAL-OILWELL CANADA LTD.,
                                an Alberta corporation, as a Canadian Borrower

                                By:     /s/ Daniel L. Molinaro
                                Name:
                                Title:

                                DRECO ENERGY SERVICES LTD.,
                                an Alberta corporation, as a Canadian Borrower


                                By:     /s/ Daniel L. Molinaro
                                Name:
                                Title:

                                NATIONAL OILWELL NORWAY HOLDINGS,
                                A.S., a Norwegian corporation,
                                as Norwegian Borrower

                                By:     /s/ Greg Laake
                                Name:   Gregory D. Laake
                                Title:  Managing Director
                                Address for Notices:

                                National-Oilwell, Inc.
                                10000 Richmond Ave.
                                Houston, Texas 77042
                                Attention: Mr. Daniel L. Molinaro
                                Telecopy No.: (713) 346-7958
                                with copies to:

                                Dreco Energy Services Ltd.
                                3620 93rd Street
                                5555 Calgary Trail
                                Edmonton, Alberta T6E 5NE CANADA
                                Attention: Mike Jamieson
                                Telecopy No.: (780) 944-3901

                                National-Oilwell Canada Ltd.
                                1100, 540 - 5th Ave. SW
                                Calgary, Alberta T2P 0M2 CANADA
                                Attention: Mr. Glen Arnelien
                                Telecopy No.: (403) 294-5299

                                and

                                National Oilwell Norway Holdings, A.S.

                                Lagervein 8
                                P.O. Box 8181
                                4069 Stavanger Norway
                                Attn: Mr. Greg Laake
                                Telecopy No.: 011-47-51-81-81-70

                                WELLS FARGO BANK TEXAS, NATIONAL
                                ASSOCIATION, as U.S. Administrative Agent, as a U.S. Lender, and as an Issuing Bank

US$30,000,000 - U.S. Facility   By:     /s/ T. Alan Smith
                                Name:   T. Alan Smith
                                Title:  Vice President



                                Address for Notices:

                                1000 Louisiana
                                3rd Floor
                                Houston, Texas 77002
                                Attention:   Alan Smith
                                Telecopy No.: (713) 319-1364

                                THE BANK OF NOVA SCOTIA,
                                as Canadian Administrative Agent,
                                as a U.S. Lender and as a Canadian Lender

US$5,000,000 - U.S. Facility    By:     /s/ Richard Lee
US$20,000,000 - Canadian        Name:   Richard Lee
Facility                        Title:  Managing Director


                                Address for Notices:

                                Scotia Capital - Corporate Banking
                                Oil, Gas & Pipelines
                                Suite 2000, Scotia Centre
                                700 Second Street S.W.
                                Calgary, Alberta T2P 2N7
                                Attention: Managing Director
                                Telecopy No.: 403-221-6497

                                DEN NORSKE BANK ASA,
                                as Norwegian Administrative Agent,
                                as a U.S. Lender and as a Norwegian Lender

US$5,000,000 - U.S. Facility    By:       /s/ Edward L. Mete
US$20,000,000 - Norwegian       Name:     Edward L. Mete
Facility                        Title:    Senior Vice President

                                By:       /s/ Hans Jorgen Ormar
                                Name:     Hans Jorgen Ormar
                                Title:    Vice President

                                Address for Notices:

                                200 Park Avenue, 31st Floor
                                New York, New York 10166-0396
                                Attention: Hans J. Ormar
                                Telecopy No.: 212-681-3900

                                COMERICA BANK-TEXAS
                                as a U.S. Lender

US$20,000,000 - U.S. Facility   By:       /s/ Mona M. Foch
                                Name:     Mona M. Foch
                                Title:    Senior Vice President


                                Address for Notices:

                                ________________________________________________
                                ________________________________________________
                                ________________________________________________
                                Attention:______________________________________
                                Telecopy No.:___________________________________

                                THE BANK OF NEW YORK,
                                as a U.S. Lender


US$20,000,000 - U.S. Facility   By:       /s/ Peter W. Keller
                                Name:     Peter W. Keller
                                Title:    Vice President


                                Address for Notices:


                                One Wall Street, 19th Floor
                                New York, NY 10286

                                Attention: Wynnette Williams
                                Telecopy No.: 212-635-7923

                                WACHOVIA BANK, NATIONAL ASSOCIATION,
                                as a U.S. Lender


US$20,000,000 - U.S. Facility   By:       /s/ James M. Kipp
                                Name:     James M. Kipp
                                Title:    Managing Director


                                Address for Notices:


                                Wachovia Securities, Inc.
                                1001 Fannin Street, Suite 2255
                                Houston, Texas 77002-6709
                                Attention: James M. Kipp
                                Telecopy No.: (713) 650-6354

                                BANK ONE, NA, (main office Chicago)
                                as a U.S. Lender


US$12,500,000 - U.S. Facility   By:       /s/ J. Charles Freel, Jr.
                                Name:     J. Charles Freel, Jr.
                                Title:    Director, Capital Markets


                                Address for Notices:

                                ________________________________________________
                                ________________________________________________
                                ________________________________________________
                                Attention:______________________________________
                                Telecopy No.:___________________________________

                                BARCLAYS BANK PLC,
                                as a U.S. Lender


US$12,500,000 - U.S. Facility   By:       /s/ Nicholas Bell
                                Name:     Nicholas Bell
                                Title:    Director


                                Address for Notices:


                                222 Broadway
                                New York, NY  10038
                                Attention: Christina Batiz, 11th Floor
                                Telecopy No.: 212-412-5306

                                SOUTHWEST BANK OF TEXAS, N.A.,
                                as a U.S. Lender


US$10,000,000 - U.S. Facility   By:       /s/ Randall L. Walker
                                Name:     Randall L. Walker
                                Title:    Senior Vice President

                                Address for Notices:


                                4400 Post Oak Parkway
                                Houston, TX  77027
                                Attention: Randall L. Walker
                                Telecopy No.: 713-232-5925

                                THE BANK OF NOVA SCOTIA,
                                as a U.S. Lender

US$5,000,000 - U.S. Facility    By:       /s/N. Bell
                                Name:     N. Bell
                                Title:    Senior Manager Loan Operations

                                Address for Notices:

                                The Bank of Nova Scotia
                                600 Peachtree Street N.E.
                                Atlanta, GA
                                Attention: Anthony Millington
                                Telecopy No.: 404-888-8998